The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-235793
SUBJECT TO COMPLETION
Preliminary Prospectus Supplement dated August 29, 2022
PROSPECTUS SUPPLEMENT
(to Prospectus dated April 28, 2020)
$
Tellurian Inc.
           Units, with Each Unit Consisting of
$1,000 Principal Amount of 11.25% Senior Secured Notes due 2027 and
75 Warrants, Each of which Entitles the Holder to Purchase One Share of Common Stock
We are offering           units (the “units”), with each unit consisting of $1,000 principal amount of our 11.25% Senior Secured Notes due 2027 (collectively, the “notes”) and 75 warrants, each of which entitles the holder thereof to purchase one share of our common stock, subject to adjustment as described in this prospectus supplement (each, a “warrant” and collectively, the “warrants,” and together with the units and the notes, the “securities”). This prospectus supplement also covers up to         shares of our common stock issuable from time to time upon exercise of the warrants. Each unit will be sold at an offering price of $      per unit, which represents an original issue discount of     % for the units.
The notes will bear interest at a rate of 11.25% per annum, payable semiannually in arrears on           and            of each year, beginning on            , 2023. The notes will mature on            , 2027.
We may, at our option, redeem all or a portion of the notes at any time on or after            , 2025 at the redemption prices set forth in this prospectus supplement. We may also redeem up to 35% of the aggregate principal amount of the notes before                 , 2025 with an amount of cash not greater than the net proceeds that we raise in certain equity offerings at a redemption price equal to 111.25% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any. In addition, prior to            , 2025, we may redeem some or all of the notes at a price equal to 100% of the principal amount thereof, plus a “make-whole” premium, plus any accrued and unpaid interest, if any. Please see “Description of Notes — Optional Redemption” for additional information. If we experience certain kinds of changes of control accompanied, in certain instances, by a rating decline, holders of the notes may require us to repurchase their notes at 101% of the principal amount of the notes, plus accrued and unpaid interest. Please see “Description of Notes — Repurchase at the Option of Holders — Change of Control” for additional information. The notes will not be redeemable at the Company’s option prior to their separation from the units.
Our obligations under the notes will be secured by a pledge of the equity interests in our indirect wholly owned subsidiary Driftwood LNG Holdings LLC (“Driftwood Holdings”). We refer to this pledge as the “Driftwood pledge.” Driftwood Holdings owns, directly or indirectly, the assets relating to the Driftwood Project (as defined herein). The notes will not be guaranteed by any of our subsidiaries.
The notes will be our senior secured obligations and will rank equally in right of payment with all of our other senior indebtedness and senior in right of payment to any of our indebtedness that is expressly subordinated to the notes; provided that the notes will be effectively senior to any of our other indebtedness to the extent of the value of the Driftwood pledge. The notes will be effectively junior in right of payment to any indebtedness that is secured by assets other than the collateral for the notes to the extent of the value of the assets securing such indebtedness and structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries, including any future debt or project financing for the Driftwood Project. As of the date of this prospectus supplement, our only outstanding senior unsecured indebtedness is our approximately $57.7 million of 8.25% Senior Notes due 2028 and our only outstanding senior secured indebtedness is our approximately $500 million of 6.00% Senior Secured Convertible Notes due 2025 that are secured by a pledge of the equity interests in our subsidiary Tellurian Production Holdings LLC (“Tellurian Production Holdings”). Tellurian Production Holdings owns all of our upstream oil and gas assets.
The warrants have an exercise price of $      per share (which is equal to 120% of the trailing 30-day volume-weighted average price of our common stock as of the date of pricing of this offering), are exercisable immediately upon detachment from the units (as described below) and will expire five years from the date of issuance. The exercise price of the warrants will be subject to customary anti-dilution adjustments as described herein.
There is presently no public market for the units, notes or warrants. Neither the units nor the notes will be listed for trading on any national securities exchange. We have applied to list the warrants being offered in this offering on the NYSE American; however, the warrants may not be traded separately from the notes until approximately the 60th day following the date of this prospectus supplement. Accordingly, until such date, the securities sold in this offering may be traded only as units.
B. Riley Financial, Inc. and/or its affiliates have indicated an interest in purchasing units in this offering at the public offering price. However, indications of interest are not binding agreements or commitments to purchase, and such persons may determine to purchase fewer units than they have indicated an interest in purchasing or may determine not to purchase any units in this offering. In addition, the underwriter could determine to sell fewer units to B. Riley Financial, Inc. and/or its affiliates than such persons indicate an interest in purchasing or could determine not to sell any units to such persons.
Our common stock is listed on the NYSE American under the symbol “TELL.” The last reported sale price of our common stock on the NYSE American on August 26, 2022 was $4.50 per share.
Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page S-12 of this prospectus supplement and in the documents we incorporate by reference into this prospectus supplement to read about important facts you should consider before buying the securities.
	Per Unit	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us(1)	$	$

(1)
See “Underwriting” on page S-90 of this prospectus supplement for a description of all underwriting compensation payable in connection with this offering.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriter expects that delivery of the units will be made to investors in book-entry form through The Depository Trust Company on or about          , 2022, subject to satisfaction of customary closing conditions.
Sole Book-running Manager
B. Riley Securities
Prospectus Supplement dated          , 2022

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. We provide information to you about the issuance and sale of the units offered hereby in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding the issuance and sale of the units offered hereby and (2) the accompanying base prospectus, which provides general information regarding us, our securities, and other information, some of which may not apply to the issuance and sale of the units offered hereby. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document incorporated by reference in this prospectus supplement having a later date, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.
You should read this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with the issuance and sale of the units offered hereby before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We have not, and the underwriter has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with the issuance and sale of the units offered hereby. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
We are not, and the underwriter is not, making an offer to sell nor a solicitation of an offer to buy our securities in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with the issuance and sale of the units offered hereby is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with the issuance and sale of the units offered hereby is accurate as of any date other than the respective dates thereof.
In this prospectus supplement, references to “Tellurian,” the “Company,” “we,” “us” or “our” refer to Tellurian Inc. and its subsidiaries, unless the context suggests otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we file annual, quarterly, and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov and at our website at http://www.tellurianinc.com. However, information on our website will not be considered a part of this prospectus supplement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 23, 2022;

•
the information in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2022 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 filed with the SEC on May 4, 2022 and August 3, 2022, respectively;

•
our Current Reports on Form 8-K filed with the SEC on January 6, 2022, April 7, 2022, May 16, 2022, June 3, 2022, June 8, 2022 and July 13, 2022 (excluding the portions of such documents not deemed to be filed); and

•
the description of our common stock contained in our Current Report on Form 8-K filed with the SEC on June 26, 2013, as superseded by subsequent amendments and reports filed for the purpose of updating such description.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying base prospectus and shall be a part hereof from the date of filing of such reports and documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.
We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to those documents. You may request a copy of those filings at no cost by writing or telephoning our corporate secretary at the following address, telephone number, facsimile number and e-mail address:

Tellurian Inc.
Attention: Corporate Secretary
1201 Louisiana Street, Suite 3100
Houston, Texas 77002
Telephone No.: (832) 962-4000
Facsimile No.: (832) 962-4055
E-mail: CorpSec@tellurianinc.com
Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus supplement.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
The information in this prospectus supplement, including information in documents incorporated by reference in this prospectus supplement, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “proposed,” “should,” “will,” “would” and similar terms, phrases and expressions are intended to identify forward-looking statements. These forward-looking statements relate to, among other things:
•
our businesses and prospects and our overall strategy;

•
planned or estimated costs or capital expenditures;

•
availability of liquidity and capital resources;

•
our ability to obtain financing as needed and the terms of financing transactions, including for the Driftwood Project;

•
revenues and expenses;

•
progress in developing our projects and the timing of that progress;

•
future values of the Company’s projects or other interests, operations or rights; and

•
government regulations, including our ability to obtain, and the timing of, necessary governmental permits and approvals.

Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. These risks and uncertainties are described in the “Risk Factors” sections of this prospectus supplement and our filings with the SEC incorporated by reference in this prospectus supplement and include such factors as:
•
the uncertain nature of demand for and price of natural gas and liquefied natural gas (“LNG”);

•
risks related to shortages of LNG vessels worldwide;

•
technological innovation which may render our anticipated competitive advantage obsolete;

•
risks related to a terrorist or military incident involving an LNG carrier;

•
changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs and liabilities;

•
governmental interventions in the LNG industry, including increases in barriers to international trade;

•
uncertainties regarding our ability to maintain sufficient liquidity and attract sufficient capital resources to implement our projects;

•
our limited operating history;

•
our ability to attract and retain key personnel;

•
risks related to doing business in, and having counterparties in, foreign countries;

•
our reliance on the skill and expertise of third-party service providers;

•
the ability of our vendors, customers and other counterparties to meet their contractual obligations;

•
risks and uncertainties inherent in management estimates of future operating results and cash flows;

•
our ability to maintain compliance with our debt arrangements;

•
changes in competitive factors, including the development or expansion of LNG, pipeline and other projects that are competitive with ours;

•
development risks, operational hazards and regulatory approvals;

•
our ability to enter into and consummate planned financing and other transactions;

•
risks related to pandemics or disease outbreaks;

•
risks of potential impairment charges and reductions in our reserves; and

•
risks and uncertainties associated with litigation matters.

The forward-looking statements in this prospectus supplement speak as of the date hereof. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement (including Annex A), the accompanying base prospectus and any related free writing prospectus carefully, including the information referred to in the section entitled “Risk Factors” beginning on page S-12 of this prospectus supplement, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus is a part.
Our Business
We are a Houston-based company that is developing and plans to operate a portfolio of natural gas, LNG marketing, and infrastructure assets that includes an LNG terminal facility (the “Driftwood terminal”), an associated pipeline (the “Driftwood pipeline”), other related pipelines, and upstream natural gas assets (collectively referred to as the “Business”). The Driftwood terminal and the Driftwood pipeline are collectively referred to as the “Driftwood Project.” As of June 30, 2022, our existing natural gas assets consisted of 14,876 net acres and interests in 84 producing wells located in the Haynesville Shale trend of northern Louisiana. Our Business may be developed in phases.
As part of our execution strategy, which includes increasing our asset base, we will consider various commercial arrangements with third parties across the natural gas value chain. We are also pursuing activities such as direct sales of LNG to global counterparties, trading of LNG, the acquisition of additional upstream acreage and drilling of new wells on our existing or newly acquired upstream acreage. In 2021, we entered into four LNG sale and purchase agreements with three purchasers unrelated to the Company, completing the planned sales for plants one and two of the Driftwood terminal (“Phase 1”). We are currently focused on the financing and construction of the Driftwood terminal and continuing to expand our upstream activities.
We continue to evaluate the scope and other aspects of our Business in light of the evolving economic environment, needs of potential counterparties and other factors. How we execute our Business will be based on a variety of factors, including the results of our continuing analysis, changing business conditions and market feedback.
Recent Developments
In July 2022, we entered into a purchase and sale agreement (the “Acquisition Agreement”) to acquire approximately 5,000 net acres, 44 producing wells and related assets in the Haynesville Shale trend for approximately $125 million in cash, subject to customary closing conditions and purchase price adjustments (the “Acquisition”). In August 2022, we closed the Acquisition. We will pay an additional $7.5 million to the sellers if the average NYMEX Henry Hub settlement price for natural gas for the eight contract months beginning August 2022 and ending March 2023 is greater than a specified threshold. Under the Acquisition Agreement, the Acquisition was given economic effect as of August 1, 2022. The acquired assets have current net production of approximately 45 million cubic feet per day.
The Acquisition Agreement contains various representations, warranties, covenants, and indemnification obligations of us and the sellers that are customary in transactions of this type. A copy of the Acquisition Agreement is included as an exhibit to our Current Report on Form 8-K filed with the SEC on July 13, 2022 and is incorporated by reference into this prospectus supplement. The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Our Company
The Company was founded in 1957 and incorporated in Delaware in 1967 as Magellan Petroleum Corporation. We changed our corporate name to Tellurian Inc. shortly after completing a merger transaction with Tellurian Investments Inc., a Delaware corporation, in February 2017. Our common stock is listed on the NYSE American. It currently trades under the ticker symbol “TELL.”
Our principal executive offices are located at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002, and our telephone number is (832) 962-4000. We maintain a website at http://www.tellurianinc.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase the units offered hereby.

THE OFFERING
The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying base prospectus.
Issuer
Tellurian Inc.
The Units
Units
          units, with each unit consisting of $1,000 principal amount of our 11.25% Senior Secured Notes due 2027 and 75 warrants, each of which entitles the holder thereof to purchase one share of our common stock, subject to adjustment as described in this prospectus supplement.
Offering Price
$      per unit.
The Notes
Interest Rate
11.25% per annum.
Interest Payment Dates
               and               , commencing on               , 2023.
Maturity Date
          , 2027.
Security
The notes will be secured by the Driftwood pledge, which is a pledge of the equity interests in our indirect wholly owned subsidiary Driftwood Holdings, which owns, directly or indirectly, the assets relating to the Driftwood Project.
Ranking
The notes will be our senior secured obligations and will rank equally in right of payment with all of our other senior indebtedness and senior in right of payment to any of our indebtedness that is expressly subordinated to the notes; provided that the notes will be effectively senior to any of our other indebtedness to the extent of the value of the Driftwood pledge. The notes will be effectively junior in right of payment to any indebtedness that is secured by assets other than the collateral for the notes to the extent of the value of the assets securing such indebtedness and structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries, including any future debt or project financing for the Driftwood Project. As of the date of this prospectus supplement, our only outstanding senior unsecured indebtedness is our approximately $57.7 million of 8.25% Senior Notes due 2028 and our only outstanding senior secured indebtedness is our approximately $500 million of 6.00% Senior Secured Convertible Notes due 2025 that are secured by a pledge of the equity interests in our subsidiary Tellurian Production Holdings. Tellurian Production Holdings owns all of our upstream oil and gas assets.
Optional Redemption
At any time prior to               , 2025, we may redeem up to 35% of the aggregate principal amount of the notes issued under the indenture with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 111.25% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, if at least 65% of the aggregate principal amount of the notes issued under the indenture remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.

At any time prior to               , 2025, we may, on any one or more occasions, redeem all or a part of the notes at a redemption price equal to 100% of the principal amount of the notes redeemed, plus a “make-whole” premium and any accrued and unpaid interest to the date of redemption.
On and after               , 2025, we may redeem the notes, in whole or in part, at the redemption prices set forth under “Description of Notes — Optional Redemption.”
The notes will not be redeemable at the Company’s option prior to their separation from the units.
Change of Control Triggering Event
If we experience certain kinds of change of control accompanied, in certain instances, by a rating decline, each holder of the notes may require us to repurchase all or a portion of its notes for cash at a price equal to 101% of the aggregate principal amount of such notes, plus any accrued and unpaid interest, if any, to the date of repurchase. See “Description of Notes — Repurchase at the Option of Holders — Change of Control.”
Certain Covenants
The indenture governing the notes will contain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:
•
incur additional indebtedness;

•
incur liens;

•
make certain investments;

•
enter into transactions with affiliates;

•
sell assets;

•
make restricted payments;

•
restrict dividends or other payments that can be made by our subsidiaries; and

•
amalgamate, merge, consolidate or sell all or substantially all of our assets and the assets of our restricted subsidiaries on a consolidated basis.

These covenants are subject to important exceptions and qualifications. See “Description of Notes — Certain Covenants” and “Description of Notes — Repurchase at the Option of Holders — Asset Sales.”
The Warrants
The warrants will have an exercise price of $      per share (which is equal to 120% of the trailing 30-day volume-weighted average price of our common stock as of the date of pricing of this offering), will be exercisable immediately upon detachment from the units and will expire five years from the date of issuance. The exercise price of the warrants will be subject to customary anti-dilution adjustments as discussed in “Description of the Warrants.”
Shares of Common Stock Issuable upon Exercise of the
Warrants
         shares of our common stock, subject to customary adjustments upon the split or combination of our common stock and certain similar events as discussed in “Description of the Warrants.”

The Offering Generally
Absence of Established Market for the Units, Notes or Warrants
There is presently no public market for the units, notes or warrants. Neither the units nor the notes will be listed for trading on any national securities exchange. We have applied to list the warrants being offered in this offering on the NYSE American; however, the warrants may not be traded separately from the notes until approximately the 60th day following the date of this prospectus supplement. Accordingly, until such date, the securities sold in this offering may be traded only as units. See “Underwriting.”
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $      million after deducting the underwriter’s discount and commissions and estimated offering expenses. We intend to use the net proceeds from this offering by contributing them to the Driftwood Project entities to support the construction of the Driftwood Project. See “Use of Proceeds.”
Risk Factors
You should consider all of the information contained in and incorporated by reference into this prospectus supplement before making an investment in the securities. In particular, you should consider the factors described under “Risk Factors” beginning on page S-12 as well as the other cautionary statements throughout this prospectus supplement, for a discussion of factors you should carefully consider before deciding to invest in the securities.

SUMMARIZED COMBINED FINANCIAL INFORMATION REGARDING DRIFTWOOD HOLDINGS AND AFFILIATES
The Notes will be collateralized by a pledge of the equity interests in our indirect wholly owned subsidiary Driftwood Holdings. The following unaudited summarized combined financial information of Driftwood Holdings and its affiliates has been prepared and presented pursuant to Rule 13-02 under SEC Regulation S-X “Affiliates whose securities collateralize securities registered or being registered.” Accordingly, it does not include all of the information and footnotes required by generally accepted accounting principles in the United States of America (“GAAP”) for complete financial statements and should be read in conjunction with the consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2021. Dollar amounts in the table below are presented in thousands.
	As of June 30, 2022	As of December 31, 2021
Current assets	$3,000	$—
Non-current assets	302,782	213,883
Total assets	$305,782	$213,883
Current liabilities	7,595	2,840
Non-current liabilities	50,034	50,103
Total liabilities	$57,629	$52,943
	Six months ended June 30, 2022	Twelve months ended December 31, 2021
Revenues	$—	$—
Operating costs and expenses	37,800	42,040
Loss from operations	$37,800	$42,040
Total non-operating expenses	1,990	5,129
Net loss	$39,790	$47,169
	As of June 30, 2022	As of December 31, 2021
Due to registrant and affiliates(1)	$248,154	$160,940

(1)
Contributions net of accumulated losses.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth below and in the “Risk Factors” sections of the documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus. If any of the events described in such “Risk Factors” disclosures occurs or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.
Risks Relating to the Notes
Servicing the notes will require a significant amount of cash, and we may not have sufficient cash to pay our obligations under the notes.
Our ability to make scheduled payments of principal or to pay interest on or to refinance the notes and our other debt agreements depends on our future performance, which is subject to economic, financial, competitive and other factors, some of which are beyond our control. Our current operations do not generate sufficient cash flow from operations to satisfy our obligations under the notes and our other debt agreements in full upon maturity. We may need to obtain additional financing in order to pay the principal and interest on the notes when due, and our ability to do so will depend on the capital markets and our financial condition at such time. We may not be able to obtain the capital necessary to refinance the notes on attractive terms or at all. As of June 30, 2022, after giving effect to this offering, we would have had $      in outstanding indebtedness.
We anticipate using the proceeds of this offering to fund a portion of the construction costs for Phase 1 of the Driftwood Project, and believe that the increased scope of our operations that will occur when the project is complete will enhance our ability to meet our obligations under the notes and our other debt agreements. However, the proceeds of this offering and our cash on hand will not be sufficient to complete construction of Phase 1. We currently estimate that the costs for Phase 1 and related pipelines will total approximately $12.8 billion. This estimate is subject to change and may be increased.
Accordingly, our ability to pay principal and interest when due on the notes will depend to a significant degree on our ability to obtain the additional financing necessary to complete Phase 1 on acceptable terms, and there is no guarantee that we will be able to do so on acceptable terms or at all.
While the terms of the indenture under which the notes will be issued and our other existing debt instruments restrict us and our subsidiaries from incurring additional debt, these restrictions include exceptions that will allow us and our subsidiaries to incur additional debt. If additional debt is issued, the risks related to the notes described in this section could intensify.
The notes are effectively subordinated to our existing secured debt to the extent of the value of the collateral securing such debt and any liabilities of our subsidiaries.
The notes will be effectively junior in right of payment to any indebtedness that is secured by assets other than the collateral for the notes to the extent of the value of the assets securing such indebtedness, including our 6.00% Senior Secured Convertible Notes due 2025, and structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries, including any future debt or project financing for the Driftwood Project. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure other debt will be available to pay obligations on the notes only after such secured debt has been repaid in full from those assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes will not eliminate our ability to incur additional senior debt or secured debt or the ability of our subsidiaries to incur additional liabilities. We are actively considering a variety of potential financing transactions in connection with the development of the Driftwood Project and related activities, including transactions that would involve the issuance of equity or equity-linked securities and secured or unsecured indebtedness. Some of these transactions may result in the notes being subordinated to new indebtedness of ours or one or more of our subsidiaries or the issuance or potential issuance of common stock that may dilute the value of the shares of common stock issued upon exercise of the warrants or may have other potentially adverse effects on the holders of the notes or the warrants.

As of June 30, 2022, our total consolidated indebtedness as reflected on our balance sheet was approximately $543.9 million (net of unamortized deferred financing costs of approximately $13.8 million), of which an aggregate of approximately $54.9 million was senior unsecured indebtedness and approximately $489.0 million was senior secured indebtedness. As of June 30, 2022, our subsidiaries had approximately $138.8 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and any unknown commitments of such subsidiaries) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes and the use of proceeds therefrom, our total consolidated indebtedness would have been approximately $      million at that date.
Covenants in the indentures governing the notes and our 6.00% Senior Secured Convertible Notes due 2025 currently impose, and future financing agreements may impose, significant operating and financial restrictions.
The indentures governing the notes and our 6.00% Senior Secured Convertible Notes contain restrictions, and future financing agreements may contain additional restrictions, on our activities, including covenants that restrict our and our restricted subsidiaries’ ability to:
•
incur additional debt;

•
pay dividends on, redeem or repurchase stock;

•
create liens;

•
make specified types of investments;

•
apply net proceeds from certain asset sales;

•
engage in transactions with our affiliates;

•
merge or consolidate;

•
restrict dividends or other payments from restricted subsidiaries;

•
sell equity interests of restricted subsidiaries; and

•
sell, assign, transfer, lease, convey or dispose of assets.

The restrictions contained in our debt agreements may prevent us from taking actions that we believe would be in our best interest, and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. We may also incur future debt obligations that might subject us to additional restrictive covenants that could affect our financial and operational flexibility.
The notes will mature after a substantial portion of our other debt.
The notes will mature on                 , 2027. Our 6.00% Senior Secured Convertible Notes will mature on May 1, 2025. Therefore, in the absence of certain change of control or other transactions pursuant to which we are required to offer to repurchase the notes or our election to redeem the notes, we will be required to repay the holders of our 6.00% Senior Secured Convertible Notes before we are required to repay a portion of the interest due on, and the principal of, the notes. As a result, we may not have sufficient cash to repay all amounts owing on the notes at maturity. There can be no assurance that we will have the ability to borrow or otherwise raise the amounts necessary to repay or refinance such amounts.
If we are unable to comply with the restrictions and covenants in our debt agreements, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and would impact our ability to make principal and interest payments on the notes.
Any default under the agreements governing our indebtedness, and the remedies sought by the holders of any such indebtedness, could make us unable to pay principal and interest on the notes and substantially decrease the market value of the units, the notes and the warrants. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness.
In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. We cannot assure you that we will be granted waivers or amendments to our debt agreements if for any reason we are unable to comply with these agreements, or that we will be able to refinance our debt on terms acceptable to us, or at all.
We may not be able to repurchase the notes upon a change of control triggering event as required by the indenture governing the notes.
Upon the occurrence of certain kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, unless all notes have been previously called for redemption. The holders of our 6.00% Senior Secured Convertible Notes due 2025 have a similar right, and other debt securities that we may issue in the future that rank equally in right of payment with the notes may have similar rights as well. Our failure to purchase tendered notes would constitute an event of default under the indenture governing the notes, which in turn would constitute an event of default under the indenture governing the 6.00% Senior Secured Convertible Notes. Therefore, it is possible that we may not have sufficient funds at the time of the change of control triggering event to make the required repurchase of notes, and we may not be able raise such funds on acceptable terms or at all. The repurchase requirements may also delay or make it more difficult for others to obtain control of us. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture. See “Description of Notes — Repurchase at the Option of Holders — Change of Control.”
Following a sale of a substantial amount of our assets, you may not be able to determine if a change of control that may give rise to a right to have the notes repurchased has occurred.
The definition of change of control in the indenture governing the notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.
U.S. federal and state fraudulent transfer laws may permit a court to void, subordinate or limit the notes, and, if that occurs, you may not receive any payments on the notes or may be required to return payments received on the notes.
U.S. federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the grant of collateral securing the notes could be voided, subordinated or limited as a fraudulent transfer or conveyance if we (i) issued the notes with the intent of hindering, delaying or defrauding creditors, or (ii) received less than reasonably equivalent value or fair consideration in return for issuing the notes and, in the case of clause (ii) only, one of the following is also true at the time thereof:
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we were insolvent or rendered insolvent by reason of the issuance of the notes;

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the issuance of the notes left us with an unreasonably small amount of capital or assets to carry on our business;

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we intended to, or believed that we would, incur debts beyond our ability to pay as they mature; or

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we were a defendant in an action for money damages, or had a judgment for money damages docketed against us if, in either case, after final judgment, the judgment is unsatisfied.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied.

We cannot be certain as to the standards a court would use to determine whether or not we were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes would be subordinated to our other debt. In general, however, a court would deem an entity insolvent if:
•
the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•
it could not pay its debts as they became due.

If a court were to find that the issuance of the notes or the grant of security was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or subordinate or limit the notes to presently existing and future indebtedness of ours. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.
Finally, as a court of equity, a bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination, if the court determines that (i) the holder of notes engaged in some type of inequitable conduct, (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of notes and (iii) equitable subordination is not inconsistent with the provisions of the bankruptcy code.
The price of the notes may be volatile, which could affect the value of your investment.
It is impossible to predict whether the price of the notes will rise or fall. Trading prices of the notes will be influenced by our operating results and prospects and by economic, financial, regulatory and other factors. General market conditions, including the level of, and fluctuations in, the prices of high yield notes, will also have an impact on the trading prices of the notes.
We face risks related to rating agency downgrades.
If any rating agency rating the notes subsequently reduces its rating, the market price of the notes would be adversely affected. In addition, if any of our other outstanding debt is subsequently downgraded or not rated, raising capital will become more difficult, borrowing costs under future borrowings may increase and the market price of the notes may decrease.
The rights of noteholders in the collateral may be adversely affected by the failure to perfect security interests in the collateral.
Applicable law requires that a security interest in certain intangible assets can only be properly perfected and its priority retained only if certain actions are taken. The liens on the equity securing obligations under the notes may not be perfected if the requisite action to perfect or maintain such liens has not been taken. The inability or failure to take all such actions may result in a defect in the perfection, or the loss or extinguishment of the priority, of the security interest for the benefit of the noteholders to which they would have been otherwise entitled.
Rights of holders of notes in the collateral may be adversely affected by bankruptcy proceedings.
The right of the collateral agent for the notes to dispose of equity in Driftwood Holdings upon acceleration is likely to be significantly impaired by federal bankruptcy law if one or more bankruptcy case(s) is/are commenced by or against Driftwood Holdings, Tellurian, or their affiliates (including any other entity directly owning the equity interests in Driftwood Holdings) prior to or possibly even after the collateral agent has disposed of the collateral. Under the U.S. Bankruptcy Code, assuming Driftwood Holdings, Tellurian, and/or one or more of their affiliates (including any other entity directly owning the equity interests in Driftwood Holdings) is a debtor in bankruptcy, a secured creditor, such as the collateral agent for the notes, may be prohibited from disposing of security without bankruptcy court approval. Moreover, bankruptcy law generally permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments, the right to receive such payments, or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent could dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in any such bankruptcy case, the holders of the notes will generally be secured only to the extent of the value of the debtor’s interest in the equity in Driftwood Holdings; if the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have unsecured claims as to the difference. Any claim with respect to the equity in Driftwood Holdings is also subordinate to the claims of creditors of Driftwood Holdings itself and its subsidiaries. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, and attorneys’ fees for unsecured claims during the debtor’s bankruptcy case.
The security over the collateral will not be granted directly to the holders of the notes.
The security interests in the collateral that will secure the obligations under the notes will not be granted directly to the holders of such indebtedness but will be granted only in favor of the collateral agent on behalf of the holders of the notes. As a consequence, the holders of the notes may not be entitled to take enforcement action in respect of the collateral, except through the collateral agent.
The collateral securing the notes has not been appraised, and it may not be sufficient to satisfy our obligations under the notes.
The collateral has not been appraised in connection with this offering. The aggregate book value of the property that would constitute part of the collateral may differ from the value if it were appraised. The fair market value of such collateral is subject to fluctuations based on factors that include, among others, the condition of the industry in which we operate, our ability to implement our business strategy, the ability to sell such collateral in an orderly sale, general economic conditions and similar factors. The amount to be received upon a sale of such collateral would be dependent on numerous factors, including but not limited to the actual fair market value of such collateral at such time and the timing and the manner of the sale. By its nature, portions of such collateral may be illiquid and may have no readily ascertainable market value. Likewise, there can be no assurance that such collateral will be saleable, or, if saleable, that there will not be substantial delays in its liquidation. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of such collateral will be sufficient to pay our obligations under the notes.
The notes are only secured by the Driftwood pledge and are not secured by our other assets, including any assets owned by Driftwood Holdings.
The notes will be effectively junior to any indebtedness that is secured by assets other than the collateral for the notes to the extent of the value of the assets securing such indebtedness and structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries, including any future debt or project financing for the Driftwood Project. The notes are only secured by the Driftwood pledge. We will not be required to take steps to perfect liens on other assets. In addition, the indenture will permit liens in favor of third parties to secure additional debt under certain circumstances, including purchase money debt. As of June 30, 2022, we had $500.0 million aggregate principal amount of debt outstanding that is secured by a pledge of our equity interests in Tellurian Production Holdings, a subsidiary that holds our upstream oil and gas assets. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the collateral will be sufficient to pay our obligations under the notes.
Absent the occurrence and continuance of an event of default under the indenture governing the notes, we have control over the collateral (consisting of the Driftwood pledge), and the sale of particular assets by Driftwood Holdings could reduce the value of the equity interests of Driftwood Holdings pledged to secure the notes.
Absent the occurrence and continuance of any event of default under the indenture governing the notes, the indenture and the security documents relating to the collateral allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the notes. Subject to the limitations in the indenture governing the notes and our other outstanding debt, we may sell or dispose of certain of our assets, which could decrease the value of the collateral securing the notes.
Risks Relating to the Warrants
Volatility in the market price and trading volume of our common stock could adversely impact the value of the warrants.
The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the market value or trading price of the warrants. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the warrants as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the market value or the trading price of the notes.
Future sales of our common stock or equity-linked securities in the public market could lower the market price for our common stock and adversely impact the value of the warrants.
We have sold a significant amount of common stock in our ongoing efforts to develop our Business and expect to continue to do so going forward. In addition, a substantial number of shares of our common stock is reserved for issuance upon, among other things, the exercise or vesting of compensatory equity awards and upon conversion of our 6.00% Senior Secured Convertible Notes due 2025. We cannot predict the size of future stock or equity-linked issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the market value or trading price of the warrants and the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities.
Holders of warrants will not be entitled to any rights with respect to our common stock, but they will be subject to all changes made with respect to them.
Holders of warrants will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the exercise of the warrants, but holders of warrants will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our amended and restated certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the issuance of shares upon exercise of a warrant, such warrant holder will not be entitled to vote on the amendment but will nevertheless be subject to any resulting changes affecting our common stock.

The warrants are speculative in nature.
The warrants offered hereby do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date on which the warrants are separated from the units that are sold as part of this offering, holders of the warrants may acquire the common stock issuable upon exercise of such warrants at an exercise price of $      per share (which is equal to 120% of the 30-thirty day volume-weighted average price of our common stock as of the date of pricing of this offering). Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.
Upon exercise of the warrants, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your warrant but before we issue the underlying shares.
A holder of warrants who elects to exercise the warrants will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders the warrant for exercise until the date we issue the underlying shares. If the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected.
The exercise price of the warrants may not be adjusted for all dilutive events.
The exercise price of the warrants is subject to adjustment for certain events, including, but not limited to, stock splits, stock subdivisions, stock combinations, stock reclassifications and the issuance of certain cash and non-cash dividends or distributions on our common stock. However, the exercise price will not be adjusted for other events, such as dilutive equity issuances, that may adversely affect the market value or trading price of the warrants or our common stock. An event that adversely affects the value of the warrants may occur that does not result in an adjustment to the exercise price.
Significant holders or beneficial holders of our common stock may not be permitted to exercise warrants that they hold.
Holders of the warrants will not be entitled to exercise any portion of any warrant which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed a specified percentage of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. Furthermore, the warrants are not exercisable prior to their detachment from the units. As a result, you may not be able to exercise your warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your warrants to realize value, but you may be unable to do so in the absence of an established trading market for the warrants.
Non-U.S. holders of warrants or of our common stock received upon exercise of warrants, in certain situations, could be subject to U.S. federal income tax upon sale, exchange or disposition of warrants or our common stock received upon exercise of warrants.
It is possible that we may become a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes if it is determined, at any time, that the fair market value of our assets that consist of “United States real property interests,” as defined in the U.S. Internal Revenue Code of 1986, as amended, and applicable Treasury regulations, constitute at least 50% of the combined fair market value of our real estate interests and other business assets. If we were a USRPHC, then under the Foreign Investment in Real Property Tax Act, or FIRPTA, certain non-U.S. investors could be subject to U.S. federal income tax on any gain from the disposition of the warrants or shares of our common stock issued upon exercise of the warrants. A non-U.S. holder would not be subject to U.S. federal income tax on any gain from the disposition of the warrants or shares of our common stock issued upon exercise of the warrants so long as our common stock is regularly traded on an established securities market, except (i) with respect to a disposition of shares of our common stock received upon exercise of a warrant, a non-U.S. holder that generally owns more than 5% of our common stock will be subject to U.S. federal income tax on any gain from the disposition, and (ii) with respect to a disposition of warrants, (x) if the warrants are regularly traded on an established securities market at the time of the disposition, a non-U.S. holder that generally owns more than 5% of the warrants outstanding will be subject to U.S. federal income tax on any gain from the disposition and (y) if the warrants are not regularly traded on an established securities market at the time of the disposition, a non-U.S. holder generally will be subject to U.S. federal income tax on the gain from the disposition and the transferee of the warrants generally will be required to withhold 15% of the gross proceeds payable to the non-U.S. holder if on the date the warrants were acquired by such non-U.S. holder the warrants had a fair market value greater than 5% of the fair market value of our common stock outstanding. If any gain is subject to tax as described above, it will be taxed as if the non-U.S. holder were a U.S. holder (as defined in “Material United States Federal Income Tax Considerations”) and the non-U.S. holder would be required to file a U.S. tax return with respect to such gain. In addition, if we were a USRPHC, non-U.S. holders could be subject to withholding upon the disposition of the warrants or our common stock received upon exercise of the warrants if, at the time of such disposition, our common stock is not regularly traded on an established securities market within the meaning of the applicable Treasury regulations. See “Material United States Federal Income Tax Considerations.”
Other Risks
No market currently exists for the units, the notes or the warrants, and an active trading market may not develop.
Each of the units, the notes and the warrants comprise a new issue of securities for which there is currently no public market. The warrants may not be exercised or traded separately from the notes until approximately the 60th day following the date of this prospectus supplement. Accordingly, until such date, the securities sold in this offering may be traded only as units. If the units, notes or warrants are traded after their initial issuance, they may trade at a discount from their initial public offering price, depending on prevailing interest rates, commodity prices, the market for similar securities, the price and volatility of our common stock, our performance and other factors. To the extent that an active trading market for the units, the notes or the warrants does not develop, the liquidity and trading price of the relevant security may be harmed. Thus, you may not be able to liquidate your investment rapidly.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $      million after deducting the underwriter’s discount and commissions and estimated offering expenses. We intend to use the net proceeds from this offering by contributing them to the Driftwood Project entities to support the construction of the Driftwood Project.
Pending the application of the net proceeds of this offering, we intend to invest such proceeds in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
We will bear all of the expenses of the issuance and sale of the units offered hereby, and such expenses will be paid out of our general funds.

CAPITALIZATION
The following table sets forth our capitalization and cash position as of June 30, 2022 on:
•
an actual basis; and

•
an as-adjusted basis to give effect to the issuance and sale of the units in this offering, assuming the offering is fully subscribed and the net proceeds are initially held as cash and cash equivalents, pending their use as described in “Use of Proceeds.”

This table should be read in conjunction with, and is qualified in its entirety by reference to, our financial statements and the accompanying notes, incorporated by reference into this prospectus supplement and the accompanying prospectus and “Use of Proceeds” in this prospectus supplement.
	As of June 30, 2022
($ in thousands)	Actual	As Adjusted
	(unaudited)	(unaudited)
Cash, cash equivalents and restricted cash	$851,404	$
Debt:
8.25% Senior Notes due 2028(1)	54,932
6.00% Senior Secured Convertible Notes due 2025(1)	488,988
Notes offered hereby	—
Total debt	$543,920	$
Stockholders’ equity	653,734
Total capitalization	$1,197,654	$

(1)
Amounts presented are net of unamortized deferred financing costs of approximately $2.7 million for the 8.25% Senior Notes due 2028 and approximately $11.0 million for the 6.00% Senior Secured Convertible Notes due 2025. Including unamortized deferred financing costs, approximately $166.7 million of the outstanding amount of the 6.00% Senior Secured Convertible Notes is current and approximately $333.3 million of such amount is non-current.

DESCRIPTION OF THE UNITS
We are offering                 units in this offering. Each unit consists of $1,000 principal amount of our 11.25% Senior Secured Notes due 2027 and 75 warrants, each of which entitles the holder thereof to purchase one share of our common stock, subject to adjustments as described in this prospectus supplement.
The notes and warrants will not be separately transferable until approximately the 60th day following the date of this prospectus supplement. Accordingly, until such date, the securities sold in this offering may be traded only as units.

DESCRIPTION OF NOTES
You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” In this description of notes, “Company” refers solely to Tellurian Inc., and not any of its Affiliates or any of its Subsidiaries.
Capitalized terms used within this description that are not defined herein have the meaning given to them elsewhere in the prospectus supplement of which this description forms a part.
The Company will issue $      million aggregate principal amount of 11.25% senior secured notes due 2027 (the “notes”) under an indenture (the “base indenture”), dated as of June 3, 2022, by and between the Company and Wilmington Trust, National Association, as trustee (in such capacity, the “trustee”) and a third supplemental indenture (the “supplemental indenture” and, together with the base indenture, the “indenture”) to be entered into at the closing of this offering between the Company and Wilmington Trust, National Association, as trustee and collateral agent (in such capacity, the “Collateral Agent”). At the closing of this offering, Tellurian Investments LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (together with its successors and permitted assigns, the “Pledgor”), and the Collateral Agent will enter into a pledge agreement (or any new pledge agreement with the Collateral Agent substantially in the form of the Pledge Agreement, the “Pledge Agreement”) that will provide for first-priority Liens (subject to certain Permitted Liens) on all of the equity interests held by the Pledgor in Driftwood LNG Holdings LLC, a Delaware limited liability company (“DriftwoodCo”), and all of the rights of the Pledgor arising out of or relating to such equity interests (such equity interests, the “Collateral”).
The following description is a summary of the material provisions of the indenture and the Pledge Agreement. It does not restate those agreements in their entirety. The indenture is governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. We urge you to read the indenture and the Pledge Agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the Pledge Agreement are available as set forth below under “— Additional Information.” Unless otherwise provided herein, certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture.
Brief Description of the Notes
The Notes
The notes will be general senior obligations of the Company secured by first-priority Liens on the Collateral and will rank:
•
equal in right of payment to all existing and future Indebtedness of the Company that is not Subordinated Indebtedness;

•
structurally junior to all existing and future Indebtedness and other liabilities and commitments of any existing and future Subsidiaries that do not guarantee the notes;

•
senior in right of payment to any future subordinated Indebtedness of the Company; and

•
effectively junior to our existing and future Indebtedness secured by Liens on assets that do not constitute a part of the Collateral, to the extent of the value of such assets.

On the Issue Date, the notes will not be guaranteed.
As of the Issue Date, all of the Company’s Subsidiaries will be “Restricted Subsidiaries.” In addition, under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” the Company will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” The Company’s Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. In the event of a bankruptcy, liquidation or reorganization of any Unrestricted Subsidiary, such Unrestricted Subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to the Company.

Principal, Maturity and Interest
The Company will issue $      million in aggregate principal amount of the notes in this offering. The Company may not issue additional notes under the indenture after this offering.
The Company will issue notes in denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. The notes will mature on           , 2027 (the “Maturity Date”). Interest on the notes will accrue at the rate of 11.25% per annum. Interest on the notes will be payable semiannually in arrears on           and           , commencing on           , 2023. The Company will make each interest payment to the holders of record on the immediately preceding           and           . If a payment date falls on a day that is not a Business Day, the payment to be made on such payment date will be made on the next succeeding Business Day with the same force and effect as if made on such payment date, and no additional interest will accrue as a result of such delayed payment. Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Paying Agent and Registrar for the Notes
The trustee will initially act as paying agent and registrar for the notes. The Company may change the paying agent or registrar for the notes without prior notice to the holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar for the notes.
Transfer and Exchange
A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Company will not be required to transfer or exchange any note selected for redemption. Also, the Company will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed or between a record date and the next succeeding interest payment date.
Security for the Notes
Collateral
On the Issue Date, the Pledgor and the Collateral Agent will enter into the Pledge Agreement, which will provide for first-priority Liens (subject to certain Permitted Liens) on all of the equity interests held by the Pledgor in DriftwoodCo. We expect to take steps to perfect the Liens thereunder on the Issue Date or as promptly as practicable thereafter. The indenture will contain provisions that prohibit the Company from incurring additional Indebtedness in the future that could be secured by Liens sharing in all or part of the Collateral.
Pledge Agreement
So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions set forth in the Pledge Agreement, the Pledgor (i) will be entitled to exercise, directly or indirectly, any voting and/or other consensual rights and powers inuring to an owner of the Collateral and (ii) will be entitled to receive and retain any and all “Proceeds” (as defined in the Pledge Agreement) paid on or distributed in respect of the Collateral to the extent allowed by the indenture. Upon the occurrence and during the continuance of an Event of Default, and subject to certain terms and conditions set forth in the Pledge Agreement, and as further described in the following paragraph:
1.
all of the rights of the Pledgor to exercise the voting and consensual rights and powers described in clause (i) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; and

2.
subject to the mandatory requirements of applicable law and the terms and conditions set forth in the Pledge Agreement, the Collateral Agent may sell or otherwise dispose of all or any part of the Collateral.

During the continuance of an Event of Default, the Collateral Agent’s enforcement of the security interest on the Collateral granted to it pursuant to the Pledge Agreement should be made in accordance with applicable law and, to the extent permitted by applicable law, as determined by the Collateral Agent, in accordance with the terms and conditions set forth in the indenture and the Pledge Agreement and with applicable governmental requirements, including any required regulatory approvals. If applicable, the Collateral Agent should distribute the proceeds from any collection or sale of the Collateral to be applied to the payment of the notes in accordance with the terms of the indenture and the Pledge Agreement.
None of the Collateral has been appraised in connection with the offering of the notes. The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, our ability to implement our business strategy, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Likewise, there can be no assurance that the Collateral will be saleable, or, if saleable, that there will not be substantial delays in its liquidation. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay our obligations under the notes. Accordingly, there can be no assurance that proceeds from any sale of the Collateral pursuant to the indenture and the Pledge Agreement during the continuance of an Event of Default would be sufficient to satisfy, or would not be substantially less than, amounts due under the notes.
If the proceeds of any sale of the Collateral are not sufficient to repay all amounts due on the notes and any other obligations secured by the Pledge Agreement, the holders of the notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Company. Likewise, there can be no assurance that the Collateral will be saleable, or, if saleable, that there will not be substantial delays in its liquidation.
Release of Collateral
The Company and the Pledgor will be entitled to releases of the assets included in the Collateral from the security interest granted pursuant to the Pledge Agreement under any one or more of the following circumstances:
1.
to enable the disposition of such assets to the Company or a wholly-owned subsidiary of the Company, in each case, pursuant to a transaction permitted by the indenture;

2.
as described by the provisions of the indenture described under the caption “— Repurchase at the Option of Holders — Asset Sales” below; or

3.
as described under “— Amendment, Supplement and Waiver” below.

The notes will cease to have a security interest in the Collateral upon (i) payment in full of the principal of, together with accrued and unpaid interest on, the notes and all other obligations under the indenture and the Pledge Agreement that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, is paid or (ii) a legal defeasance or covenant defeasance under the indenture as described below under “— Legal Defeasance and Covenant Defeasance” or a discharge of the indenture as described under “— Satisfaction and Discharge.”
In the event that the Company and Pledgor are entitled to a release of Collateral as set forth above, and the Company requests, pursuant to an officer’s certificate and opinion of counsel confirming that all conditions precedent under the indenture and under the Pledge Agreement to the release of such Collateral have been met, that (i) the Collateral Agent furnish a written disclaimer, release or quit-claim of any interest in such property under the indenture and under the Pledge Agreement, or, (ii) to the extent applicable to such Collateral, the Collateral Agent take any action that is necessary or reasonably requested by the Company in writing (in each case at the expense of the Company) to release and reconvey, without recourse, such Collateral, the Collateral Agent shall execute, acknowledge (without any recourse, representation and warranty) and deliver to the Company or such Pledgor (in the form prepared by the Company at the

Company’s sole expense) such an instrument (in form and substance reasonably satisfactory to the Collateral Agent) promptly or take such other action so requested after satisfaction of the conditions set forth herein for delivery of any such release.
Optional Redemption
At any time prior to           , 2025, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture, upon notice as provided in the indenture, at a redemption price equal to 111.25% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the rights of holders of the notes on the relevant record date to receive interest on the relevant interest payment date), with an amount of cash not greater than the net cash proceeds of one or more Equity Offerings; provided that:
(1)   at least 65% of the aggregate principal amount of notes originally issued on the date of the indenture (excluding notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(2)   the redemption occurs within 180 days after the date of the closing of such Equity Offering.
At any time prior to           , 2025, the Company may, on any one or more occasions, redeem all or a part of the notes, upon notice as provided in the indenture, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the date of redemption, subject, in the case of a redemption occurring after a regular record date and before an interest payment date, to the rights of holders of the notes on the regular record date to receive interest due on the relevant interest payment date.
On or after           , 2025, the Company may on any one or more occasions redeem all or a part of the notes, upon notice as provided in the indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to, but not including, the applicable date of redemption, if redeemed during the twelve-month period beginning on           of the years indicated below, subject, in the case of a redemption occurring after a regular record date and before an interest payment date, to the rights of holders of the notes on the regular record date to receive interest on the relevant interest payment date:
Percentage
2025	%
2026 and thereafter	%
Notwithstanding the foregoing, in connection with any tender offer for the notes that is a Change of Control Offer or Asset Sale Offer, if holders of not less than 90% in aggregate principal amount of the then-outstanding notes validly tender and do not validly withdraw such notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the notes validly tendered and not validly withdrawn by such holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other holder of notes (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of such redemption.
Notice of redemption will be provided as set forth under “— Selection and Notice” below.
Notice of any redemption of the notes may, at the Company’s discretion, be given prior to the completion of a transaction (including an Equity Offering, the incurrence of Indebtedness, a Change of Control or other transaction), and any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related transaction. If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition and, if applicable, shall state that, at the Company’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such initial notice was sent), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed. The Company shall provide written notice of the delay of such date of redemption or the rescission of such notice of redemption to the trustee and holders no later than the date of redemption. Upon receipt of such notice of the delay of such date of redemption or the rescission of such notice of redemption, such date of redemption shall be automatically delayed or such notice of redemption shall be automatically rescinded, as applicable, and the redemption of the notes shall be automatically delayed or rescinded and canceled, as applicable, as provided in such notice. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.
If the optional redemption date is on or after a record date and on or before the corresponding interest payment date, the accrued and unpaid interest to, but excluding, the redemption date will be paid on the redemption date to the holder in whose name the note is registered at the close of business on such record date in accordance with the applicable procedures of DTC, and no additional interest will be payable to holders whose notes will be subject to redemption by the Company.
Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date, subject to the satisfaction or waiver of any conditions to redemption specified in the related redemption notice.
Except pursuant to the preceding paragraphs and the final paragraph under “— Repurchase at the Option of Holders — Change of Control,” the notes will not be redeemable at the Company’s option prior to           , 2025. Furthermore, the notes will not be redeemable at the Company’s option prior to their separation from the units. The Company is not, however, prohibited from acquiring the notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of the indenture.
No Mandatory Redemption
The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes.
Selection and Notice
If fewer than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis or by lot (or, in the case of notes issued in global form as discussed under “— Book-Entry, Delivery and Form,” based on a method as DTC or its nominee or successor may require) unless otherwise required by law or applicable stock exchange or depositary requirements.
No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail (or sent electronically if DTC is the recipient) at least 10 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture with respect to the notes.
If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in a principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption without condition will become due on the date fixed for redemption. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.
Repurchase at the Option of Holders
Change of Control
If a Change of Control occurs with respect to the notes, each holder of notes will have the right, except as provided below, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer to make a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of purchase (the “Change of Control Purchase Date”), subject, in the case of a repurchase occurring after a regular record date and before an interest payment date, to the rights of the holders of the notes on the regular record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will send a notice to each holder (with a copy to the trustee) describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes properly tendered prior to the expiration date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.
Promptly following the expiration of the Change of Control Offer with respect to the notes, the Company will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, the Company will, on the Change of Control Purchase Date:
(1)
deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(2)
deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Company will announce to the holders of the notes the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.
The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable, except as described in the following paragraph. Except as described above with respect to a Change of Control, the indenture will not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer with respect to the notes in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, (2) a notice of redemption of all outstanding notes has been given pursuant to the indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price, or (3) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all notes properly tendered in accordance with the terms of the Alternate Offer. Notwithstanding anything to the contrary contained in the indenture, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made. The settlement date of any such Change of Control Offer or Alternate Offer made in advance of a Change of Control may be changed to conform to the actual closing date of such Change of Control; provided that such settlement date is not earlier than 30 days nor later than 60 days from the date the Change of Control Offer notice is sent as described in the first paragraph of this section.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.
In the event that holders of not less than 90% in aggregate principal amount of the then-outstanding notes accept a Change of Control Offer or Alternate Offer and the Company (or any third party making such Change of Control Offer or Alternate Offer in lieu of the Company as described above) purchases all of the notes held by such holders, the Company will have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the notes that remain outstanding, to the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).
Asset Sales
The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1)   the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and
(2)   at least 75% of the aggregate consideration received in the Asset Sale by the Company or a Restricted Subsidiary and all other Asset Sales consummated since the Issue Date is in the form of cash or Cash Equivalents or any combination thereof.
For purposes of this clause (2), each of the following will be deemed to be cash:
(a)   the amount (without duplication) of any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from or indemnifies the Company or such Restricted Subsidiary against further liability;
(b)   with respect to any Asset Sale of oil and natural gas properties by the Company or any Restricted Subsidiary where the Company or such Restricted Subsidiary retains an interest in such property, the costs and expenses of the Company or such Restricted Subsidiary related to the exploration, development, completion or production of such properties and activities related thereto which the transferee (or an Affiliate thereof) agrees to pay;
(c)   any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that is within 180 days of the Asset Sale, repaid, converted into or sold or otherwise disposed of by the Company or such Restricted Subsidiary for cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;
(d)   any Capital Stock or assets of the kind referred to in clause (2) or (4) of the next paragraph; and

(e)   any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (e), not to exceed $25.0 million, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.
Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may apply such Net Proceeds at its option to any combination of the following:
(1)   to repay, repurchase or redeem any Indebtedness of the Company or a Restricted Subsidiary of the Company, other than (i) Subordinated Indebtedness, (ii) Capital Stock or (iii) Indebtedness owed to an Affiliate of the Company;
(2)   to acquire all or substantially all of the assets, or any Capital Stock, of one or more other Persons primarily engaged in the Oil and Gas Business if, after giving effect to any such acquisition of Capital Stock, such Person becomes a Restricted Subsidiary of the Company;
(3)   to make capital expenditures in respect of the Company’s or any Restricted Subsidiaries’ Oil and Gas Business and any capital expenditures by any Driftwood Company in respect of any Driftwood Project; or
(4)   to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the Oil and Gas Business or, in the case of any Driftwood Company, that are used or useful for any Driftwood Project, provided that the assets acquired (including Equity Interests) with the Net Proceeds of an Asset Sale of Collateral are pledged as Collateral under the Pledge Agreement and in accordance with the indenture promptly following such acquisition.
The requirement of clause (2) or (4) of the immediately preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by the Company or any of its Restricted Subsidiaries with a Person other than an Affiliate of the Company within the time period specified in the preceding paragraph, and such Net Proceeds are subsequently applied in accordance with such contract within 180 days following the date such agreement is entered into.
Pending the final application of any Net Proceeds, the Company (or any Restricted Subsidiary, as the case may be) may invest the Net Proceeds in any manner that is not prohibited by the indenture.
Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this section will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, within five days thereof, the Company will make an offer (an “Asset Sale Offer”) to all holders of the notes and all holders of other Indebtedness of the Company that is not Subordinated Indebtedness (“pari passu Indebtedness”) containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem such pari passu Indebtedness with the proceeds of sales of assets to purchase, prepay or redeem on a pro rata basis (based on the principal amount of notes and pari passu Indebtedness (or, in the case of pari passu Indebtedness issued with significant original issue discount, based on the accreted value thereof) tendered), the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the pari passu Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the notes and other pari passu Indebtedness to be purchased (or the lesser amount required under the agreements governing such other pari passu Indebtedness), plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of notes, the trustee will select the notes to be purchased on a pro rata basis (except that any notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate unless otherwise required by law), based on the amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only notes in denominations of $1,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Company may satisfy the foregoing obligations with respect to Excess Proceeds by making an Asset Sale Offer prior to the expiration of the relevant 365 day period or with respect to Excess Proceeds of $25.0 million or less.
To the extent that any Net Proceeds are from a disposition of Collateral, such Net Proceeds will be deposited with the Collateral Agent and held as Collateral pending application pursuant to the second or fifth paragraphs of this section, and, in the case of the fifth paragraph, released to the Company or Tellurian Investments LLC if remaining after consummation of the Asset Sale Offer.
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sales” provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Asset Sales” provisions of the indenture by virtue of such compliance.
The sale, lease, conveyance, or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of this Asset Sales covenant.
Certain Covenants
Restricted Payments
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, except for Permitted Restricted Payments:
(1)   declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);
(2)   repurchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;
(3)   make any payment on or with respect to, or repurchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries, other than any Driftwood Companies), except (i) payment of interest or principal at or within one year of the Stated Maturity thereof, and (ii) in the case of the Existing Convertible Notes, any Optional Redemption (as defined in the Existing Convertible Notes Indenture); or
(4)   make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”).
Incurrence of Indebtedness and Issuance of Preferred Stock
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) or issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, (i) that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock if the Leverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, is not greater than 3.50 to 1.00 as determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period and (ii) the Company and any Restricted Subsidiary (other than the Driftwood Companies) may incur Indebtedness secured by Liens (including Acquired Debt secured by Liens) (other than any Liens on the Collateral) if the Secured Leverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred is not greater than 1.50 to 1.00 as determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or at the beginning of such four-quarter period.
The first paragraph of this covenant will not prohibit the incurrence of any Permitted Indebtedness.
For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant,
(1)   in the event that an item of Indebtedness meets the criteria of more than one of the categories of the definition of Permitted Indebtedness described in clauses (1) through (22) therein, or is entitled to be incurred pursuant to the first paragraph of this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, the Company will be permitted, in its sole discretion, to divide, classify and reclassify such item of Indebtedness on the date of its incurrence, or later redivide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. In determining the amount of Indebtedness outstanding under the Leverage Ratio, the Secured Leverage Ratio or any one or more of the categories of Permitted Indebtedness, the outstanding principal amount of any particular Indebtedness of any Person shall be counted only once, and any obligation of such Person or any other Person arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded so long as it is permitted to be incurred by the Person or Persons incurring such obligation. The accrual of interest or Preferred Stock or Disqualified Stock dividends or distributions, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness not secured by a Lien in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock or Disqualified Stock as Indebtedness due to a change in accounting principles, and the payment of dividends or distributions on Preferred Stock or Disqualified Stock in the form of additional securities of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or issuance of Preferred Stock or Disqualified Stock for purposes of this covenant; provided that the amount thereof shall be included in Fixed Charges of the Company as accrued to the extent required by the definition of such term, and
(2)   in the event that the Company or a Restricted Subsidiary enters into or increases commitments under a credit facility, the Leverage Ratio or the Secured Leverage Ratio, as applicable, for borrowings and reborrowings thereunder (and including issuance and creation of letters of credit and bankers’ acceptances thereunder) shall be determined on the date of such credit facility or such increase in commitments (assuming that the full amount thereof has been borrowed as of such date), and, if such Leverage Ratio or Secured Leverage Ratio, as applicable, test is satisfied with respect thereto at such time, any borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) shall be permitted under this covenant irrespective of the Leverage Ratio or Secured Leverage Ratio, as applicable, at the time of any borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder).
The amount of any Indebtedness outstanding as of any date will be:
(1)   the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)   the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(3)   in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(a)   the Fair Market Value of such assets at the date of determination; and
(b)   the amount of the Indebtedness of the other Person.
Liens
The Company will not and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness or any related guarantee upon any of their property or assets, now owned or hereafter acquired. Notwithstanding anything to the contrary stated herein, the Company and its Subsidiaries will not be able to create, incur, assume or otherwise cause or suffer to exist or become effective any Liens on the Collateral (other than Liens described in clauses (1), (3), (4) and (5) of the definition of “Permitted Liens”).
For purposes of determining compliance with this “Liens” covenant, in the event that the Company or a Restricted Subsidiary enters into or increases commitments under a credit facility, the Secured Leverage Ratio applicable for securing such Indebtedness, including borrowings and reborrowings thereunder (and including issuance and creation of letters of credit and bankers’ acceptances thereunder) shall be determined on the date of such credit facility or such increase in commitments (assuming that the full amount thereof has been borrowed as of such date), and, if such Secured Leverage Ratio test is satisfied with respect thereto at such time, any borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) shall be permitted under this covenant irrespective of the Secured Leverage Ratio at the time of any borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder).
Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1)   pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; provided that the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends, distributions or liquidating distributions before dividends, distributions or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this covenant;
(2)   make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any of its Restricted Subsidiaries to other Indebtedness incurred by the Company or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or
(3)   sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:
(1)   agreements governing Existing Indebtedness as in effect on the date of the indenture;
(2)   the indenture, the notes or the Pledge Agreement;
(3)   agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained therein are, in the reasonable good faith judgment of an officer of the Company, either (a) not materially more restrictive, taken as a whole, than those contained in the indenture, the notes and the Pledge Agreement or (b) not reasonably likely to have a material adverse effect on the ability of the Company to make required payments on the notes;
(4)   applicable law, rule, regulation or order;
(5)   any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of an officer of the Company, no more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;
(6)   customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses, easements or leases, in each case, entered into in the ordinary course of business;
(7)   purchase money obligations for property acquired in the ordinary course of business and Finance Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;
(8)   any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;
(9)   Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are, in the reasonable good faith judgment of an officer of the Company, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(10)   Liens permitted to be incurred under the provisions of the covenant described above under the caption “— Certain Covenants — Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;
(11)   provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;
(12)   encumbrances or restrictions applicable only to a Restricted Subsidiary that is not a Domestic Subsidiary;
(13)   encumbrances or restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;
(14)   customary encumbrances and restrictions contained in agreements of the types described in the definition of “Permitted Business Investments;”
(15)   agreements governing Hedging Obligations incurred in the ordinary course of business;

(16)   any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary;
(17)   any transactions or agreements in existence on the Issue Date; and
(18)   any Driftwood Financing.
In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such encumbrance or restriction, an encumbrance or restriction on a specified asset or property or group or type of assets or property may also apply to all improvements, additions, repairs, attachments or accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.
Merger, Consolidation or Sale of Assets
The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the survivor) or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its and its consolidated Subsidiaries’ properties or assets, taken as a whole, in one or more related transactions, to another Person, unless:
(1)   either (a) the Company is the surviving Person or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2)   the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Company under the notes and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;
(3)   immediately after giving effect to such transaction, no Default or Event of Default exists;
(4)   immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, either (a) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” or the Leverage Ratio referred to immediately above is equal to or less than the Leverage Ratio of the Company immediately prior to such transaction or (b) the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, is not less than 2.00 to 1.00 determined on a pro forma basis, or the Fixed Charge Coverage Ratio referred to immediately above is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; and
(5)   the Company has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture, if any, comply with the indenture.
Notwithstanding the foregoing, compliance with this “Merger, Consolidation or Sale of Assets” covenant will not be required with respect to (1) any statutory conversion of the Company to another form of entity or (2) any sale, assignment, transfer, conveyance, lease or other disposition of properties or assets between or among (i) the Company and its Restricted Subsidiaries (except the Driftwood Companies) or (ii) the Driftwood Companies. Clauses (3) and (4) of the first paragraph of this covenant will not apply to any merger or consolidation of the Company (1) with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reorganizing the Company in another jurisdiction (in each case, other than any Driftwood Companies).
Upon any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Company in accordance with the foregoing in which the Company is not the surviving entity, the surviving Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture with the same effect as if such surviving Person had been named as the Company in the indenture, and thereafter (except in the case of a lease of all or substantially all of the Company’s properties or assets), the Company will be relieved of all obligations and covenants under the indenture and the notes.
Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.
Transactions with Affiliates
The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company involving aggregate consideration in any single transaction or series of related transactions in excess of $25.0 million (each, an “Affiliate Transaction”), unless:
(1)   the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the senior management of the Company, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and
(2)   the Company delivers to the trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration more than $25.0 million, an officers’ certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant, and, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration more than $50.0 million, a resolution of the Board of Directors of the Company set forth in an officers’ certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company, if any.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
(1)   any transactions permitted under the definition of “Permitted Restricted Payments;”
(2)   any transactions permitted under the definition of “Permitted Investments;”
(3)   any transactions between or among the Company and any Restricted Subsidiary (other than any Driftwood Company);
(4)   transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted subsidiary, an Equity Interest in, or controls, such Person;
(5)   transactions effected in accordance with the terms of the agreements of the Company or any Restricted Subsidiary described or otherwise included in the Company’s filings with the SEC that are in effect on the date of the indenture, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is not materially less advantageous to the Company, taken as a whole, than the agreement so amended or replaced, as determined in good faith by an officer of the Company;
(6)   advances to or reimbursements of expenses incurred by employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business;
(7)   transactions between the Company or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of the Company, and such common director is the sole cause for such other Person to be deemed an Affiliate of the Company or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a member of the Board of Directors of the Company, as the case may be, on any transaction with such other Person;
(8)   in the case of contracts for exploring for, producing, marketing, storing, gathering, transporting or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts entered into in the ordinary course of business and otherwise in compliance with the terms of the indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
(9)   payments to Affiliates on or with respect to debt securities or other Indebtedness of the Company or any Subsidiary on a similar basis as payments are made or offered to holders of such debt securities or Indebtedness held by Persons other than Affiliates; and
(10)   the entering into of a tax sharing agreement, or payments pursuant thereto, between Company and/or one or more Subsidiaries, on the one hand, and any other Person with which Company or such Subsidiaries are required or permitted to file a consolidated tax return or with which Company or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by Company and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis.
Designation of Restricted and Unrestricted Subsidiaries
The Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the covenant described above under the caption “— Certain Covenants — Restricted Payments” or represent a Permitted Investment under one or more clauses of the definition of Permitted

Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant.
The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.
In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such encumbrance or restriction, an encumbrance or restriction on a specified asset or property or group or type of assets or property may also apply to all improvements, additions, repairs, attachments or accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.
For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described herein:
(1)   “Investment” shall include the portion (proportionate to Company’s direct and indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; and
(2)   any assets transferred to or from an Unrestricted Subsidiary shall be valued at their Fair Market Value at the time of such transfer.
Reports
So long as any notes are outstanding, the Company will furnish to the holders of the notes and the trustee:
(1)   no later than 90 days after the end of each fiscal year, or such later period that the Annual Report on Form 10-K for the Company is required to be filed (including any applicable extensions of such filing requirement), (a) audited financial statements prepared in accordance with GAAP (with footnotes to such financial statements), including the audit report on such financial statements issued by the Company’s certified independent accountants and (b) a “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”
(2)   no later than 45 days after the end of each of the first three calendar quarters of each fiscal year, or such later period that the Quarterly Report on Form 10-Q for the Company is required to be filed (including any applicable extensions of such filing requirement), (a) unaudited quarterly financial statements prepared in accordance with GAAP (with condensed footnotes to such financial statements consistent with past practice) and (b) a “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and

(3)   within ten Business Days after the occurrence of any of the following events, a current report that contains a brief summary of the material terms, facts and/or circumstances involved to the extent not otherwise publicly disclosed: (i) entry by the Company or a Restricted Subsidiary into an agreement outside the ordinary course of business that is material to the Company and its Subsidiaries, taken as a whole, any material amendment thereto or termination of any such agreement other than in accordance with its terms (excluding, for the avoidance of doubt, employee compensatory or benefit agreements or plans), (ii) completion of a merger of the Company with or into another Person or a material acquisition or disposition of assets by the Company or a Restricted Subsidiary outside the ordinary course of business, (iii) the institution of, or material development under, bankruptcy proceedings under the U.S. Bankruptcy Code or similar proceedings under state or federal law with respect to the Company or a Significant Subsidiary, (iv) the Company’s incurring Indebtedness outside the ordinary course of business that is material to the Company, or a triggering event that causes the increase or acceleration of any such obligation and, in any such case, the consequences thereof are material to the Company or any Restricted Subsidiary; provided, that this prong (3) shall not require the Company to furnish any information, disclosure or report for any of the items listed in (i) through (iv) unless such item would otherwise be required to be disclosed on a Current Report on Form 8-K.
Notwithstanding the foregoing, the above requirements may be satisfied by the filing with the SEC for public availability by any direct or indirect parent company of the Company, the Company or a Subsidiary of either of the foregoing of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K, containing the required information with respect to the Company or parent company, as applicable, provided that, if applicable, any such financial information contains information reasonably sufficient to identify the material differences, if any, between the financial information of the parent company, on the one hand, and the Company and its Subsidiaries on a stand-alone basis, on the other hand.
For the avoidance of doubt, such information shall not be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein.
Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any information required by this covenant shall be deemed cured (and the Company shall be deemed to be in compliance with this covenant) upon furnishing such information as contemplated by this covenant (but without regard to the date on which such information or report is so furnished); provided that such cure shall not otherwise affect the rights of the holders under “— Events of Defaults and Remedies” if the principal of, premium, if any, on, and interest, if any, on, the notes have been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded or canceled prior to such cure.
The trustee shall have no duty to review or analyze reports delivered to it. Delivery of such reports, information and documents to the trustee pursuant to the indenture is for informational purposes only, and the trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to certificates). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with its covenants or with respect to any reports or other documents filed with the SEC or EDGAR.
Ratings
The Company will use commercially reasonable efforts to obtain a rating on the notes from either S&P or Moody’s (but not any particular rating level) by the earlier of the first anniversary of the Issue Date, or within 90 days after the consummation after the Issue Date of any Driftwood Financing in an aggregate principal amount in excess of $1.0 billion.
Events of Default and Remedies
Each of the following is an “Event of Default” with respect to the notes:
(1)   default for 30 days in the payment when due of interest, if any, on the notes;

(2)   default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;
(3)   failure by the Company to comply with its obligations to offer to purchase or purchase notes as described under the captions “— Repurchase at the Option of Holders — Change of Control,” “— Repurchase at the Option of Holders — Asset Sales,” or failure by the Company to comply with the provisions described under “— Certain Covenants — Merger, Consolidation or Sale of Assets;”
(4)   failure by the Company for 180 days after notice (1) to the Company by the trustee or (2) to the Company and the trustee by holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with the provisions described under “— Certain Covenants — Reports;”
(5)   failure by the Company for 60 days after notice (1) to the Company by the trustee or (2) to the Company and the trustee by holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with any of its other agreements in the indenture or the Pledge Agreement;
(6)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:
(a)   is caused by a failure to pay principal of, premium, if any, on, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “payment default”); or
(b)   results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided, however, that if, prior to any acceleration of the notes, (i) any such payment default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 30 Business Day period commencing upon the end of any applicable grace period for such payment default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the notes) caused by such payment default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;
(7)   failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days;
(8)   (a) the Lien created by the Pledge Agreement securing the notes shall at any time not constitute a valid and perfected Lien on any portion of the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by the indenture or the Pledge Agreement) other than in accordance with the terms of the Pledge Agreement and the indenture and other than the satisfaction in full of all obligations under the indenture or release or amendment of any such Lien in accordance with the terms of the indenture or the Pledge Agreement, or (b) except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of the indenture and the Pledge Agreement, the Pledge Agreement shall for whatever reason be terminated or cease to be in full force and effect, if, in the case of (a) or (b), such default continues for 60 days after notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of the notes then outstanding, or (c) the enforceability of the Pledge Agreement shall be contested by the Company or Tellurian Investments LLC; and
(9)   certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, the principal of, and accrued and unpaid interest, if any, on, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default with respect to the notes occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare the principal of, and accrued and unpaid interest, if any, on, all outstanding notes to be due and payable immediately.
Any notice of Default, a notice of acceleration or instruction to the trustee to provide a notice of Default, a notice of acceleration, or take any other action (a “Noteholder Direction”) provided by any one or more holders (each a “Directing Holder”) must be accompanied by a written representation from each such holder delivered to the Company and the trustee that such holder is not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default (a “Default Direction”) shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist, or the notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Noteholder’s Position Representation within five Business Days of a request therefor (a “Verification Covenant”). In any case in which the holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the notes in lieu of DTC or its nominee, and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the trustee.
If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the trustee an officer’s certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Default, Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Default or Event of Default shall be automatically reinstituted, and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, the Company provides to the trustee an officer’s certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted, and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if without the participation of such holder, the percentage of notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Default or Event of Default shall be deemed never to have occurred, acceleration voided and the trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.
Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs.
For the avoidance of doubt, the trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with the indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any officer’s certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise, and the trustee shall have no liability for ceasing to take any action, staying any remedy or otherwise failing to act in accordance with a Noteholder Direction as set forth above.

The trustee shall not have any liability to the Company, any holder or any other Person in acting in good faith on a Noteholder Direction or responsibility to determine whether or not any holder has delivered a Position Representation or that such Position Representation conforms with the indenture or any other agreement.
Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium, if any, on, and interest, if any, on, the notes.
The trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of the notes unless such holders have offered to the trustee indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:
(1)   such holder has previously given the trustee written notice that an Event of Default is continuing;
(2)   holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;
(3)   such holder or holders offer and, if requested, provide to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;
(4)   the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and
(5)   during such 60 day period, holders of a majority in aggregate principal amount of the then outstanding notes do not give the trustee a direction inconsistent with such request.
The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration and its consequences under the indenture if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium, if any, on, or interest, if any, on, the notes.
The Company is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon any officer of the Company becoming aware of any Default or Event of Default, the Company is required to deliver to the trustee a statement specifying such Default or Event of Default.
No Personal Liability of Directors, Managers, Officers, Employees and Members
No director, manager, officer, member, employee, incorporator or other owner of the Capital Stock of the Company, as such, will have any liability for any obligations of the Company, the indenture or the Pledge Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.
Legal Defeasance and Covenant Defeasance
The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding notes (“Legal Defeasance”) except for:
(1)   the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, on, or interest, if any, on, such notes when such payments are due from the trust referred to below;

(2)   the Company’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(3)   the rights, powers, trusts, duties, indemnities and immunities of the trustee under the indenture and the Company’s obligations in connection therewith; and
(4)   the Legal Defeasance provisions of the indenture.
In addition, the Company may, at its option and at any time, elect to have its obligations released with respect to certain covenants (including the Company’s obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, all Events of Default described under “— Events of Default and Remedies” (except those relating to payments on the notes or bankruptcy or insolvency events) will no longer constitute an Event of Default.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1)   the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of an accounting, appraisal or investment banking firm of national standing, to pay the principal of, premium, if any, on, and interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date (provided that if such redemption requires the payment of an Applicable Premium, (w) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit, (x) the depositor must irrevocably deposit or cause to be deposited additional money (the “Deficit”) in trust on or prior to the redemption date as necessary to pay such Applicable Premium due on the stated date for payment thereof or on the applicable redemption date, (y) any Deficit will be set forth in an officer’s certificate delivered to the trustee on the second Business Day prior to the stated date for payment thereof or on the applicable redemption date that confirms that such Deficit will be applied toward such stated date for payment thereof or on the applicable redemption date and (z) the trustee shall have no liability whatsoever in the event that such Deficit is not in fact paid after any legal defeasance or covenant defeasance);
(2)   in the case of Legal Defeasance, the Company must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that the beneficial owners of the notes for U.S. federal income tax purposes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)   in the case of Covenant Defeasance, the Company must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the beneficial owners of the notes for U.S. federal income tax purposes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)   no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
(6)   the Company must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and
(7)   the Company must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Amendment, Supplement and Waiver
Except as provided below, the indenture, the notes or the Pledge Agreement may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default or compliance with any provision of the indenture, the notes or the Pledge Agreement may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).
In addition, without the consent of holders of at least 66 2∕3% in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), no amendment or supplement may modify the Pledge Agreement or the provisions in the indenture dealing with the Collateral or the Pledge Agreement to the extent that such amendment or supplement would have the effect of releasing all or substantially all of the Lien securing the notes (except as permitted by the terms of the indenture and the Pledge Agreement) or change or alter the priority of the security interest in the Collateral.
Without the consent of each holder of notes affected, an amendment, supplement, or waiver may not (with respect to any notes held by a non-consenting holder):
(1)   reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;
(2)   reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption or repurchase of the notes (except provisions relating to the minimum required notice of optional redemption or those provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);
(3)   reduce the rate of or change the time for payment of interest, including default interest, on any note;
(4)   waive a Default or Event of Default in the payment of principal of, premium, if any, on, or interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);
(5)   make any note payable in money other than that stated in the notes;
(6)   make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of the notes to receive payments of principal of, premium, if any, on, or interest, if any, on, the notes (other than as permitted by clause (7) below);

(7)   waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption “— Repurchase at the Option of Holders”); or
(8)   make any change in the preceding amendment, supplement and waiver provisions.
Notwithstanding the preceding, without the consent of any holder of notes, the Company, the trustee and the Collateral Agent may amend or supplement the indenture, the notes or the Pledge Agreement:
(1)   to cure any ambiguity, defect or inconsistency;
(2)   to provide for uncertificated notes in addition to or in place of certificated notes;
(3)   to provide for the assumption of the Company’s obligations to holders of the notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s properties or assets, as applicable;
(4)   to make any change that would provide any additional rights or benefits to the holders of the notes or that does not adversely affect the legal rights under the indenture of any holder of notes;
(5)   to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
(6)   to conform the text of the indenture, the notes or the Pledge Agreement to any provision of this “Description of Notes;”
(7)   to secure the notes pursuant to the requirements of the covenant described above under the subheading “— Certain Covenants — Liens;”
(8)   to evidence the release of any Lien securing the notes when such release is permitted by the indenture and the Pledge Agreement; or
(9)   to evidence or provide for the acceptance of appointment under the indenture of a successor trustee or under the Pledge Agreement of a successor collateral agent.
The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under the indenture requiring the approval of the holders becomes effective, the Company will mail to the holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.
In connection with any proposed amendment, supplement or waiver in respect of such matters, the trustee and the Collateral Agent will be entitled to receive, and rely conclusively on, an opinion of counsel and an officer’s certificate each stating that such amendment or supplement is authorized or permitted by the terms of the indenture, the notes and the Pledge Agreement, as applicable, and that all conditions precedent provided in the indenture, the notes and the Pledge Agreement, as applicable, relating to the execution and delivery of such amendment have been complied with and, with respect to such opinion of counsel, that the amendment, supplement or waiver is the legal, valid and binding obligation of the Company or Pledgor as applicable, enforceable against them in accordance with its terms. Notwithstanding the foregoing, neither the Collateral Agent nor the trustee shall have any obligation to enter into any amendment, waiver, supplement or other modification that affects its own rights, protections, duties, indemnities or immunities under the indenture, the Pledge Agreement or any other agreement.
Satisfaction and Discharge
The indenture will be satisfied and discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture) and the Lien on the Collateral securing the notes will be released without any further action by holders, when:

(1)   either:
(a)   all notes that have been authenticated except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company have been delivered to the trustee for cancellation; or
(b)   all notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise and the Company has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, premium, if any, on, or interest, if any, on, the notes to the date of Stated Maturity or redemption (provided that if such redemption requires the payment of any Applicable Premium, (w) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit, (x) the depositor must irrevocably deposit or cause to be deposited additional money (the “Deficit”) in trust on or prior to the redemption date as necessary to pay such Applicable Premium due on the redemption date, (y) any Deficit will be set forth in an officer’s certificate delivered to the trustee on the second Business Day prior to the redemption date that confirms that such Deficit will be applied toward such redemption and (z) the trustee shall have no liability whatsoever in the event that such Deficit is not in fact paid after any satisfaction and discharge);
(2)   the Company has paid or caused to be paid all other sums payable by the Company under the indenture; and
(3)   the Company has delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at Stated Maturity or on the redemption date, as the case may be.
In addition, the Company must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Concerning the Trustee
Wilmington Trust, National Association will be the trustee and Collateral Agent under the indenture and will act as collateral agent under the Pledge Agreement.
The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.
The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. In case an Event of Default has occurred and is continuing, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes unless such holder has offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense.
Governing Law
The indenture, the notes and the Pledge Agreement will be governed by and construed in accordance with the laws of the State of New York.

Additional Information
Any prospective investor in this offering who receives this prospectus supplement may obtain a copy of the indenture without charge by writing to the Company, Tellurian Inc., 1201 Louisiana Street, Suite 3100, Houston, Texas 77002.
Book-Entry, Delivery and Form
The notes will be represented by one or more notes in registered global form without interest coupons attached. On the date of closing, these global notes (the “Global Notes”) will remain in the custody of the trustee and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.”
Depository Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.
DTC has also advised the Company that, pursuant to procedures established by it:
(1)
upon deposit of the Global Notes, DTC will credit the accounts of participants with portions of the principal amount of the Global Notes; and

(2)
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.

Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in the definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the trustee, nor any agent of the Company or the trustee has or will have any responsibility or liability for:
(1)
any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)
any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security, as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or the Company. Neither the Company nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Cross-market transfers between the participants in DTC, on the one hand, and DTC participants acting on behalf of Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of DTC participants acting on behalf of Euroclear or Clearstream, as the case may be; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to the DTC participant acting on its behalf to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the DTC participants acting on behalf of Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default, DTC reserves the right to exchange the Global Notes for notes in certificated form and to distribute such notes to its participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures and may discontinue such procedures at any time. Neither the Company nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for definitive notes in registered certificated form, or “Certificated Notes,” if:
(1)
DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary; or

(2)
there has occurred and is continuing a Default or Event of Default.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures), and the Certificated Notes shall bear appropriate legends indicating the transfer restrictions applicable thereto.
Same Day Settlement and Payment
The Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. The Company will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes, holder holding an aggregate principal amount of notes of $1.0 million or more, or, if no such account is specified or in the case of a holder holding an aggregate principal amount of notes of less than $1.0 million, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Certain Definitions
Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:
(1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and
(2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Adjusted EBITDA” means, with respect to ProductionCo for any period, its Consolidated Net Income: plus
(1)   increased (without duplication by the following in each case to the extent deducted (and not added back) in computing Consolidated Net Income:
(a)   provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, provincial, franchise, excise, value added and similar taxes and foreign withholding taxes of ProductionCo and its Restricted Subsidiaries paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations and any payments to any direct or indirect parent entity of ProductionCo in respect of such taxes; plus
(b)   Fixed Charges of ProductionCo and its Restricted Subsidiaries for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and (z) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with (A) amortization of original issue discount or premium resulting rom the issuance of the notes and (B) any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP; plus
(c)   depreciation and amortization expenses of ProductionCo and its Restricted Subsidiaries; plus
(d)   any other non-cash charges, including any write offs, write downs, expenses, losses on extinguishment of debt, other losses or items for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Adjusted EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus
(e)   corporate general and administrative expense attributable to ProductionCo and its Restricted Subsidiaries.
“Affiliate” means as to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Applicable Premium” means, with respect to any note on any redemption date, the greater of:
(1)   1.0% of the principal amount of the note; or
(2)   the excess of:
(a)   the present value at such redemption date of (i) the redemption price of the note at            , 2025 (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption”) plus (ii) all required interest payments due on the note through           , 2025 (in each case excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months), over

(b)   the principal amount of the note.
The Company will calculate the Applicable Premium and the trustee shall have no liability or responsibility to calculate or verify any such calculation.
“Asset Sale” means:
(1)   the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of the Company’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sales covenant; and
(2)   the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Subsidiaries.
Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
(1)   any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $25.0 million; provided that the Fair Market Value of all transactions excluded pursuant to this subclause (1) shall not exceed $40.0 million in the aggregate in any calendar year;
(2)   a transfer of assets between or among the Company and its Restricted Subsidiaries (other than any transfer of material assets from the Company to any Driftwood Company that is not in the ordinary course of business); provided that any transferee of the Collateral becomes a party to or the successor or assign under the Pledge Agreement or such transferee enters a new pledge agreement with the Collateral Agent substantially in the form of the Pledge Agreement with respect to the Collateral, which shall constitute the Pledge Agreement;
(3)   an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;
(4)   the sale, lease or other transfer of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);
(5)   licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property, including seismic data and interpretations thereof, in the ordinary course of business;
(6)   any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;
(7)   the granting of Liens not prohibited by the covenant described above under the caption”—Certain Covenants — Liens” and dispositions in connection with Permitted Liens;
(8)   the sale or other disposition of cash, Cash Equivalents or other financial instruments;
(9)   a Restricted Payment (or payment or transfer that would be a Restricted Payment but for an exception to the definition thereof) that does not violate the covenant described above under the caption “— Certain Covenants — Restricted Payments” or a Permitted Investment;
(10)   sale or other disposition of Hydrocarbons or other mineral products in the ordinary course of business;
(11)   an Asset Swap;

(12)   dispositions of crude oil and natural gas properties; provided that at the time of any such disposition such properties do not have associated with them any proved reserves;
(13)   any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;
(14)   the abandonment, farmout, lease or sublease of developed or undeveloped Oil and Gas Properties in the ordinary course of business or which are usual and customary in the Oil and Gas Business generally or in the geographic region in which such activities occur, including pursuant to any agreement or arrangement described in the definition of Permitted Business Investments;
(15)   any sale or other disposition of Equity Interests in or Indebtedness of an Unrestricted Subsidiary, other than the Collateral;
(16)   the early termination or unwinding of any Hedging Obligations;
(17)   an issuance or sale of Equity Interests constituting any Driftwood Financing;
(18)   the lease or sublease of any real or personal property in the ordinary course of business; or
(19)   the sale at cost of equipment pursuant to a program in which participants agree to purchase or construct and maintain specific spare parts necessary to operate production facilities in the Oil and Gas Business.
“Asset Sale Offer” has the meaning assigned to that term in the indenture.
“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Oil and Gas Business between the Company or any of its Restricted Subsidiaries and another Person; provided that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided further that any net cash received must be applied in accordance with the provisions described above under the caption “— Repurchase at the Option of Holders — Asset Sales” if then in effect.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until the consummation of the transactions or, as applicable, series of related transactions contemplated thereby.
“Board of Directors” means:
(1)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)   with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)   with respect to a limited liability company, the board of managers thereof, or if there is no such board, the managing member or members or any controlling committee of managing members thereof; and

(4)   with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York or the applicable place of payment is authorized or required by law or executive order to close or be closed; provided, however, for clarification, the Federal Reserve Bank of New York or in the applicable place of payment shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of the Federal Reserve Bank of New York or in the applicable place of payment are open for use by customers on such day.
“Capital Lease” means, with respect to any Person, any leasing or similar arrangement conveying the right to use any property, whether real or personal property, or a combination thereof, by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Capital Stock” means:
(1)   in the case of a corporation, capital stock;
(2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;
(3)   in the case of a partnership or limited liability company, partnership interests or membership interests (whether general or limited); and
(4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash” means all cash and liquid funds.
“Cash Equivalents” means as of any date of determination, any of the following:
(1)
marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States, the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;

(2)
marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(3)
commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4)
certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any State thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $1.0 billion; and

(5)
shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (1) and (2) above, (ii) has net assets of not less than $1.0 billion, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Change of Control” means the occurrence of any of the following:
(1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)), other than a Parent Entity or a Restricted Subsidiary, and any “person” (as defined above) is or becomes the “beneficial owner” (as so defined) of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be; provided that so long as the Company is a Subsidiary of any Parent Entity, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Company unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity); provided further that if the notes have a rating from either S&P or Moody’s, such occurrence is followed by a Rating Decline with respect to the notes on any date from the date of the public notice of an arrangement that could result in a Change of Control pursuant to this clause (1) until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either S&P or Moody’s);
(2)   the adoption of a plan relating to the liquidation or dissolution of the Company; or
(3)   the consummation of any transaction (including any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)), other than a Parent Entity, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, units or the like; provided that so long as the Company is a Subsidiary of any Parent Entity, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Company unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity); provided further that if the notes have a rating from either S&P or Moody’s, such occurrence is followed by a Rating Decline with respect to the notes on any date from the date of the public notice of an arrangement that could result in a Change of Control pursuant to this clause (3) until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either S&P or Moody’s).
Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.
“Change of Control Offer” has the meaning assigned to that term in the indenture.
“Common Stock” means the common stock, $0.01 par value per share, of the Company.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(1)   provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(2)   the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus
(3)   depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus
(4)   restructuring costs, charges and reserves to the extent that such costs, charges or reserves were deducted in computing such Consolidated Net Income; plus
(5)   transaction fees and expenses (including transaction fees or breakup fees paid in connection therewith) incurred in connection with any acquisitions or underwritten public Equity Offering to the extent that such fees and expenses were deducted in computing such Consolidated Net Income; plus
(6)   if such Person accounts for its oil and natural gas operations using successful efforts or a similar method of accounting, consolidated exploration and abandonment expense of such Person and its Restricted Subsidiaries, to the extent such expenses were deducted in computing such Consolidated Net Income; minus
(7)   non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; and minus
(8)   to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.
“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP and without any reduction in respect of preferred stock dividends or distributions; provided that:
(1)   all extraordinary gains or losses and all gains or losses realized in connection with the disposition of securities or the early extinguishment of Indebtedness and all gains or losses realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated subsidiaries which is not sold or otherwise disposed of in the ordinary course of business or any gain or loss upon the sale or other disposition of any Capital Stock of any Person will be excluded;
(2)   the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
(3)   the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;
(4)   the cumulative effect of a change in accounting principles will be excluded;
(5)   unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including those resulting from the application of FASB ASC 815 will be excluded;
(6)   any asset impairment or write-downs on Oil and Gas Properties or other assets under GAAP or SEC guidelines will be excluded; and
(7)   any non-cash compensation charge or gain arising from any grant of stock, stock options or other equity based awards will be excluded.
“Consolidated Total Debt” shall mean, at any date, the aggregate principal amount of all Indebtedness of the Company and its Restricted Subsidiaries (other than the Driftwood Companies) at such date (other than obligations in respect of Hedging Obligations).
“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to, without duplication: (A) any Guarantee and (B) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices, in each case, for any speculative purpose; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation is an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not, in any event, exceed the maximum amount of the obligations under the guarantee or other support arrangement.
“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.
“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.
“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.
“Default” means any event that is (or, after notice, the passage of time or both, would be) an Event of Default.
“Derivative Instrument” with respect to a Person means any contract, instrument or other rights to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the notes and/or the creditworthiness of the Company (the “Performance References”).
“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officers’ certificate, setting forth the basis of such valuation and executed by the chief financial officer and one other officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.
“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:
(1)
matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)
is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Equity Interests convertible or exchangeable solely at the option of the Company or a Subsidiary; provided that any such conversion or exchange will be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable); or

(3)
is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (1), (2) and (3), at any point prior to the ninety-first (91st) day after the Maturity Date .

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.
“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.
“Driftwood Companies” means Driftwood LNG Holdings LLC and its Subsidiaries.
“Driftwood Financing” means (i) all Indebtedness of any Driftwood Company and any of their Subsidiaries that is not issued, guaranteed or secured by the Company or any of the Company’s Subsidiaries or any of their respective assets (other than the Driftwood Companies, including the Equity Interests of any such Subsidiary (other than the Collateral)), and (ii) any Equity Interests of any Driftwood Company (other than DriftwoodCo) and (iii) any Disqualified Stock or Preferred Stock of any Driftwood Company.
“Driftwood Project” means the design, construction, financing, maintenance and operation of an LNG terminal facility and associated pipelines referred to as the Driftwood terminal, the Driftwood pipeline and other related pipelines in the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2022.
“DTC” means The Depository Trust Company, a New York corporation.
“Equipment” means all “equipment” as defined in the UCC with such additions to such term as may hereafter be made and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
“Equity Interests” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, including membership interests and/or limited liability company interests (however designated, whether voting or non-voting) of the equity of such Person, including, if such person is a partnership, partnership interests (whether general or limited), if such Person is a limited liability company, membership interests and/or limited liability company interests, and, if such Person is a trust, all beneficial interests therein, and shall also include any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such corporation, partnership, limited liability company or trust, whether outstanding on the date hereof or issued on or after the date hereof, excluding, in each case, any debt securities convertible into such equity.
“Equity Offering” means a sale by the Company of Equity Interests of the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) made for cash or any cash contribution to the equity capital of the Company.
“Existing Convertible Notes” means the Company’s 6.00% Senior Secured Convertible Notes due 2025, issued by the Company pursuant to the Base Indenture, dated as of June 3, 2022, between the Company and Wilmington Trust, National Association, as trustee, and Tech Opportunities LLC, as collateral agent, as amended by the Supplemental Indenture, dated as of June 3, 2022, between the Company and Wilmington Trust, National Association, as trustee, and Tech Opportunities LLC, as collateral agent (collectively, the “Existing Convertible Notes Indenture”).
“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries in existence on the date of the indenture or the Issue Date.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company or by an officer of the Company.
“FASB ASC 815” means Financial Accounting Standards Board Accounting Standards Codification Topic No. 815, Derivatives and Hedging.
“Finance Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a finance lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. Notwithstanding the foregoing, any lease (whether entered into before or after the date of the indenture) that would have been classified as an operating lease pursuant to GAAP as in effect on the date of the indenture will be deemed not to represent a Finance Lease Obligation.
“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings under a revolving credit facility) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined either (i) in accordance with Regulation S-X under the Securities Act or (ii) in good faith by the chief financial or accounting officer of such Person; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated Cash Flow, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC) and that are set forth in an officers’ certificate signed by the chief financial or accounting officer of such Person that states (a) the amount of each such adjustment, (b) that such adjustments are based on the reasonable good faith belief of the officers executing such officers’ certificate at the time of such execution and (c) the factual basis on which such good faith belief is based.
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1)   acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such four-quarter reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2)   the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of on or prior to the Calculation Date, will be excluded;
(3)   the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of on or prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
(4)   any Person that is a Restricted Subsidiary of the specified Person immediately following the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference period;
(5)   any Person that is not to be a Restricted Subsidiary of the specified Person following the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference period; and
(6)   if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).
“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
(1)   the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Dollar-Denominated Production Payments, (ii) the write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness, but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of all payments associated with Finance Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus
(2)   the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
(3)   any interest on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus
(4)   all dividends or distributions, whether paid or accrued and regardless of whether in cash, on any series of Disqualified Stock of such Person or any series of Preferred Stock of its Restricted Subsidiaries, other than dividends or distributions on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person, in each case, on a consolidated basis and determined in accordance with GAAP.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided the definitions or any note and any financial calculations required thereby shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof.
“Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America are pledged and which are not callable or redeemable at the issuer’s option.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). When used as a verb, “Guarantee” has a correlative meaning.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any (a) Interest Rate Agreement and (b) Oil and Gas Hedging Contracts.
“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.
“Indebtedness” means, with respect to any Person, indebtedness of any kind, including, without duplication (1) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within 180 days) to the extent it would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, including reimbursement and other obligations with respect to surety bonds and letters of credit, (2) all obligations evidenced by notes, bonds, debentures or similar instruments, (3) all Capital Lease Obligations and (4) all Contingent Obligations. For the avoidance of doubt, “Indebtedness” of any Person shall not include: (a) current trade payables incurred in the ordinary course of business and payable in accordance with customary practices; (b) deferred tax obligations; (c) minority interests; (d) uncapitalized interest; (e) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business; and (f) obligations of Company or any Subsidiary pursuant to contracts for, or options, puts or similar arrangements relating to, the purchase of raw materials or the sale of inventory at a time in the future entered into in the ordinary course of business.
In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:
(1)   such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);
(2)   such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “Joint Venture General Partner”); and
(3)   there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person;
and then such Indebtedness shall be included in an amount not to exceed:
(a)   the lesser of (i) the net assets of the Joint Venture General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or
(b)   if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Fixed Charges to the extent actually paid by such Person or its Restricted Subsidiaries.
“Intellectual Property” means all Copyrights, Trademarks, Patents, Licenses, trade secrets and inventions, mask works, applications therefor and reissues, extensions, or renewals thereof, together with all rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.
“Interest Rate Agreement” means any interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against or manage exposure to fluctuations in interest rates and is not for speculative purposes.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and excluding trade payables), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law), together with all items that are or would be classified as investments in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Person that were not sold or disposed of in an amount determined as provided in the final paragraph of the definition of “Permitted Restricted Payments.” The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the definition of “Permitted Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
For the avoidance of doubt, “Investments” excludes (a) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Affiliate of the Company (other than any Restricted Subsidiary); and (b) any purchase or acquisition of Indebtedness of the Company or any of its Subsidiaries.
The amount of any Investments outstanding for purposes of any basket shall be equal to the aggregate amount of Investments made pursuant to such basket reduced (but not below zero) by the following without duplication:
(1)   the aggregate net proceeds (including the Fair Market Value of assets other than cash) received by the Company or any Restricted Subsidiary upon the sale or other disposition of any Investment made pursuant to such clause;
(2)   the net reduction in Investments made pursuant to such clause resulting from dividends, repayments of loans or advances or other transfers of assets to Company or any Restricted Subsidiary;
(3)   to the extent that the amount available for Investments of any basket was reduced as the result of the designation of an Unrestricted Subsidiary, the portion (proportionate to Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated, or liquidated or merged into, a Restricted Subsidiary; and
(4)   the net reduction in Investments made pursuant to such clause resulting from the repayment of letters of credit or the expiration of letters of credit undrawn.
“Issue Date” means           , 2022.
“Joint Venture” means any partnership or joint venture that is not a Subsidiary.
“Leverage Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Debt to (2) ProductionCo’s Adjusted EBITDA for the most recently ended four full fiscal quarters immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Debt and Adjusted EBITDA as are appropriate, as determined in good faith by an officer of the Company.
In making the foregoing calculation,
(1)   pro forma effect will be given to any Indebtedness, Disqualified Stock or Preferred Stock incurred during or after the reference period to the extent the Indebtedness, Disqualified Stock or Preferred Stock is

outstanding or is to be incurred on the transaction date as if the Indebtedness, Disqualified Stock or Preferred Stock had been incurred on the first day of the reference period;
(2)   pro forma calculations of interest on Indebtedness bearing a floating interest rate will be made as if the rate in effect on the transaction date had been the applicable rate for the entire reference period;
(3)   Fixed Charges related to any Indebtedness, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for consolidated interest expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;
(4)   pro forma effect will be given to:
(A)   the creation, designation or redesignation of Subsidiaries,
(B)   the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Subsidiary after the beginning of the reference period, and
(C)   the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the Company or any Subsidiary following the transaction date that has occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, at the beginning of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.
“License” means any Copyright License, Patent License, Trademark License or other written license of rights or interests.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest; provided that licenses, strain escrows and similar provisions in collaboration agreements, research and development agreements that do not create or purport to create a security interest, encumbrance, levy, lien or charge of any kind shall not be deemed to be Liens for purposes of the notes.
“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to the ratings business thereof.
“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale but excluding any non-cash consideration deemed to be cash for purposes of the “Asset Sales” provisions of the indenture), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, commissions, and sales , distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such Asset Sale and any relocation expenses and severance and associated costs, expenses and charges of personnel relating to the assets subject to or incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such

Asset Sale and any reserve for adjustment or indemnification obligations (fixed or contingent) in respect of the sale price of such asset or assets established in accordance with GAAP.
“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company immediately prior to such date of determination.
“Non-Recourse Debt” means Indebtedness:
(1)   as to which neither the Company nor any of its Restricted Subsidiaries (a) provide credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions or Liens on the Equity Interests of Unrestricted Subsidiaries; and
(2)   as to which the lenders will not have any contractual recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary), except for Customary Recourse Exceptions or Liens on the Equity Interests of Unrestricted Subsidiaries.
“Oil and Gas Business” means (i) the acquisition, exploration, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties, (ii) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties, (iii) any business relating to exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith and (iv) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) through (iii) of this definition.
“Oil and Gas Hedging Contracts” means any puts, cap transactions, floor transactions, collar transactions, forward contracts, commodity swap agreements, commodity option agreements, or other similar agreements or arrangements in respect of Hydrocarbons to be used, produced, processed or sold by the Company or any of its Restricted Subsidiaries that is customary in the Oil and Gas Business and designed to protect such Person against fluctuation in or manage exposure to Hydrocarbon prices and not for speculative purposes.
“Oil and Gas Properties” means all properties, including equity or other ownership interest therein, owned by such Person or any of its Restricted Subsidiaries which contain or are believed to contain “proved oil and gas reserves” as defined in Rule 4-10 of Regulation S-X of the Securities Act.
“Parent Entity” means any direct or indirect parent of the Company.
“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement the Company or a Restricted Subsidiary of the Company now holds or hereafter acquires any interest.
“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.
“Payment Default” means a Default relating to a failure by the Company to make any payment when due on the notes.
“Permitted Business Investments” means (a) Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including (i) ownership interests in oil, natural gas, other Hydrocarbon properties or any interest therein or gathering, transportation, processing, storage or related systems or ancillary real property interests, (ii) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral interests, processing agreements, farm in agreements, farm-out agreements, developments agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, limited liability company agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties, (iii) direct or indirect ownership interests or Investments in drilling rigs, fracturing units and other equipment used in the Oil and Gas Business or in persons that own or provide such equipment and (iv) Investments in (including in equity or other ownership interests in entities engaged in) the development of technology or infrastructure relating to renewable energy generation, energy storage, mobility, advanced fuels, carbon mitigation, hydrogen technologies, fuel cells or electric vehicles and (b) Investments in the marketing, transportation or development of liquefied natural gas and any infrastructure, including the construction of any terminal facilities, appurtenant thereto or agreements, transactions, interests or arrangements which permit the same.
“Permitted Indebtedness” means:
(1)   the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;
(2)   the incurrence by the Company of Indebtedness represented by the notes to be issued on the date of the indenture;
(3)   Indebtedness, Disqualified Stock or Preferred Stock constituting any Driftwood Financing;
(4)   Indebtedness to trade creditors incurred by the Company or any Restricted Subsidiary in the ordinary course of business, including, but not limited to, Indebtedness incurred in the ordinary course of business with corporate credit cards;
(5)   Indebtedness among the Company and its Restricted Subsidiaries (other than Indebtedness owed by (a) (i) ProductionCo or one of its Subsidiaries to (ii) the Company or any of its other Restricted Subsidiaries, and (b) (i) the Company or any of its Restricted Subsidiaries to (ii) any Driftwood Company); provided that any such Indebtedness owed by the Company or the Driftwood Companies to a Restricted Subsidiary that is not the Company, the Driftwood Companies, ProductionCo or a Wholly-Owned Subsidiary of ProductionCo will be subordinated to the Indebtedness in respect of the notes;
(6)   industrial revenue bonds or similar tax-exempt Indebtedness, purchase money Indebtedness and Capital Lease Obligations in an aggregate principal $10.0 million at any time outstanding;
(7)   Indebtedness in respect of the financing of insurance premiums payable within one year incurred in the ordinary course of business;
(8)   to the extent constituting Indebtedness, indemnification, adjustment of purchase price, earnout, escrow or similar obligations, in each case, incurred or assumed in connection with any acquisition or disposition not prohibited hereunder;
(9)   to the extent constituting Indebtedness, obligations (including letters of credit) associated with worker’s compensation claims, including title insurance, payment obligations in connection with self-insurance, or similar requirements, or performance, bid, surety or similar bonds or surety obligations required by applicable law or by third parties in the ordinary course of the business of ProductionCo and its Subsidiaries in connection with the operation of, or provision for the abandonment and remediation of, their properties;
(10)   Indebtedness due to a draft or similar instrument inadvertently drawn against insufficient funds; provided,however, that such Indebtedness is extinguished within five Business Days of incurrence;
(11)   obligations in respect of minimum volume commitments or to make take-or-pay or similar payments (regardless of nonperformance);

(12)   Indebtedness of any Person outstanding on the date that such Person becomes a Subsidiary of the Company (whether by acquisition, merger, consolidation or otherwise) and not incurred in contemplation thereof;
(13)   extensions, refinancings, replacements and/or renewals of any items of Permitted Indebtedness described in clauses (1) through (12) and (22) of this definition of Permitted Indebtedness as well as any Indebtedness incurred pursuant to the first paragraph of the covenant described under “— Certain Covenants — Issuance of Indebtedness and Issuance of Preferred Stock”, provided that, other than with respect to any Driftwood Financing, (1) the principal amount is not increased above the then-outstanding principal (or accreted value, in the case of Indebtedness issued with original issue discount) thereof (including undrawn or available committed amounts), plus an amount necessary to pay all accrued (including, for purposes of defeasance, future accrued) and unpaid interest of the refinanced Indebtedness and any fees, premiums and expenses related to such exchange or refinancing or (2) the terms are not modified to impose materially more burdensome terms, taken as a whole, upon the Company or its Subsidiaries, as the case may be, and provided further, other than with respect to any Driftwood Financing, that if the lender of any such proposed extension, refinancing or renewal of Permitted Indebtedness incurred hereunder is different from the lender of the Permitted Indebtedness to be so extended, refinanced or renewed then, in addition to the foregoing proviso, such Permitted Indebtedness shall also not have a final maturity date, amortization payment, sinking fund, put right, mandatory redemption or other repurchase obligation at the option of the lender or holder of such Indebtedness, or be prepayable at the option of the Company or its Subsidiaries (as applicable), in any case earlier than 91 days following the Maturity Date (except, in each case, for (A) customary mandatory prepayments or offers to prepay with proceeds of asset sales or casualty events or indebtedness not permitted thereunder or upon the occurrence of a change of control and (B) scheduled amortization no greater than 5% of the original principal amount of such Indebtedness per year) and any mandatory prepayments under any Driftwood Financing (any extensions, refinancings, replacements and/or renewals described in this clause (13), “Permitted Refinancing Indebtedness”);
(14)   in the event the Existing Convertible Notes are repaid in full or in part otherwise converted into Equity Interests in full or in part, Indebtedness in an aggregate amount equal to the amount by which the aggregate principal amount outstanding of the Existing Convertible Notes has decreased, which, for the avoidance of doubt, may not exceed $500.0 million; provided that the terms are not modified to impose materially more burdensome terms, taken as a whole, upon the Company or its Subsidiaries, as the case may be, as determined in good faith by an officer of the Company;
(15)   (i) undrawn obligations in respect of letters of credit or similar instruments in the ordinary course of business and (ii) reimbursement obligations in connection with letters of credit or similar instruments that are secured by Cash or Cash Equivalents;
(16)   Indebtedness that also constitutes a Permitted Investment; provided that immediately after giving effect to the Incurrence of such Indebtedness on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, such entity would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio and the Secured Leverage Ratio tests set forth in the first paragraph of the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;”
(17)   Hedging Obligations entered into in the ordinary course of business and not for speculative purpose;
(18)   Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(19)   Indebtedness evidenced by promissory notes subordinated to the notes issued to current or former employees or directors of Company or any Restricted Subsidiary (or their respective spouses or estates) in lieu of cash payments for Capital Stock being repurchased from such Persons;
(20)   Guarantees of other Permitted Indebtedness (other than clause (3)) or Indebtedness permitted under the first paragraph of the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” above; provided that immediately after giving effect to the Incurrence of such Indebtedness on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, such entity would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio and the Secured Leverage Ratio tests set forth in the first paragraph of the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;” and provided, further, that in no event may the Company Guarantee Indebtedness of any Driftwood Company
(21)   Indebtedness under trade finance credit lines in an aggregate principal amount not to exceed $300.0 million at any time outstanding for the purpose of financing the purchase of liquefied natural gas cargos for resale in the normal course of business; and
(22)   other Indebtedness in an aggregate principal amount not to exceed $25.0 million at any time outstanding.
“Permitted Intellectual Property Licenses” means agreements relating to Intellectual Property (A) license rights or other rights to use in existence at the Issue Date and (B) non-exclusive license rights granted or other rights to use in the ordinary course of business which may include licenses with unlimited renewal options solely to the extent such options require mutual consent for renewal or are subject to financial or other conditions as to the ability of licensee to perform under the license.
“Permitted Investments” means:
(1)   any Investments, (i) so long as any such Investments made in connection with ProductionCo Operations must be made by ProductionCo or the Subsidiaries of ProductionCo and (ii) to the extent not otherwise included within the definition of ProductionCo Operations, Permitted Business Investments;
(2)   any Investment in the Company or in a Restricted Subsidiary;
(3)   any Investment in Cash or Cash Equivalents;
(4)   any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:
(a)   such Person becomes a Restricted Subsidiary of the Company; or
(b)   such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;
(5)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale (or a disposition excluded from the definitions thereof) that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales,” including pursuant to an Asset Swap;
(6)   any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
(7)   any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;
(8)   Investments represented by Hedging Obligations;
(9)   loans or advances to officers, directors or employees made in the ordinary course of business of the Company or any Restricted Subsidiary;
(10)   repurchases of the notes;

(11)   any Guarantee of Indebtedness permitted to be incurred by the covenant entitled “—Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” other than a Guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;
(12)   any Investment existing on, or made pursuant to binding commitments existing on, the date of the indenture and any Investment consisting of an amendment, restatement, supplement, extension, refunding, replacement, modification or renewal, in whole or in part, of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;
(13)   Investments acquired after the Issue Date as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(14)   Investments received as a result of a foreclosure by, or other transfer of title to, the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;
(15)   receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;
(16)   endorsements of negotiable instruments and documents in the ordinary course of business;
(17)   such Investments consisting of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;
(18)   guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business (other than any such guarantees of performance or other obligations made by the Company in favor of any Driftwood Company);
(19)   advances and prepayments for asset purchases in the ordinary course of business in the Oil and Gas Business of the Company or any Restricted Subsidiary;
(20)   any Investments in existence on the Issue Date; and
(21)   other Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (21) that are at the time outstanding, determined at the time such Investment is made, that do not exceed $25.0 million; provided, however, that if any Investment pursuant to this clause (21) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (21) for so long as such Person continues to be a Restricted Subsidiary.
“Permitted Liens” means:
(1)   Liens created for the benefit of (or to secure) the notes;
(2)   Liens existing on the Issue Date;

(3)   Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and that are appropriately reserved for in accordance with GAAP if required by GAAP;
(4)   Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords, operators’, royalty, surface damages and other like Persons arising in the ordinary course of business, including Liens under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the disposition, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, gathering agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements; provided that the payment thereof is not more than 90 days past due or which are being contested in good faith by appropriate proceedings;
(5)   Liens arising from judgments, decrees or attachments in circumstances which do not constitute a Default or an Event of Default hereunder;
(6)   the following pledges or deposits, to the extent made in the ordinary course of business: deposits under workers’ compensation, unemployment insurance, social security and other similar laws or legislation, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;
(7)   Liens on Equipment or software or other intellectual property or fixed or capital assets constituting purchase money Liens and Liens in connection with Capital Leases, industrial revenue bonds or similar tax-exempt Indebtedness securing Indebtedness permitted under clause (6) of the the definition of “Permitted Indebtedness;”
(8)   leasehold interests in leases or subleases and licenses granted in the ordinary course of the Company’s business and Permitted Intellectual Property Licenses;
(9)   Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties that are promptly paid on or before the date they become due;
(10)   Liens as security for insurance related obligations (including, but not limited to, in respect of deductibles, financed insurance premiums, self-insured retention amounts and premiums and adjustments thereto) (provided that such Liens extend only to such insurance proceeds and not to any other property or assets);
(11)   statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms;
(12)   easements, zoning restrictions, rights-of-way, restrictions on the use of real property, and other similar encumbrances on real property imposed by law or arising in the ordinary course of business and minor irregularities of title to real property so long as they do not individually or in the aggregate materially impair the value or marketability of the related property;
(13)   Liens on Cash or Cash Equivalents securing obligations permitted under clauses (4), (8) and (15) of the definition of “Permitted Indebtedness;”
(14)   Liens securing Indebtedness permitted under clause (3) of the definition of “Permitted Indebtedness,” provided that the assets securing such Liens are solely in respect of assets or Equity Interests of a Driftwood Company, other than the Collateral;
(15)   Liens on the assets or Equity Interests of ProductionCo or its Subsidiaries securing Indebtedness incurred under clause (14) of the definition of “Permitted Indebtedness;”

(16)   Liens on the assets of any Person in existence on the date that such Person becomes a Subsidiary of the Company (whether by acquisition, merger, consolidation or otherwise) and not created in contemplation thereof;
(17)   Liens incurred in connection with the extension, renewal, replacement or refinancing of the Indebtedness secured by Liens of the type described in clauses (1) through (16) above (other than any Indebtedness repaid with the proceeds of the notes); provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien (plus improvements, proceeds and products thereof);
(18)   Liens securing Indebtedness permitted under clause (20) of the definition of “Permitted Indebtedness,” provided that immediately after giving effect to Indebtedness on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, such entity would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Secured Leverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” and provided, further, that no such Liens may by incurred by the Company in favor of any Driftwood Company;
(19)   Liens on assets or Equity Interests of the Company and its Restricted Subsidiaries (other than the Driftwood Companies) incurred to secure Indebtedness permitted to be incurred pursuant to the first paragraph of the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;” provided that, at the time of incurrence and after giving pro forma effect to the incurrence thereof, the Secured Leverage Ratio would be no greater than 1.5 to 1.0;
(20)   Liens securing Hedging Obligations of the Company or any of its Restricted Subsidiaries;
(21)   Liens on Equity Interests of any Unrestricted Subsidiary;
(22)   any obligations or duties affecting any property of the Company or any Restricted Subsidiary to any municipality or public authority with respect to any franchise, grant, license or permit that does not materially impair the use of such property for the purposes for which it is held;
(23)   Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute, not yet due and payable;
(24)   Liens (other than any Lien incurred by the Company in favor of any Driftwood Company) encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements; and
(25)   Liens in favor of the Company or any Restricted Subsidiary (other than any Lien incurred by the Company in favor of any Driftwood Company).
“Permitted Refinancing Indebtedness” has the meaning set forth in clause (13) of the definition of Permitted Indebtedness.
“Permitted Restricted Payments” means, with respect to any Person, any of the following:
(1)   the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the indenture;
(2)   the making of any Restricted Payment in exchange for, or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds will not be considered to be net cash proceeds from an Equity Offering for purposes of the “Optional Redemption” provisions of the indenture;

(3)   the repurchase, redemption, defeasance, satisfaction and discharge or other acquisition or retirement for value of Subordinated Indebtedness with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;
(4)   repurchases of Subordinated Indebtedness at a purchase price not greater than (i) 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control or (ii) 100% of the principal amount of such Subordinated Indebtedness in the event of an Asset Sale, in each case plus accrued and unpaid interest thereon, to the extent required by the terms of such Indebtedness, but only if, with respect to each series:
(a)   in the case of a Change of Control with respect to the notes, the Company has first complied with and fully satisfied its obligations under the provisions described under “— Repurchase at the Option of Holders — Change of Control;” or
(b)   in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations in accordance with the covenant under the heading “— Repurchase at the Option of Holders — Asset Sales;”
(5)   the repurchase of Equity Interests deemed to occur upon the exercise of stock or other equity options to the extent such Equity Interests represent a portion of the exercise price of those stock or other equity options and any repurchase or other acquisition of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants, incentives or other rights to acquire Equity Interests;
(6)   payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person; and
(7)   repurchases, redemptions, dividends or distributions made in the form of the Equity Interests of such Person (other than repurchases, redemptions, dividends or distributions by DriftwoodCo while the Collateral remains subject to the Liens created by the Pledge Agreement);
(8)   payment in lieu of fractional shares of the Equity Interests of such Person in connection with any dividend, split, or combination thereof or upon exercise of any warrants or derivative securities;
(9)   to the extent constituting a Restricted Payment, payments made in any form in connection with the exercise of warrants issued by the Company outstanding on the Issue Date;
(10)   payments made or expected to be made in respect of withholding or similar taxes payable upon exercise of the Equity Interests of such Person by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates or permitted transferees), and any repurchases of such Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represents a portion of the exercise price of such options or warrants or required withholding or similar taxes;
(11)   repurchases, redemptions, dividends or distributions in accordance with incentive compensation plans approved by such Person’s Board of Directors (or equivalent governing body);
(12)   dividends or distributions by any Restricted Subsidiary to the Company or any other Restricted Subsidiary (provided that with respect to any non-Wholly Owned Subsidiary, such Restricted Payment shall be on a pro rata or better than pro rata basis to the Company or Restricted Subsidiaries of the Company);
(13)   repurchases or redemptions of any class of Equity Interests pursuant to employee, director or consultant repurchase plans or other similar agreements approved by the Company’s Board of Directors;
(14)   other repurchases, redemptions, dividends or distributions effected by the Company or its Subsidiaries in an aggregate principal amount not to exceed $25.0 million;

(15)   to the extent constituting a Restricted Payment, repayments or conversions of the Existing Convertible Notes or any Indebtedness incurred in accordance with clause (14) of the definition of “Permitted Indebtedness;” and
(16)   to the extent constituting a repurchase, redemption or distribution, conversion (at the conversion price in effect as of the date hereof) of the series C preferred shares of the Company held by Bechtel Oil, Gas and Chemicals, Inc. into shares of Common Stock, provided that, notwithstanding the foregoing, none of the foregoing transactions shall qualify as a Permitted Restricted Payment if such transaction would effect a transfer of Collateral to any Person other than to the Pledgor in respect of the Pledge Agreement at the applicable time.
The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend or distribution, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of determining compliance with the foregoing covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (16) of this definition of “Permitted Restricted Payment,” the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or other such transaction (or portion thereof) on the date made or later reclassify such Restricted Payment or other such transaction (or portion thereof) in any manner that complies with this definition.
“Person” or “person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other similar Equity Interests (however designated) of such Person, whether outstanding or issued after the date of the indenture.
“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.
“Production Payments and Reserve Sales” means the grant or transfer by the Company or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or any of its Restricted Subsidiaries.
“ProductionCo” means Tellurian Production Holdings LLC, a Delaware limited liability company.
“ProductionCo Operations” means the exploration, drilling and extraction of natural gas and related and resulting products by ProductionCo and its Wholly-Owned Subsidiaries.
“Rating Category” means:
(1)   with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and
(2)   with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).
“Rating Decline” means a decrease in the rating of the notes by either Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) from the rating of the notes on the date of the applicable occurrence referred to in clauses (1) or (3) of the definition of “Change of Control” under the indenture. In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories, namely + or - for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease of one gradation.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary. Except where expressly stated otherwise, all references to Restricted Subsidiaries refer to Restricted Subsidiaries of the Company.
“S&P” means S&P Global Ratings, and any successor to the ratings business thereof.
“Screened Affiliate” means any Affiliate of a holder (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holders in connection with its investment in the notes.
“Secured Leverage Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Debt (other than the notes) and its Restricted Subsidiaries that is secured by any Lien to (2) ProductionCo’s Adjusted EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Debt and ProductionCo’s Adjusted EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Leverage Ratio.
“Securities Act” means the Securities Act of 1933, as amended.
“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.
“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person, provided that, notwithstanding the foregoing, ProductionCo or any Wholly-Owned Subsidiary of ProductionCo shall be deemed a Significant Subsidiary at all times for the purposes hereof.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subordinated Indebtedness” means Indebtedness of the Company or a Restricted Subsidiary that is contractually subordinated in right of payment to the notes or with respect to the Collateral.
“Subsidiary” means, with respect to any Person,
(1)   any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and
(2)   any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or a Restricted Subsidiary of the Company or in which the Company or a Restricted Subsidiary of the Company now holds or hereafter acquires any interest.
“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.
“Treasury Rate” means, in respect of any redemption date for the notes, the yield to maturity as of the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available on the second Business Day prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to            , 2025; provided, however, that if the period from the redemption date to           , 2025 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (1) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (2) prior to such redemption date file with the trustee an officers’ certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.
“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.
“Unrestricted Subsidiary” means any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated (or deemed designated) by the Company as an Unrestricted Subsidiary pursuant to an officers’ certificate delivered to the trustee, but only to the extent that such Subsidiary:
(1)   has no Indebtedness other than Non-Recourse Debt (other than, in the case of any such designation (or deemed designation), any guarantee of the notes or Guarantees or any Indebtedness that would be released upon such designation);
(2)   except as permitted by the covenant described above under the caption “— Certain Covenants — Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and
(3)   is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, except to the extent the foregoing would be treated as an Investment permitted under the indenture.
Any Subsidiary of an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.
“Wholly-Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Equity Interests or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly-Owned Subsidiaries of such Person.

DESCRIPTION OF THE WARRANTS
The following description is intended to be an overview of the material provisions of the warrants. The following summary is not complete and is qualified in its entirety by reference to the full text of the warrant agreement and the form of warrant exhibited thereto, which are included in this prospectus supplement as Annex A.
General.   Each warrant will be initially exercisable for one share of common stock. The number of shares of common stock issuable upon exercise is subject to adjustment in the event of stock or cash dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. No fractional shares of common stock will be issued upon exercise of the warrants.
Exercisability.   The warrants will be immediately exercisable upon their separation from the units and will expire on           , 2027. The warrants will be exercisable, at the option of each holder, (i) by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise or (ii) through a “cashless exercise” mechanism as set forth in the warrant agreement. Moreover, the warrants will not be exercisable unless any required clearances, consents, approvals and waivers under any antitrust laws applicable to such exercise have been obtained and any waiting periods under the Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended, applicable to such exercise have expired or been terminated.
Exercise limitations.   A holder (together with its affiliates and other attribution parties) may not exercise any portion of a warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99% of our outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 9.99% upon 61 days’ notice to us subject to the terms of the warrants.
Exercise price.   The initial per share exercise price of the warrants is $      , which is equal to 120% of the trailing 30-day volume-weighted average price of our common stock as of the date of pricing of this offering. The exercise price and number of shares of common stock issuable upon exercise is subject to adjustment in the event of stock and cash dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.
Listing.   We have applied to list the warrants being offered in this offering on the NYSE American. No assurance can be given that our application will be approved. Currently, there is no established public trading market for the warrants being offered in this offering and no assurance can be given that a trading market will develop for the warrants. If our listing application is rejected, the liquidity of the warrants will be limited. The warrants may not be traded separately from the notes until approximately the 60th day following the date of this prospectus supplement. Accordingly, until such date, the warrants sold in this offering may be traded only as units.
Fundamental transactions.   In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.
Rights as a stockholder.   Except as otherwise provided in the warrant or by virtue of a holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.
Warrant agent.   Wilmington Trust, National Association is acting as warrant agent for the warrants.

DESCRIPTION OF OUR CAPITAL STOCK
The following is a summary of the material terms of our capital stock, and is qualified in its entirety by reference to the complete text of our amended and restated certificate of incorporation, our amended and restated by-laws and the certificate of designations governing our Series C convertible preferred stock, each of which is incorporated by reference in this prospectus supplement. See “Where You Can Find More Information.”
Our amended and restated certificate of incorporation authorizes us to issue 800,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 per share. As of August 19, 2022, 564,870,208 shares of our common stock were issued and outstanding and 6,123,782 shares of Tellurian Series C convertible preferred stock (the “Series C Preferred Shares”) were issued and outstanding.
The rights of the holders of our common stock and Series C Preferred Shares are governed by the Delaware General Corporation Law (the “DGCL”), our amended and restated certificate of incorporation, our amended and restated by-laws and the certificate of designations governing the Series C Preferred Shares.
Common Stock
Voting rights.   Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Cumulative voting in the election of directors is not permitted. Under our amended and restated by-laws, unless otherwise provided in our amended and restated certificate of incorporation or the DGCL with respect to a specified action, matters to be voted on by stockholders are generally decided by a majority of the votes cast, except that contested elections of directors will be decided by a plurality vote. Our amended and restated by-laws provide that the presence at a stockholders’ meeting of one-third of the voting power of our outstanding stock entitled to vote at the meeting will constitute a quorum.
Dividend and distribution rights.   Holders of outstanding shares of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for the payment of dividends. As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. In the event of our liquidation, dissolution, or winding up of our affairs, holders of our common stock will be entitled to receive ratably our net assets available to the stockholders.
Preemptive, conversion and redemption rights.   Holders of our outstanding common stock have no conversion or redemption rights. In addition, holders of our common stock have no preemptive rights under the DGCL. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then-existing stockholders may be diluted.
Registrar and transfer agent.   Our registrar and transfer agent for all shares of common stock is Broadridge Corporate Issuer Solutions, Inc.
Preferred Stock Generally
Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, covering up to an aggregate of 100,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by our board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights and redemption rights.
Series C Convertible Preferred Stock
Voting rights.   Holders of the Series C Preferred Shares will be entitled to one vote for each Series C Preferred Share held on matters submitted to a vote of common stockholders.

Conversion.   Holders of the Series C Preferred Shares may convert all or any portion of such shares for shares of Tellurian common stock on a one-for-one basis. At any time after “Substantial Completion” of “Project 1,” each as defined in and pursuant to the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Driftwood LNG Phase 1 Liquefaction Facility, dated as of November 10, 2017, by and between Driftwood LNG LLC, a Delaware limited liability company and a subsidiary of Tellurian, and Bechtel Oil, Gas and Chemicals, Inc. (now known as Bechtel Energy Inc.), or at any time after March 21, 2028, Tellurian has the right, at its option, to cause not less than all of the Series C Preferred Shares to be converted into shares of Tellurian common stock on a one-for-one basis. The conversion ratio will be subject to customary anti-dilution adjustments.
Dividends.   The Series C Preferred Shares do not have dividend rights. Tellurian will be prohibited from paying dividends on its common stock so long as the Series C Preferred Shares remain outstanding.
Liquidation.   In the event of any liquidation, dissolution or winding up of the affairs of Tellurian (a “Liquidation Event”), after payment or provision for payment of the debts and other liabilities of Tellurian, holders of the Series C Preferred Shares will be entitled to receive the greater of (i) an amount in cash equal to $8.16489 per share and (ii) the amount that would be received by the holders of the Series C Preferred Shares had such holders converted those shares into Tellurian common stock immediately prior to the Liquidation Event.
Priority.   So long as any Series C Preferred Shares remain outstanding, Tellurian may not, without the consent of the holders of at least a majority of the Series C Preferred Shares, authorize the issuance of any class of shares that is pari passu with or senior to the Series C Preferred Shares in the payment of dividends or the distribution of assets following a Liquidation Event, except in limited circumstances.
Anti-Takeover Provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws
Our amended and restated certificate of incorporation and amended and restated by-laws also contain provisions that we describe in the following paragraphs, which may delay, defer, discourage, or prevent a change in control of us, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders, including an offer by a potential acquirer at a price higher than the market price for the stockholders’ shares.
Among other things, our amended and restated certificate of incorporation and amended and restated by-laws:
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divide our board of directors into three classes serving staggered three-year terms, which could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors;

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provide that all vacancies on the board of directors, including newly created directorships, will, except as otherwise required by law, be filled by the vote of a majority of directors then in office;

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provide our board of directors with the ability to authorize currently undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences designated by the board that could have the effect of impeding the success of any attempt to change control of us;

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establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days, and not more than 120 days, prior to the first anniversary of the prior year’s annual meeting (or, in the case of a special meeting, not less than 90 days or more than 120 days prior to the date of the meeting). Our amended and restated by-laws specify the information that must be included in a stockholder’s notice. These requirements may prevent stockholders from bringing matters before the stockholders at an annual or special meeting;

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provide that stockholders may not act by written consent in lieu of a meeting unless the action, and the taking of such action by written consent, has been approved in advance by the board of directors;

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provide that stockholders are not permitted to call special meetings of stockholders. Only our chairman of the board, president, and the board of directors are permitted to call a special meeting of stockholders; and

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provide that our board of directors may alter, amend, or repeal our by-laws or approve new by-laws without further stockholder approval, and provide that a stockholder amendment to the by-laws requires a favorable vote of two-thirds of the voting power of all outstanding voting stock.

Anti-Takeover Provisions of Delaware Law
We are subject to the anti-takeover provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
Section 203 defines a “business combination” as a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within the three prior years did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is subject to the three-year moratorium unless:
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our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained that status;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

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the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

These provisions may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including by discouraging takeover attempts that might result in a premium over the market price for the shares of our stock and that are favored by the holders of a majority of our then-outstanding stock.

DESCRIPTION OF OTHER INDEBTEDNESS
The following descriptions are intended to be an overview of the material provisions of the indentures governing our 6.00% Senior Secured Convertible Notes due 2025 and our 8.25% Senior Notes due 2028 and of our trade finance credit line. The following summaries of the material provisions of the indentures governing our 6.00% Senior Secured Convertible Notes due 2025 and our 8.25% Senior Notes due 2028 are not complete and are qualified in their entirety by reference to the full text of such indentures, which are filed as exhibits to the registration statement of which this prospectus supplement is a part.
6.00% Senior Secured Convertible Notes due 2025
General.   We issued $500 million aggregate principal amount of 6.00% Senior Secured Convertible Notes due 2025 (for purposes of this section, the “existing convertible notes”) in June 2022. The existing convertible notes bear interest at 6.00% per annum and will mature on May 1, 2025.
Ranking.   The existing convertible notes are senior obligations and rank effectively senior to all unsecured indebtedness of the Company to the extent of the value of the collateral securing such notes for so long as the collateral secures such notes (see “— Collateral” and “— Optional redemption” below) and senior to any subordinated indebtedness.
Conversion.   The conversion rate for the existing convertible notes is 174.703 shares of our common stock per $1,000 principal amount of existing convertible notes (equivalent to a conversion price of approximately $5.724 per share of common stock) (the “conversion price”). The conversion price is subject to adjustment in certain circumstances described in the indenture governing the existing convertible notes.
Investor redemption.   On each of May 1, 2023 and May 1, 2024 (each, a “convertible redemption date”), the holders of the existing convertible notes may redeem up to $166,666,000 of the initial principal amount of the existing convertible notes at par, plus accrued and unpaid interest.
Other redemption at the option of holders.   Holders of the existing convertible notes may force us to redeem the existing convertible notes for cash upon (i) a “Fundamental Change” or (ii) an “Event of Default” (as those terms are defined in the indenture governing the existing convertible notes), at the greater of (a) 115% of the principal amount of existing convertible notes then outstanding and (b) 115% of the product of (1) the conversion rate in effect on the trading day immediately preceding the redemption event, (2) the total principal amount of the applicable existing convertible notes then outstanding and (3) the average daily volume-weighted price per share of our common stock for 10 trading days prior to the redemption event, plus accrued and unpaid interest.
Forced conversion.   We will force the holders of the existing convertible notes to convert all of those notes if (i) the trading price of our common stock closes above 200% of the conversion price for 20 consecutive trading days and (ii) at the time of the conversion, the stock is freely tradeable, no event of default has occurred and is continuing and the other equity conditions have been met for 20 consecutive trading days (the “forced conversion trigger”).
Collateral.   Our obligations under the existing convertible notes are secured by a pledge of the equity interests in our indirect wholly owned subsidiary Tellurian Production Holdings granted by Tellurian Investments LLC. Tellurian Production Holdings owns all of our upstream oil and gas assets.
Covenants.   The indenture governing the existing convertible notes includes certain affirmative and negative covenants, including (i) limitations on future indebtedness, excluding financing for the Driftwood Project, (ii) a minimum cash covenant of $100.0 million, which may be reduced to $50.0 million in certain circumstances and (iii) additional covenants limiting liens, investments, distributions/dividends/stock purchases, asset transfers, transactions with affiliates and restricted issuances.
Optional redemption.   We may provide written notice to each holder of the existing convertible notes calling all of such holder’s existing convertible notes for a cash purchase price equal to 120% of the principal amount being redeemed, plus accrued and unpaid interest (the “optional redemption”), and each holder will have the right to accept or reject such optional redemption. Whether or not any holder accepts the offer of an optional redemption, upon the Company’s compliance with its redemption obligations to any holders accepting an optional redemption or upon all holders rejecting such offer, the collateral securing the existing convertible notes shall be automatically released.

Events of default.   Events of default under the indenture governing the existing convertible notes include failures to pay amounts due under such notes or convert such notes when required, defaults in covenants, cross-payment default/acceleration of indebtedness in excess of $10,000,000, bankruptcy events, suspension from trading of our common stock on an eligible exchange and failure to timely file Exchange Act reports.
Ownership cap.   No holder of existing convertible notes will be permitted to exercise conversion rights if doing so would result in it becoming the beneficial owner (as defined under Section 13(d) of the Exchange Act) of more than 4.99% of the shares of the Company (the “ownership cap”). If a forced conversion trigger occurs that would result in the investor beneficially owning shares in excess of the ownership cap, the investor shall receive, in lieu of such excess shares, the right to receive such shares as and when they can be issued in compliance with the ownership cap.
Prohibition on variable rate transactions.   We entered into a securities purchase agreement with the initial holder of the existing convertible notes pursuant to which, among other things, so long as any existing convertible notes are outstanding, we may not effect any “Variable Rate Transaction” or issue any additional 8.25% Senior Notes due 2028 pursuant to our at-the-market debt program. “Variable Rate Transaction” is generally defined to mean a transaction involving the issuance of convertible securities with a conversion price that varies based on changes in the trading price of our common stock or is subject to being reset at a future date upon the occurrence of specified events (not including customary structural adjustments). Sales of common stock pursuant to an at-the-market equity program and project-level financing transactions in which the conversion price of convertible securities issued cannot be set, and such securities cannot be issued, while the existing convertible notes are outstanding, will not be considered Variable Rate Transactions.
8.25% Senior Notes due 2028
General.   We issued $57.7 million aggregate principal amount of 8.25% Senior Notes due 2028 (for purposes of this section, the “existing non-convertible notes”) in the fourth quarter of 2021 and, pursuant to our at-the-market debt program, in the first quarter of 2022. The existing non-convertible notes bear interest at a rate of 8.25% per annum and will mature on November 30, 2028.
Ranking.   The existing non-convertible notes are senior unsecured obligations and rank equal in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness. The existing non-convertible notes are effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The existing non-convertible notes are structurally subordinated to all existing and future indebtedness (including trade payables) of our subsidiaries.
Optional redemption.   We may redeem the existing non-convertible notes for cash in whole or in part at any time at our option (i) on or after November 30, 2023 and prior to November 30, 2024, at a price equal to $25.75 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after November 30, 2024 and prior to November 30, 2025, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (iii) on or after November 30, 2025 and prior to November 30, 2026, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iv) on or after November 30, 2026 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. In addition, we may redeem the existing non-convertible notes, in whole or in part, at any time before November 30, 2023 at a redemption price equal to 100% of the principal amount of the existing non-convertible notes plus an applicable make-whole premium set forth in the indenture governing such notes.
Events of default.   Events of default under the indenture governing the existing non-convertible notes include failure to pay principal, failure to pay interest, failure to observe or perform any other covenant or warranty in such notes or such indenture, and certain events of bankruptcy, insolvency or reorganization.
Covenants.   The indenture that governs the existing non-convertible notes contains certain covenants, including, but not limited to, restrictions on our ability to merge or consolidate with or into any other entity. However, such indenture does not contain any financial covenants.

Trade Finance Credit Line
On July 19, 2021, we entered into an uncommitted trade finance credit line for up to $30.0 million that is intended to finance the purchase of LNG cargos for ultimate resale in the normal course of business. On December 7, 2021, the uncommitted trade finance credit line was amended and increased to $150.0 million. As of June 30, 2022, no amounts were drawn under this credit line.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
This section is a discussion of the material U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the securities offered hereby and the ownership and disposition of any shares of our common stock issued to the holder of the warrants upon the exercise of the warrants (for purposes of this section, the “issued common shares”), but does not purport to be a complete analysis of all potential tax effects and does not address the effects of any state, local, alternative minimum, estate, gift or non-U.S. tax laws. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, and judicial and administrative interpretations thereof, each as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect and to differing interpretations, which could result in U.S. federal income tax considerations different from those described below. No rulings from the Internal Revenue Service (the “IRS”) have been or are expected to be sought with respect to the matters discussed below. The discussion below is not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS will not take a position concerning the tax considerations of the purchase, ownership, or disposition of the securities or the ownership and disposition of any issued common shares that is different from those discussed below or that any such position would not be sustained.
The summary generally applies only to holders of the securities that purchase the securities in this offering at the “issue price,” which we assume will be the price indicated on the cover of this prospectus supplement, and that hold the securities and any issued common shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code, or a holder whose “functional currency” is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as partnerships and pass-through entities and investors in such entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, passive foreign investment companies, controlled foreign corporations, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, persons holding the securities or issued common shares as part of a hedging, conversion or integrated transaction or a straddle, persons that own, or are deemed to own, more than 5% of our common stock, persons deemed to sell the securities or the issued common shares under the constructive sale provisions of the Code, or persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to the securities or the issued common shares to their financial statements). Finally, the summary does not address the potential application of the Medicare contribution tax on net investment income, the effects of the U.S. federal estate and gift tax laws or any applicable non-U.S., state or local laws.
INVESTORS CONSIDERING THE PURCHASE OF THE SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS, NON-U.S., STATE AND LOCAL LAWS, AND TAX TREATIES.
As used herein, the term “U.S. holder” means a beneficial owner of the securities or issued common shares that, for U.S. federal income tax purposes, is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (a) is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
As used herein, the term “non-U.S. holder” means a beneficial owner of the securities or issued common shares that is neither a U.S. holder nor a partnership (including entities and arrangements classified as partnerships for U.S. federal income tax purposes) for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the securities or issued common shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of the securities or issued common shares that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning, or disposing of the securities and owning and disposing of the issued common shares.
General
The units should be treated for U.S. federal income tax purposes as an investment unit consisting of the notes and the warrants. The purchase price paid for the units must be allocated between the notes and the warrants based on their respective relative fair market values. We will determine this allocation based upon our determination, which we will complete at the closing of this offering, of the relative values of the notes and the warrants. This allocation will be reported to the holder of the securities. This allocation is not binding on the IRS or the courts, but is binding on you, unless you disclose to the IRS a different allocation on a statement attached to your timely filed federal income tax return. Prospective investors are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities, and the allocation between the notes and the warrants of the purchase price paid for the units.
U.S. Holders
The following discussion is a summary of certain U.S. federal income tax considerations applicable to a U.S. holder of the securities and any issued common shares.
Original Issue Discount
The notes are being issued with original issue discount (“OID”) in an amount equal to the excess of the “stated redemption price at maturity” of the notes over their “issue price.” For purposes of the foregoing, the general rule is that the stated redemption price at maturity of a debt instrument is the sum of all payments provided by the debt instrument other than payments of “qualified stated interest.” The “issue price” of the notes is the amount of the purchase price paid for the units that is allocated to the notes (see “— General” above). A U.S. holder generally must include OID in gross income without regard to the receipt of cash attributable to that income. However, a U.S. holder generally will not be required to include separately in income cash payments received on the notes.
The amount of OID includible in income for a taxable year by a U.S. holder will generally equal the sum of the “daily portions” of the total OID on the notes for each day during the taxable year (or portion of the taxable year) on which such holder held the notes. Generally, the daily portion of the OID is determined by allocating to each day in any accrual period a ratable portion of the OID allocable to such accrual period. The amount of OID allocable to an accrual period will generally be the product of the “adjusted issue price” of the notes at the beginning of such accrual period and its “yield to maturity.” The “adjusted issue price” of the notes at the beginning of an accrual period will equal the issue price plus the amount of OID previously includible in the gross income of the holder, less any payments made on the notes on or before the first day of the accrual period. The “yield to maturity” of the notes should be the discount rate that, when used to compute the present value of all payments to be made on the notes under the schedule of amortization payments, produces an amount equal to the issue price of the notes. An accrual period may be of any length and may vary in length over the term of the notes, provided that each accrual period is no longer than one year and each scheduled payment on the notes occurs either on the final day or the first day of an accrual period.
Sale, Exchange, Redemption or Other Taxable Disposition of the Notes
A U.S. holder generally will recognize capital gain or loss if the holder disposes of notes in a sale, exchange, redemption or other taxable disposition. The U.S. holder’s gain or loss will equal the difference between the amount realized by the holder and the holder’s tax basis in the notes. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the notes. The U.S. holder’s tax basis in the notes generally will equal the amount the holder paid for the notes, increased by the OID previously included in gross income by the holder and reduced by any payments previously received by the holder in respect of the notes. The gain or loss recognized by the U.S. holder on the disposition of notes generally will be long-term capital gain or loss if the holder held the notes for more than one year, or short-term capital gain or loss if the holder held the notes for one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers generally are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.
Exercise or Lapse of the Warrants
Except as discussed below with respect to the net exercise of a warrant (referred to herein as a “cashless exercise”), upon the exercise of a warrant, a U.S. holder will not recognize gain or loss and will have a tax basis in the issued common shares received equal to the U.S. holder’s tax basis in the warrant plus the exercise price of the warrant. The holding period for the issued common shares received pursuant to the exercise of a warrant will begin on the date following the date of exercise and will not include the period during which the U.S. holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. holder will recognize a capital loss in an amount equal to its tax basis in the warrant. Such loss will be long-term capital loss if the warrant has been held for more than one year as of the date the warrant lapsed. The deductibility of capital losses is subject to certain limitations.
Under certain circumstances, upon the exercise of a warrant, you may elect to settle the exercised warrant pursuant to a cashless exercise. The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free either because the exercise is not a gain recognition event or because the exercise is treated as a tax-free recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s tax basis in the issued common shares received would equal the U.S. holder’s tax basis in the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the issued common shares would include the holding period of the warrant. If the cashless exercise were otherwise treated as not being a gain recognition event, the holding period in the issued common shares might be treated as commencing on the date following the date of exercise of the warrants. We expect to treat such an exchange as a tax-free recapitalization for U.S. federal income tax purposes.
It is possible, however, that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have exchanged for cash equal to their fair market value a number of warrants having a value equal to the exercise price for the total number of warrants to be exercised. In this case, a U.S. holder would recognize gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to pay the exercise price and the U.S. holder’s tax basis in such warrants deemed surrendered. Alternatively, a U.S. holder may recognize gain or loss in an amount equal to the fair market value of all the warrants surrendered in the exercise less the U.S. holder’s tax basis in such warrants. In either such case, any such gain or loss would be capital gain or loss, and would be long-term capital gain or loss if the U.S. holder’s holding period of the warrants at the time of the exchange exceeded one year, and the U.S. holder’s tax basis in the issued common shares received would equal the sum of the U.S. holder’s tax basis in the warrants deemed exercised plus the amount of gain recognized in the exchange. A U.S. holder’s holding period for the issued common shares received would commence on the date following the date of exercise of the warrants.
DUE TO THE ABSENCE OF AUTHORITY ON THE U.S. FEDERAL INCOME TAX TREATMENT OF A CASHLESS EXERCISE OF WARRANTS, THERE CAN BE NO ASSURANCE WHICH, IF ANY, OF THE ALTERNATIVE TAX CONSEQUENCES AND HOLDING PERIODS DESCRIBED ABOVE WOULD BE ADOPTED BY THE IRS OR A COURT. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF A CASHLESS EXERCISE OF WARRANTS.
Adjustment to Exercise Price
Under Section 305 of the Code, if certain adjustments are made (or not made) to the number of shares of our common stock to be issued upon the exercise of a warrant or to the warrant’s exercise price, a U.S. holder may be deemed to have received a constructive distribution, which could result in the inclusion of dividend income.

Distributions on Common Stock
If after a U.S. holder acquires any issued common shares we make a distribution in respect of our common stock from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), the distribution generally will be treated as a dividend to the extent of such current or accumulated earnings and profits and will be includible in a U.S. holder’s income at the time such holder is treated as receiving such distribution for U.S. federal income tax purposes. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. holder’s investment, up to the U.S. holder’s tax basis in its common stock, and any remaining excess will be treated as capital gain from the sale or exchange of the common stock (as described below under “— Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants”). If the U.S. holder is a U.S. corporation, it would generally be able to claim a dividends received deduction on a portion of any distribution taxed as a dividend, provided that certain holding period and other requirements are satisfied. Subject to certain exceptions, dividends received by non-corporate U.S. holders are taxed at the reduced rates applicable to long-term capital gains, provided that certain holding period requirements are met.
Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants
A U.S. holder generally will recognize capital gain or loss on a sale, exchange or other taxable disposition of issued common shares or warrants. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the holder and the holder’s tax basis in the issued common shares or warrants. The proceeds received by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the issued common shares or warrants. The gain or loss recognized by a U.S. holder on a sale, exchange or other taxable disposition of issued common shares or warrants will be long-term capital gain or loss if the holder’s holding period in the issued common shares or warrants is more than one year, or short-term capital gain or loss if the holder’s holding period in the issued common shares or warrants is one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers generally are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
The following discussion is a summary of certain U.S. federal income tax considerations applicable to a non-U.S. holder of the securities and any issued common shares.
Payments of Interest on the Notes
Payments to a non-U.S. holder of interest (including OID) on the notes will not be subject to U.S. federal income or withholding tax if the non-U.S. holder qualifies for the “portfolio interest” exemption. A non-U.S. holder will qualify for the portfolio interest exemption if
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such non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

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such non-U.S. holder is not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

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such non-U.S. holder is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (as described in Section 881(c)(3)(A) of the Code); and

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the interest paid on the notes to such non-U.S. holder is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply.

The exemption from taxation and withholding described above and several of the special rules for non-U.S. holders described below generally apply only if a non-U.S. holder appropriately certifies as to its non-U.S. status. A non-U.S. holder can generally meet the certification requirement by providing a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) to the applicable withholding agent. Other methods might be available to satisfy the certification requirements described above, depending on the non-U.S. holder’s particular circumstances. Special rules apply to foreign intermediaries, including partnerships, estates and trusts, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent.
If a non-U.S. holder cannot satisfy the requirements of the “portfolio interest” exemption described above, payments of interest (including OID) made to such non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate unless (1) the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty or (2) the payments of interest are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment by the non-U.S. holder in the United States).
If a non-U.S. holder is engaged in the conduct of a trade or business within the United States and if interest (including OID) on the note is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will generally be subject to U.S. federal income tax on such interest (including OID) on a net income basis in the same manner as if it were a U.S. holder, subject to an applicable income tax treaty providing otherwise. In addition, if such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of all or a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.
Distributions on Common Stock
Any dividends paid to a non-U.S. holder with respect to issued common shares (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the exercise price of the warrants, see “— U.S. Holders — Adjustment to Exercise Price” above) will be subject to withholding tax at a 30% rate (or lower applicable treaty rate). Because any constructive dividend a non-U.S. holder is deemed to receive would not give rise to any cash from which any applicable withholding tax could be satisfied, this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, interest payments, dividends or sales proceeds subsequently paid or credited to the non-U.S. holder. Dividends and constructive dividends that are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment by the non-U.S. holder in the United States) are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net-income basis at applicable graduated individual or corporate rates. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or lower applicable income tax treaty rate).
A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. Non-U.S. holders eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.
Sale, Exchange, Redemption or Other Taxable Disposition of the Securities or Issued Common Shares
Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— Foreign Account Tax Compliance Act,” a non-U.S. holder generally will not have to pay U.S. federal income tax on any gain realized from the sale, redemption, exchange, retirement or other disposition of the securities or issued common shares unless:
•
such non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of its notes and specific other conditions are met;

•
the gain is effectively connected with such non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. “permanent establishment” maintained by such non-U.S. holder); or

•
with respect to the sale, exchange or other taxable disposition of warrants or issued common shares, we are or have been a United States real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the non-U.S. holder’s holding period for such warrants or issued common shares and one of the circumstances described below applies to the non-U.S. holder.

A non-U.S. holder described in the first bullet point above will be subject to a 30% U.S. federal income tax on the gain derived from the sale, which may be offset by certain U.S.-source capital losses. Gain described in the second bullet point above will be subject to U.S. federal income tax in the same manner as that of a U.S. person, unless an applicable income tax treaty provides otherwise. If such non-U.S. holder is a foreign corporation, such gain may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such income.
Regarding the third bullet point above, it is possible that we may become a USRPHC for U.S. federal income tax purposes. Even if we were a USRPHC, a non-U.S. holder would not be subject to U.S. federal income tax on any gain from the disposition of the warrants or shares of our common stock issued upon exercise of the warrants so long as our common stock continued to be regularly traded on an established securities market within the meaning of the applicable Treasury regulations, except:
•
With respect to a disposition of issued common shares, if the non-U.S. holder has owned, or is deemed to have owned, at any time within the shorter of the five-year period preceding the disposition of such issued common shares or the non-U.S. holder’s holding period, more than 5% of our common stock, such non-U.S. holder generally will be subject to U.S. federal income tax on any gain from the disposition, and

•
With respect to a disposition of the warrants:

•
if the warrants are regularly traded on an established securities market at the time of the disposition and such non-U.S. holder has owned, or is deemed to have owned, at any time within the shorter of the five-year period preceding the disposition of the warrants or the non-U.S. holder’s holding period, more than 5% of the warrants outstanding, such non-U.S. holder generally will be subject to U.S. federal income tax on any gain from the disposition; and

•
if the warrants are not regularly traded on an established securities market at the time of the disposition, such non-U.S. holder generally will be subject to U.S. federal income tax on the gain from the disposition and the transferee of the warrants generally will be required to withhold 15% of the gross proceeds payable to non-U.S. holders if on the date the non-U.S. holder acquired the warrants, such warrants had a fair market value greater than 5% of the fair market value of our common stock outstanding. For this purpose, if non-U.S. holders subsequently acquire additional warrants, then such warrants will be aggregated and valued as of the date of the subsequent acquisition in order to apply the 5% limitation.

If the gain from any disposition is subject to tax as described above, it will be taxed as if the non-U.S. holder were a U.S. holder and such non-U.S. holder would be required to file a U.S. tax return with respect to such gain.
If, during the calendar year in which the relevant sale, exchange or other taxable disposition occurs, we are a USRPHC, and if our common stock has ceased to be regularly traded on an established securities market, a non-U.S. holder generally will be subject to U.S. federal income tax on any gain from the disposition of warrants or issued common shares (regardless of the amount of warrants or our common stock owned), and transferees of the warrants or issued common shares will generally be required to withhold 15% of the gross proceeds payable to non-U.S. holders. The gain from the disposition will be subject to regular U.S. income tax as if non-U.S. holders were U.S. holders, and non-U.S. holders would be required to file a U.S. tax return with respect to such gain.
Non-U.S. holders should consult their tax advisor with respect to the application of the foregoing rules to their ownership and disposition of the securities or issued common shares, and in particular with respect to the potential consequences of our being a USRPHC and the disposition of warrants or issued common shares.

To the extent that the amount realized on any sale, exchange, redemption or other taxable disposition of the notes is attributable to accrued but unpaid interest (including OID) not previously included in income, such amount is treated as interest subject to the rules described above under “— Payments of Interest on the Notes.”
Exercise or Lapse of the Warrants
The U.S. federal income tax treatment of a non-U.S. holder’s exercise or lapse of a warrant, including a cashless exercise of warrants, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described above under “— U.S. Holders — Exercise or Lapse of the Warrants.” Any gain recognized on the cashless exercise of warrants will generally be subject to U.S. federal income tax only in the circumstances described above under “— Sale, Exchange, Redemption or Other Taxable Disposition of the Securities or Issued Common Shares.”
Information Reporting and Backup Withholding
In the case of a U.S. holder, information reporting requirements will generally apply to OID accrued with respect to the notes, distributions on issued common shares (including constructive distributions deemed paid) and to the proceeds of a sale or exchange of the securities or the issued common shares unless a U.S. holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if a U.S. holder fails to provide its correct taxpayer identification number or certification of exempt status, or fails to report in full interest and dividend income.
In the case of a non-U.S. holder, backup withholding and information reporting will apply to payments made unless the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury (usually on IRS Form W-8BEN or W-8BEN-E) that, among other things, it is not a U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. holder), or the non-U.S. holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that the conditions of any exemption are not satisfied).
In addition, information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of a security or issued common shares by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells or otherwise disposes of the securities or the issued common shares through a U.S. broker or the U.S. offices of a foreign broker, the broker generally will be required to report the amount of proceeds paid to such non-U.S. holder to the IRS and also backup withhold on that amount unless the non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. holder) or the non-U.S. holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that the conditions of any exemption are not satisfied). Information reporting will also apply if a non-U.S. holder sells the securities or issued common shares through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that the holder is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a U.S. holder) and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that the conditions of any exemption are not satisfied).
Payment of the proceeds from a sale of securities or issued common shares to or through the United States office of a broker is subject to information reporting and backup withholding, unless the holder certifies as to its non-U.S. holder status or otherwise establishes an exemption from information reporting and backup withholding
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against U.S. federal income tax liability, provided the required information is timely furnished to IRS.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code, commonly referred to as FATCA, generally impose a 30% withholding tax on U.S. source payments, including interest (including OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends if the securities or issued common shares are held by or through
•
certain foreign financial institutions (including investment funds), unless the institution otherwise qualifies for an exemption or enters into an agreement with the U.S. Treasury (i) to collect and report, on an annual basis, information with respect to accounts in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and (ii) to withhold 30% on certain payments; or

•
a non-financial non-U.S. entity, unless the entity (i) either certifies to the applicable withholding agent or the IRS that the entity does not have any “substantial United States owners” or provides certain information regarding the entity’s “substantial United States owners” or (ii) otherwise establishes an exemption from such withholding tax.

While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of property that can give rise to U.S. source interest and dividends, recently proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued.
The rules described above may be modified by an intergovernmental agreement entered into between the United States and an applicable foreign country, or by future Treasury regulations or other guidance.
Non-U.S. holders, or U.S. persons holding the securities or issued common shares through a non-U.S. intermediary, are urged to consult their own tax advisors regarding the possible implications of FATCA on their investment in the securities.

UNDERWRITING
B. Riley Securities, Inc. (“BRS” or the “underwriter”) is acting as sole book-running manager in connection with this offering. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriter (the “Underwriting Agreement”), we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us,                 units.
Subject to the terms and conditions set forth in the Underwriting Agreement, the underwriter has agreed to purchase all of the units sold under the Underwriting Agreement. These conditions include, among others, the continued accuracy of representations and warranties made by us in the Underwriting Agreement, delivery of legal opinions and the absence of any material changes in our assets, business or prospects after the date of this prospectus supplement.
The obligations of the underwriter under the Underwriting Agreement are conditional and may be terminated on the occurrence of certain stated events, including the occurrence of any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of BRS, impractical to market or to enforce contracts for the sale of the units.
We have agreed to indemnify the underwriter against certain liabilities, including, among other things, liabilities under the Securities Act or to contribute to payments the underwriter may be required to make in respect of those liabilities.
We expect to deliver the units against payment for such units on or about                 , 2022, which will be the second business day following the date of the pricing of the units (“T+2”).
In addition, the units will not separate into their constituent components until a separation date which will be on or about                  , 2022, which is the 60th day after the closing of this offering. As a result, holders will not be able to settle any trades of the warrants or the notes prior to such separation date.
Discounts and Expenses
The underwriter has advised us that it proposes initially to offer the units to the public at the public offering price and to dealers at that price less a concession not in excess of $      per unit. After the underwriter has made a reasonable effort to sell the units at the offering price, such offering price may be decreased and may be further changed from time to time to an amount not greater than the offering price set forth herein, and the compensation realized by the underwriter will effectively be decreased by the amount that the price paid by purchasers for the units is less than the original offering price. Any such reduction will not affect the net proceeds received by us. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The following table shows the per note and total underwriting discount that we are to pay to the underwriter in connection with this offering.
	Price to the Public	Underwriting Discount(1)	Net Proceeds(2)
Per unit	$	$	$
Total	$	$	$

(1)
Pursuant to the terms of the Underwriting Agreement, the underwriter will receive a discount equal to $      per unit.

(2)
After deducting the underwriting discount but before deducting expenses of the offering, estimated to be $      .

We estimate that the total expenses of this offering, including registration, filing and listing fees, rating agency fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and reimbursements, will be approximately $300,000 (excluding any reimbursement of fees or disbursements of counsel on behalf of the underwriter). We have also agreed to reimburse the reasonable fees and disbursements of counsel on behalf of the underwriter of up to $250,000.
Stock Exchange Listing
There is no established public trading market for the units or the notes, and we do not expect a market to develop. In addition, we do not intend to list the units or the notes, nor do we expect the units or the notes to be quoted, on NYSE American or any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the units and the notes will be limited.
We have applied to list the warrants being offered in this offering on the NYSE American. However, the warrants may not be traded separately from the notes until approximately the 60th day following the date of this prospectus supplement. Accordingly, until such date, the securities sold in this offering may be traded only as units. Furthermore, the underwriter will have no obligation to make a market in the warrants and may cease market-making activities, if commenced, at any time. Accordingly, an active trading market on the NYSE American for the warrants may not develop or, even if one develops, may not last, in which case the liquidity and market price of the warrants could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer the warrants at the time and price desired will be limited.
Price Stabilization, Short Positions
Until the distribution of the securities is completed, SEC rules may limit the underwriter and selling group members from bidding for and purchasing the securities. However, the underwriter may engage in transactions that have the effect of stabilizing the price of the securities, such as purchases and other activities that peg, fix or maintain that price.
In connection with this offering, the underwriter may purchase and sell the securities in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of securities than it is required to purchase in this offering. Stabilizing transactions consist of various bids for or purchases of securities made by the underwriter in the open market prior to the closing of this offering.
Similar to other purchase transactions, the underwriter’s purchases to cover syndicate short sales may have the effect of raising or maintaining the market price of the securities or preventing or retarding a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on NYSE American, in the over-the-counter market or otherwise.
Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Offer, Sale and Distribution of Units
This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites maintained by the underwriter, and the underwriter may distribute the prospectus supplement and accompanying prospectus electronically.
Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s or any selling group member’s website and any information contained in any other website maintained by the underwriter or any selling group member is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Additional Relationships
The underwriter is a full-service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have in the past and may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates and may in the future receive customary fees and commissions, plus out-of-pocket expenses, for these transactions. BRS acted as sole bookrunner of our August 2021 public offering of 40,250,000 shares of common stock and as a book-running manager of our November 2021 public offering of 8.25% Senior Notes due 2028, and BRS is acting as agent in connection with our at-the-market debt program, and it may provide and continue providing similar or other services to us on customary terms in the future.
B. Riley Financial, Inc. and/or its affiliates have indicated an interest in purchasing units in this offering at the public offering price. However, indications of interest are not binding agreements or commitments to purchase, and such persons may determine to purchase fewer units than they have indicated an interest in purchasing or may determine not to purchase any units in this offering. In addition, the underwriter could determine to sell fewer units to B. Riley Financial, Inc. and/or its affiliates than such persons indicate an interest in purchasing or could determine not to sell any units to such persons.
LEGAL MATTERS
The validity of the notes to be issued by us under this prospectus supplement will be passed upon for us by Kirkland & Ellis LLP. The validity of the units to be issued by us and of the warrants and the shares issuable by us upon exercise of the warrants, in each case under this prospectus supplement, will be passed upon for us by Davis Graham & Stubbs LLP. B. Riley Securities, Inc. is being represented by Davis Polk & Wardwell LLP in connection with the issuance and sale of the securities.
EXPERTS
The financial statements of Tellurian Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this prospectus supplement, and the effectiveness of Tellurian Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
Certain information contained in the documents we include herein and incorporate by reference into this prospectus supplement with respect to the Company’s oil and gas reserves is derived from the reports of Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm, and has been included and incorporated by reference into this prospectus supplement upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports.

Annex A
Form of Warrant Agreement and Warrant
WARRANT AGREEMENT
between
TELLURIAN INC.
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Warrant Agent
Dated as of [•], 2022
Warrants to Purchase Common Stock

WARRANT AGREEMENT
This Warrant Agreement (as may be supplemented, amended or amended and restated pursuant to the applicable provisions hereof, this “Agreement”), dated as of           , 2022, between Tellurian Inc., a Delaware corporation (and any Successor Company that becomes successor to the Company in accordance with Section 15) (the “Company”) and Wilmington Trust, National Association, a national banking association (and any successors of such Warrant Agent appointed in accordance with the terms hereof) (collectively, the “Warrant Agent”). Capitalized terms that are used in this Agreement shall have the meanings set forth in Section 1 hereof.
WITNESSETH THAT:
WHEREAS, in connection with the transactions contemplated by (i) that certain Underwriting Agreement, dated as of           , 2022, by and between the Company and B. Riley Securities, Inc., as representative of the several underwriters named therein, (ii) the Company’s Registration Statement on Form S-3ASR (File No. 333-235793), dated January 3, 2020, as amended by Post-effective Amendment No. 1, dated April 28, 2020 (the “Registration Statement”) and (iii) the Company’s prospectus supplement dated           , 2022 to the base prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement, dated April 28, 2020, the Company proposes to issue and deliver           units (the “Units”), with each Unit consisting of (1) certain notes (the “Notes”) and (2) 75 Warrants (as defined below), and the Warrant Certificates evidencing such Warrants;
WHEREAS, each Warrant shall entitle the registered owner thereof to purchase one share of Common Stock (as defined below), subject to adjustment as provided herein; and
WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, exchange, transfer, substitution and exercise of Warrants.
NOW THEREFORE, in consideration of the mutual agreements herein contained, the Company and the Warrant Agent agree as follows:
1.
Definitions.

“Adjustment Events” has the meaning set forth in Section 5.1.
“Affiliate” of any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent Members” has the meaning set forth in Section 2.4(b).
“Agreement” has the meaning set forth in the preamble hereto.
“Applicable Procedures” means, with respect to any transfer or exchange of, or exercise of any Warrants evidenced by, any Global Warrant Certificate, the rules and procedures of the Depositary that apply to such transfer, exchange or exercise.
“Appropriate Officer” means the Chief Executive Officer, President, Chief Financial Officer and any Vice President, Treasurer or Secretary of the Company.
“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.
“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not (i) a legal holiday in the State of New York or (ii) a day on which banking institutions and trust companies in the State of New York or the Depositary or the office of the Warrant Agent are authorized or obligated by law, regulation or executive order to close.
“Cash Dividend” has the meaning set forth in Section 5.1(c).
“Cashless Exercise” has the meaning set forth in Section 3.7.
“Cashless Exercise Current Market Price” means the average of the Last Reported Sale Price of the Common Stock for the 30 consecutive Trading Days ending on the Trading Day that is, or precedes, such Exercise Date.
“Cashless Exercise Warrant” has the meaning set forth in Section 3.7.
“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.
“Common Stock” means, subject to the provisions of Section 5.1(f), the shares of Common Stock, $0.01 par value, of the Company.
“Company” means the company identified in the preamble hereof.
“Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any Vice President, its Treasurer, any Assistant Treasurer, its Secretary or any Assistant Secretary, and delivered to the Warrant Agent.
“corporation” means a corporation, association, company (including limited liability company), joint-stock company, business trust or other similar entity.
“Countersigning Agent” means any Person authorized by the Warrant Agent to act on behalf of the Warrant Agent to countersign Warrant Certificates.
“Definitive Warrant Certificate” means a Warrant Certificate registered in the name of the Holder thereof that does not bear the Global Warrant Legend and that does not have a “Schedule of Decreases in Warrants” attached thereto.
“Depositary” means DTC and its successors as depositary hereunder.
“DTC” means The Depository Trust Company.
“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case, as amended from time to time.
“Exercise Date” has the meaning set forth in Section 3.2(g).
“Exercise Form” has the meaning set forth in Section 3.2.
“Exercise Period” means the period from and including the Separation Date to and including the Expiration Date.
“Exercise Price” means the exercise price per share of Common Stock, initially set at $      , subject to adjustment as provided in Section 5.1.
“Expiration Date” means the earliest to occur of (x) the Scheduled Expiration Date, (y) the date of consummation of a Fundamental Transaction to which Section 5.1(f) applies and (z) a Winding Up.
“Fundamental Transaction” has the meaning set forth in Section 5.1(f).
“Funds” has the meaning set forth in Section 3.3.
“Global Warrant Certificate” means a Warrant Certificate deposited with or on behalf of and registered in the name of the Depositary or its nominee, that bears the Global Warrant Legend and that has the “Schedule of Decreases in Warrants” attached thereto.

“Global Warrant Legend” means the legend set forth in Section 2.4(a).
“Holder” means any Person in whose name at the time any Warrant Certificate is registered upon the Warrant Register.
“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company.
“Offering” means that certain offering of Units by the Company occurring on the date of this Agreement.
“Original Issue Date” means [•], 2022, the date on which Warrants are originally issued under this Agreement.
“outstanding” when used with respect to any Warrants, means, as of the time of determination, all Warrants theretofore originally issued under this Agreement except (i) Warrants that have been exercised pursuant to Section 3.2(a), (ii) Warrants that have expired pursuant to Section 3.2(c), Section 4 or Section 5.1(f) and (iii) Warrants that have otherwise been acquired by the Company; provided, however, that in determining whether the Holders of the requisite amount of the outstanding Warrants have given any request, demand, authorization, direction, notice, consent or waiver under the provisions of this Agreement, Warrants held directly or beneficially by the Company or any Subsidiary or Affiliate of the Company or any of their respective employees shall be disregarded and deemed not to be outstanding.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, any other entity, unincorporated organization or government or any agency or political subdivision thereof.
“Recipient” has the meaning set forth in Section 3.2(f).
“Required Warrant Holders” means Holders of Warrant Certificates evidencing a majority of the then-outstanding Warrants.
“Scheduled Expiration Date” means [•], 20[27].
“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case, as amended from time to time.
“Separation Date” has the meaning set forth in Section 3.2(b).
“Subsidiary” means a corporation (as defined in this Section 1) more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
“Successor Company” has the meaning set forth in Section 15.
“Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.
“Warrant Agent” has the meaning set forth in the preamble hereof.

“Warrant Certificates” means those certain warrant certificates evidencing the Warrants, substantially in the form set forth in Exhibit A attached hereto, which, for the avoidance of doubt, are either Global Warrant Certificates or Definitive Warrant Certificates.
“Warrant Register” has the meaning set forth in Section 8.
“Warrants” means those certain warrants to purchase initially up to an aggregate of [•] shares of Common Stock at the Exercise Price, subject to adjustment pursuant to Section 5, issued hereunder.
“Winding Up” has the meaning set forth in Section 4.
2.
Warrant Certificates.

2.1   Original Issuance of Warrants.
(a)   On the Original Issue Date, one or more Global Warrant Certificates evidencing the Warrants shall be executed by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall, upon receipt of a Company Order and at the direction of the Company set forth therein, countersign and deliver such Global Warrant Certificates for original issuance to the Depositary, or its custodian, for crediting to the accounts of its participants for the benefit of the holders of beneficial interests in the Warrants on the Original Issue Date pursuant to the Applicable Procedures of the Depositary on the Original Issue Date.
(b)   Except as set forth in Section 2.4, Section 3.2(e), Section 6 and Section 8, the Global Warrant Certificates delivered to the Depositary (or a nominee thereof) on the Original Issue Date shall be the only Warrant Certificates issued or outstanding under this Agreement.
(c)   Each Warrant Certificate shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one share of Common Stock, subject to adjustment as provided in Section 5.
(d)   Each Warrant Certificate shall at all times bear an unrestricted CUSIP.
2.2   Form of Warrant Certificates.
The Warrant Certificates evidencing the Warrants shall be in registered form only and substantially in the form set forth in Exhibit A hereto, shall be dated the date on which countersigned by the Warrant Agent, shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements typed, stamped, printed, lithographed or engraved thereon (which does not impact the Warrant Agent’s rights, duties or immunities) as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to usage.
2.3   Execution and Delivery of Warrant Certificates.
(a)   Warrant Certificates evidencing the Warrants which may be countersigned and delivered under this Agreement are limited to Warrant Certificates evidencing [•] Warrants except for Warrant Certificates countersigned and delivered upon registration of transfer of, or in exchange for, or in lieu of, one or more previously countersigned Warrant Certificates pursuant to Section 2.4, Section 3.2(e), Section 6 and Section 8.
(b)   The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by Section 2.1 or by Section 2.4, Section 3.2(e), Section 6 or Section 8.
(c)   The Warrant Certificates shall be executed in the corporate name and on behalf of the Company by the Chairman (or any Co-Chairman) of the Board of Directors, the Chief Executive Officer, the President or any one of the Vice Presidents of the Company under corporate seal reproduced thereon and attested to by the Secretary, the Treasurer or one of the Assistant Secretaries of the Company, either manually or by facsimile or electronic signature printed thereon. The Warrant

Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company, although at the date of the execution of this Agreement any such person was not such officer.
2.4   Global Warrant Certificates.
(a)   Any Global Warrant Certificate shall bear the legend substantially in the form set forth in Exhibit A hereto (the “Global Warrant Legend”).
(b)   So long as a Global Warrant Certificate is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Agreement with respect to the Warrants evidenced by such Global Warrant Certificate held on their behalf by the Depositary or its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Warrants, and as the sole Holder of such Warrant Certificate, for all purposes. Accordingly, any such Agent Member’s beneficial interest in such Warrants will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility or liability with respect to such records maintained by the Depositary or its nominee or its Agent Members. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.
(c)   Any holder of a beneficial interest in Warrants evidenced by a Global Warrant Certificate registered in the name of the Depositary or its nominee shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in the Warrants evidenced by such Global Warrant Certificate may be effected only through a book-entry system maintained by the Holder of such Global Warrant Certificate (or its agent), and that ownership of a beneficial interest in Warrants evidenced thereby shall be reflected solely in such book-entry form.
(d)   Transfers of a Global Warrant Certificate registered in the name of the Depositary or its nominee shall be limited to transfers in whole, and not in part, to the Depositary, its successors, and their respective nominees except as set forth in Section 2.4(e). Interests of beneficial owners in a Global Warrant Certificate registered in the name of the Depositary or its nominee shall be transferred in accordance with the Applicable Procedures of the Depositary. Notwithstanding anything to the contrary contained herein, in no event shall any Holder be permitted to transfer any Warrant or any beneficial interest in a Warrant until the Warrants are separated from the Units that are sold as part of the Offering.
(e)   A Global Warrant Certificate registered in the name of the Depositary or its nominee shall be exchanged for Definitive Warrant Certificates only if the Depositary (i) has notified the Company that it is unwilling or unable to continue as or ceases to be a clearing agency registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 days or the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 days. In any such event, each Global Warrant Certificate registered in the name of the Depositary or its nominee shall be surrendered to the Warrant Agent for cancellation in accordance with Section 3.5, and the Company shall execute, and the Warrant Agent shall countersign and deliver, upon the Company’s written instruction, to each beneficial owner identified by the Depositary, in exchange for such beneficial owner’s beneficial interest in such Global Warrant Certificate, Definitive Warrant Certificates evidencing, in the aggregate, the number of

Warrants theretofore represented by such Global Warrant Certificate with respect to such beneficial owner’s respective beneficial interest. Any Definitive Warrant Certificate delivered in exchange for an interest in a Global Warrant Certificate pursuant to this Section 2.4(e) shall not bear the Global Warrant Legend. Interests in any Global Warrant Certificate may not be exchanged for Definitive Warrant Certificates other than as provided in this Section 2.4(e).
(f)   The Holder of a Global Warrant Certificate registered in the name of the Depositary or its nominee may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder of a Warrant Certificate is entitled to take under this Agreement or such Global Warrant Certificate.
(g)   Each Global Warrant Certificate will evidence such of the outstanding Warrants as will be specified therein and each shall provide that it evidences the aggregate number of outstanding Warrants from time to time endorsed thereon and that the aggregate number of outstanding Warrants evidenced thereby may from time to time be reduced, to reflect exercises or expirations. Any endorsement of a Global Warrant Certificate to reflect the amount of any decrease in the aggregate number of outstanding Warrants evidenced thereby will be made by the Warrant Agent (i) in the case of an exercise, in accordance with the Applicable Procedures as required by Section 3.2(d) or (ii) in the case of an expiration, in accordance with Section 3.2(c).
(h)   The Company initially appoints DTC to act as Depositary with respect to the Global Warrant Certificates.
(i)   Every Warrant Certificate authenticated and delivered in exchange for, or in lieu of, a Global Warrant Certificate or any portion thereof, pursuant to this Section 2.4 or Section 6 or Section 8, shall be authenticated and delivered in the form of, and shall be, a Global Warrant Certificate, and a Global Warrant Certificate may not be exchanged for a Definitive Warrant Certificate, in each case, other than as provided in Section 2.4(e). Whenever any provision herein refers to issuance by the Company and countersignature and delivery by the Warrant Agent of a new Warrant Certificate in exchange for the portion of a surrendered Warrant Certificate that has not been exercised, in lieu of the surrender of any Global Warrant Certificate and the issuance, countersignature and delivery of a new Global Warrant Certificate in exchange therefor, the Warrant Agent, on the Company’s written instruction, may endorse such Global Warrant Certificate to reflect a reduction in the number of Warrants evidenced thereby in the amount of Warrants so evidenced that have been so exercised.
(j)   Beneficial interests in any Global Warrant Certificate may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Warrant Certificate in accordance with the Applicable Procedures; provided that in no event shall any Holder be permitted to transfer any Warrant or any beneficial interest in a Warrant until the Separation Date.
(k)   At such time as all Warrants evidenced by a particular Global Warrant Certificate have been exercised or expired in whole and not in part, such Global Warrant Certificate shall, if not in custody of the Warrant Agent, be surrendered to or retained by the Warrant Agent for cancellation in accordance with Section 3.5.
3.
Exercise and Expiration of Warrants.

3.1   Right to Acquire Common Stock Upon Exercise.   Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Holder thereof, subject to the provisions thereof and of this Agreement, to acquire from the Company, for each Warrant evidenced thereby, one share of Common Stock at the Exercise Price, subject to adjustment as provided in this Agreement. The Exercise Price, and the number of shares of Common Stock obtainable upon exercise of each Warrant, shall be adjusted from time to time as required by Section 5.1.
3.2   Exercise and Expiration of Warrants.
(a)   Exercise of Warrants.   Subject to and upon compliance with the terms and conditions set forth herein, including Section 3.2(b), a Holder of a Warrant Certificate may exercise all or any whole number of the Warrants evidenced thereby, on any Business Day from and after the Separation Date until 5:00 p.m., New York time, on the Expiration Date, for the Common Stock obtainable thereunder. The Company shall provide written notice to the Warrant Agent and, if Global Warrant Certificates exist, to the Depositary upon the occurrence of the Separation Date. The Warrant Agent shall not be deemed to have any knowledge of the occurrence of such Separation Date until it receives such notice from the Company. On the Separation Date, each Warrant shall be deemed automatically separated from the associated Note and may be transferred separately from such Note notwithstanding any legend on the Warrant Certificate or related Unit.
(b)   Condition to Exercise of Warrants.   No Holder may exercise any Warrant until the Warrants are separated from the Units that are sold as part of the Offering (the date such separation occurs being referred to herein as the “Separation Date”).
(c)   Expiration of Warrants.   The Warrants, to the extent not exercised prior thereto, shall automatically expire, terminate and become void as of 5:00 p.m., New York time, on the Expiration Date. No further action of any Person (including by, or on behalf of, any Holder, the Company, or the Warrant Agent) shall be required to effectuate the expiration of Warrants pursuant to this Section 3.2(c). In the case of a Global Warrant Certificate, the Company shall send a notice to the Holder of such Global Warrant Certificate that the Warrants have expired, terminated and become void promptly following the Expiration Date.
(d)   Method of Exercise.   In order for a Holder to exercise all or any of the Warrants represented by a Warrant Certificate, the Holder thereof must (i) (x) in the case of a Global Warrant Certificate, comply with the Applicable Procedures of the Depositary to provide notice of the number of Warrants being exercised and, if applicable, whether Cashless Exercise is being elected with respect thereto, and deliver such Warrants by book-entry transfer through the facilities of the Depositary to the Warrant Agent in accordance with the Applicable Procedures and otherwise comply with the Applicable Procedures in respect of the exercise of such Warrants or (y) in the case of a Definitive Warrant Certificate, at the office of the Warrant Agent designated for such purpose, (I) deliver to the Warrant Agent an exercise form for the election to exercise such Warrants substantially in the form set forth in Exhibit A hereto (an “Exercise Form”), setting forth the number of Warrants being exercised and, if applicable, whether Cashless Exercise is being elected with respect thereto, and otherwise properly completed and duly executed by the Holder thereof accompanied by a signature guarantee and such other documentation as the Warrant Agent may reasonably request, and (II) surrender to the Warrant Agent the Definitive Warrant Certificate evidencing such Warrants; and (ii) pay to the Warrant Agent an amount equal to (x) all taxes required to be paid by the Holder, if any, pursuant to Section 3.4 prior to, or concurrently with, exercise of such Warrants and (y) except in the case of a Cashless Exercise, the aggregate of the Exercise Price in respect of each share of Common Stock into which such Warrants are exercisable, in case of (x) and (y), by wire transfer in immediately available funds, to the account (No. [•]; ABA No. [•]; Reference: [•]; Attention: [•]) of the Company at the Warrant Agent or such other account of the Company at such banking institution as the Company shall have given notice to the Warrant Agent and such Holder in accordance with Section 11.1(b).
(e)   Partial Exercise.   If fewer than all the Warrants represented by a Warrant Certificate are exercised, (i) in the case of exercise of Warrants evidenced by a Global Warrant Certificate, the Warrant Agent shall cause the custodian of DTC to endorse the “Schedule of Decreases in Warrants” attached to such Global Warrant Certificate to reflect the Warrants being exercised and (ii) in the case of exercise of Warrants evidenced by a Definitive Warrant Certificate, such Definitive Warrant Certificate shall be surrendered and a new Definitive Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company. The Warrant Agent shall countersign the new Definitive Warrant Certificate, registered in such name or names, subject to the provisions of Section 8 regarding registration of transfer and payment of governmental charges in respect thereof, as may be directed in writing by the Holder, and shall deliver the new Definitive Warrant Certificate to the Person or Persons in whose name such new Definitive Warrant Certificate is so registered. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Definitive Warrant Certificates duly executed on behalf of the Company for such purpose.
(f)   Issuance of Common Stock.   Upon due exercise of Warrants evidenced by any Warrant Certificate in conformity with the foregoing provisions of Section 3.2(d), the Warrant Agent shall,

when actions specified in Section 3.2(d)(i) have been effected and any payment specified in Section 3.2(d)(ii) is received (without regard for any taxes that may be payable), deliver to the Company the Exercise Form received pursuant to Section 3.2(d)(i), in the case of a Definitive Warrant Certificate, or otherwise notify the Company of the exercise of the Warrants, in the case of a Global Warrant Certificate, deliver or deposit all funds, in accordance with Section 3.3, received as instructed in writing by the Company and advise the Company promptly thereafter of the amount of funds so deposited to its account. The Company shall thereupon, as promptly as practicable, and in any event within five (5) Business Days after the Exercise Date referred to below, (i) determine the number of shares of Common Stock issuable pursuant to exercise of such Warrants pursuant to Section 3.6 or, if Cashless Exercise applies, Section 3.7 and (ii) (x) in the case of exercise of Warrants evidenced by a Global Warrant Certificate, deliver or cause to be delivered to the Recipient (as defined below) in accordance with the Applicable Procedures, Common Stock in book-entry form to be so held through the facilities of DTC in an amount equal to, or, if the Common Stock may not then be held in book-entry form through the facilities of DTC, duly executed certificates representing, or (y) in the case of exercise of Warrants evidenced by Definitive Warrant Certificates, execute or cause to be executed and deliver or cause to be delivered to the Recipient (as defined below) a certificate or certificates representing, in case of (x) and (y), the aggregate number of shares of Common Stock issuable upon such exercise (based upon the aggregate number of Warrants so exercised), as so determined. The Common Stock in book-entry form or certificate or certificates representing Common Stock so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the applicable Exercise Form and shall be registered or otherwise placed in the name of, and delivered to, the Holder or, subject to Section 3.4, such other Person as shall be designated by the Holder in such Exercise Form (the Holder or such other Person being referred to herein as the “Recipient”). If the Company has a stockholder rights plan in effect upon exercise of the Warrants, each share of Common Stock issued upon such exercise shall be entitled to receive the appropriate number of rights, if any, and any certificates representing the Common Stock issued upon such exercise shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time.
(g)   Time of Exercise.   Each exercise of a Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which each of the requirements for exercise of such Warrant specified in Section 3.2(d) has been duly satisfied (the “Exercise Date”). At such time, Common Stock in book-entry form or the certificates for the Common Stock issuable upon such exercise as provided in Section 3.2(f) shall be deemed to have been issued and, for all purposes of this Agreement, the Recipient shall, as between such Person and the Company, be deemed to be and entitled to all rights of the holder of record of such Common Stock.
(h)   Exercise Limitations.   Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of any Warrant, and a Holder shall not have the right to exercise any portion of such Warrant, to the extent that after giving effect to such issuance after exercise as set forth on the Exercise Form, the Holder (together with the Holder’s Affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s Affiliates (such persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For the purposes of this section, “Affiliate” shall mean any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person as such terms are used in and construed under Rule 405 under the Securities Act. For purposes of the foregoing, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of such Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of such Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the other Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 3.2(h), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3.2(h) applies, the determination of whether such Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of such Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Form or any exercise of the Warrant via Applicable Procedures shall be deemed to be the Holder’s representation that such Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of such Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and neither the Company nor the Warrant Agent shall have any obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3.2(h), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder to the Company, the Company shall, within two Trading Days, confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any Warrants, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon the election by a Holder by notice to the Company, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of such Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3.2(h), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such Warrant held by the Holder and the provisions of this Section 3.2(h) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.2(h) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph may not be waived and shall apply to a successor Holder of such Warrant.
(i)   HSR Clearances.   Notwithstanding anything to the contrary in this Agreement, no Holder shall have the right to exercise any Warrant, and any such exercise shall be null and void and treated as if never made, unless and until after giving effect to such exercise, any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), shall have expired or been terminated, and any required clearances, consents, approvals, and waivers under any other antitrust laws applicable to such exercise shall have been obtained. In furtherance and not in limitation of the foregoing, prior to any such Holder exercising a Warrant, such Holder will, if required under the HSR Act, provide written notice pursuant to 16 C.F.R. § 803.5(a) to the Company, and (x) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable, (y) supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and (z) use its commercially reasonable efforts to take or cause to be taken all other actions necessary, proper or advisable consistent with this Section 3.2(h)(i) to cause the expiration or termination of the applicable waiting periods, or receipt of required authorizations, as applicable, under the HSR Act as soon as practicable. Without limiting the foregoing, the Holder and the Company shall request and shall use commercially reasonable efforts to obtain early termination of the waiting period under the HSR Act.

(j)   Applicable Procedures.   Notwithstanding the foregoing, the Separation Date shall, in the case of any Global Warrant Certificate, be subject to timing requirements imposed by the Applicable Procedures in effecting a separation pursuant to the clauses in the definition of Separation Date. The Company shall use commercially reasonable efforts to comply with the Applicable Procedures in order to effect a separation of the Warrants and Notes on the Separation Date or as shortly thereafter as is practicable.
3.3   Application of Funds upon Exercise of Warrants.   If the Warrant Agent receives funds pursuant to Section 3.2(d)(ii), then the Warrant Agent shall promptly deliver any such funds to the Company.
3.4   Payment of Taxes.   The Company shall pay any and all documentary, issuance, registration, stamp and similar taxes that may be payable in respect of the issue or delivery of Common Stock on exercise of Warrants pursuant hereto. The Company or the Warrant Agent shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of Common Stock in book-entry form or any certificates for Common Stock or payment of cash or other property to any Recipient other than the Holder of the Warrant Certificate evidencing the exercised Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue or deliver any Common Stock in book-entry form or any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or the Company or (b) it has been established to the Company’s and the Warrant Agent’s satisfaction that any such tax or other charge that is or may become due has been paid.
3.5   Cancellation of Warrant Certificates.   Any Definitive Warrant Certificate surrendered for exercise shall, if surrendered to the Company, be delivered to the Warrant Agent. All Warrant Certificates surrendered or delivered to or received by the Warrant Agent for cancellation pursuant to this Section 3.5 or Section 2.4(e) or Section 2.4(k) shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall dispose of any such cancelled Warrant Certificates in accordance with its customary procedures and deliver its certificate of cancellation to the Company, upon the Company’s written request therefor.
3.6   Shares Issuable.   The number of shares of Common Stock “obtainable upon exercise” of Warrants at any time shall be the number of shares of Common Stock into which such Warrants are then exercisable. The Company will confirm the number of shares issuable if so requested by the Holders. The number of shares of Common Stock “into which each Warrant is exercisable” shall be one share, subject to adjustment as provided in Section 5.1.
3.7   Cashless Exercise.   Notwithstanding any provisions herein to the contrary, if, on the Exercise Date of a Cashless Exercise, the Cashless Exercise Current Market Price of one share of Common Stock is greater than the applicable Exercise Price on the Exercise Date, then, in lieu of paying to the Company the applicable Exercise Price by wire transfer in immediately available funds, the Holder may elect to receive Common Stock equal to the value (as determined below) of the Warrants or any portion thereof being exercised (such portion, the “Cashless Exercise Warrants” with respect to such date) by (i) in the case of Warrants evidenced by a Global Warrant Certificate, providing written notice to the Warrant Agent pursuant to the Applicable Procedures; or (ii) in the case of Warrants evidenced by a Definitive Warrant Certificate, providing notice pursuant to the Exercise Form, in the case of (i) or (ii), that the Holder desires to effect a “cashless exercise” (a “Cashless Exercise”) with respect to the Cashless Exercise Warrants, in which event the Company shall issue to the Holder a number of shares of Common Stock with respect to Cashless Exercise Warrants computed using the following formula (it being understood that any portion of the Warrants being exercised on such date that are not Cashless Exercise Warrants will not be affected by this calculation):

X = (Y × (A-B)) ÷ A
Where X =	the number of shares of Common Stock to be issued to the Holder in respect of the Cashless Exercise Warrants
Y =	the number of shares of Common Stock purchasable under the Cashless Exercise Warrants being exercised by the Holder (as of the close of business on the Exercise Date)
A =	the applicable Cashless Exercise Current Market Price of one share of Common Stock (as of the close of business on the Exercise Date)
B =	the applicable Exercise Price (as adjusted through and including the Exercise Date as of the close of business).
The Company shall calculate and transmit to the Warrant Agent the number of shares of Common Stock to be issued on such Cashless Exercise, and the Warrant Agent shall have no obligation under this Agreement to calculate, confirm or verify such amount. Any Cashless Exercise of a Warrant shall have the effect of lowering the outstanding number of shares of Common Stock purchasable thereunder by an amount equal to the number of shares of Common Stock that would be issuable upon exercise of such Warrant in accordance with the terms of this Agreement if such exercise were by means of a cash exercise rather than a Cashless Exercise and not the number of shares of Common Stock actually received by the Holder in connection with such Cashless Exercise.
Notwithstanding any provisions herein to the contrary, if a registration statement (which may be the Registration Statement) covering the issuance of the shares of Common Stock obtainable upon exercise of the Warrants is not available for the issuance of such shares and a Holder desires to exercise a Warrant, then such Holder must effect a Cashless Exercise with respect to such Warrant.
3.8   Cost Basis Information.
(a)   In the event of a cash exercise, the Company shall provide to the Warrant Agent the cost basis for newly issued shares at the time of such exercise. If the Company does not provide such cost basis information to the Warrant Agent, as outlined above, then the Warrant Agent will treat those shares issued hereunder as noncovered securities or the equivalent, and each holder of such shares must obtain such cost basis information from the Company.
4.
Dissolution, Liquidation or Winding up.

Unless Section 5.1(f) applies, if, on or prior to the Expiration Date, the Company (or any other Person controlling the Company) shall propose a voluntary or involuntary dissolution, liquidation or winding up (a “Winding Up”) of the affairs of the Company, the Company shall give written notice thereof to the Warrant Agent and all Holders in the manner provided in Section 11.1(b) prior to the date on which such transaction is expected to become effective or, if earlier, the record date for such transaction. Such notice shall also specify the date as of which the holders of record of the Common Stock shall be entitled to exchange their shares for securities, money or other property deliverable upon such Winding Up, on which date each Holder of Warrant Certificates shall receive the securities, money or other property which such Holder would have been entitled to receive had such Holder been the holder of record of the Common Stock into which the Warrants were exercisable immediately prior to such Winding Up (net of the then-applicable Exercise Price) and the rights to exercise the Warrants shall terminate.
5.
Adjustments.

5.1   Adjustments.   In order to prevent dilution of the rights granted under the Warrants and to grant the Holders certain additional rights, the Exercise Price shall be subject to adjustment from time to time only as specifically provided in this Section 5.1 (the “Adjustment Events”) and the number of shares of Common Stock obtainable upon exercise of Warrants shall be subject to adjustment from time to time only as specifically provided in this Section 5.1.
(a)   Common Stock Dividends, Subdivisions or Combinations.   In the event the Company shall, at any time or from time to time after the Original Issue Date while any Warrants remain outstanding and unexpired in whole or in part, (A) declare and pay a dividend or make a distribution on Common Stock, in each case that is payable in Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (C) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, then in each such case:
(i)   the number of shares of Common Stock issuable upon exercise of such Warrant thereafter shall be proportionately adjusted so that the exercise of such Warrant after such event shall entitle the Holder to receive the aggregate number of shares of Common Stock that such Holder would have been entitled to receive had such Holder exercised such Warrant immediately prior to such event; and
(ii)   the Exercise Price thereafter shall be adjusted to equal the product of the Exercise Price in effect immediately prior to such event multiplied by a fraction (A) the numerator of which shall be the number of shares of Common Stock issuable upon the exercise of such Warrant immediately prior to such event and (B) the denominator of which shall be the number of shares of Common Stock issuable upon the exercise of such Warrant immediately following such event.
Any adjustment made pursuant to this Section 5.1(a) shall become effective immediately after the applicable record date in the case of a dividend or distribution and immediately after the applicable effective date in the case of a subdivision, split, combination or reclassification.
(b)   Certain Issuances of Convertible Securities.   In the event the Company shall, at any time or from time to time after the Original Issue Date while any Warrants remain outstanding and unexpired in whole or in part, distribute, to all or substantially all holders of Common Stock, options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock (collectively, “convertible securities”) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the Last Reported Sale Prices of the Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the record date for such distribution, then in each such case:
(i)   the number of shares of Common Stock issuable upon exercise of such Warrant thereafter shall be adjusted to equal the product of the number of shares of Common Stock issuable upon the exercise of such Warrant immediately prior to such record date multiplied by a fraction (A) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding on a fully diluted and as exercised basis (but, for clarity, excluding the Common Stock issuable upon exercise of such Warrant) on such date but before giving effect to such distribution and (y) the number of additional shares of Common Stock into which convertible securities may be exercised or converted and (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on a fully diluted and as exercised basis (but, for clarity, excluding the Common Stock issuable upon exercise of such Warrant) on such date but before giving effect to such distribution and (2) the number of shares of Common Stock that the aggregate consideration for the total number of such additional shares of Common Stock into which convertible securities may be exercised or converted would purchase at a price per share equal to Last Reported Sale Price of the Common Stock on the record date; and
(ii)   the Exercise Price thereafter shall be adjusted to equal the product of the Exercise Price in effect immediately prior to the record date multiplied by a fraction (A) the numerator of which shall be the number of shares of Common Stock issuable upon the exercise of such Warrant immediately prior to such record date and (B) the denominator of which shall be the number of shares of Common Stock issuable upon the exercise of such Warrant immediately following such record date.
Any adjustment made pursuant to this Section 5.1(b) shall become effective immediately after the applicable record date.
(c)   Cash Dividends.   In the event the Company shall, at any time or from time to time after the Original Issue Date while any Warrants remain outstanding and unexpired in whole or in part, fix a record date for the making or issuance of any dividend of cash or other distribution of cash to all holders of its Common Stock (other than a dividend or distribution for which an adjustment is made pursuant to another provision of this Section 5.1) (a “Cash Dividend”), then in each such case:
(i)   the Exercise Price thereafter shall be adjusted to equal the product of the Exercise Price in effect immediately prior to the record date multiplied by a fraction (A) the numerator of which shall be the Last Reported Sale Price of the Common Stock on such record date less the amount of cash to be so distributed with respect to one share of Common Stock and (B) the denominator of which shall be such Last Reported Sale Price of the Common Stock; and
(ii)   the number of shares of Common Stock issuable upon exercise of such Warrant thereafter shall be adjusted to equal the product of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such record date multiplied by a fraction (A) the numerator of which shall be the Exercise Price in effect immediately prior to such record date and (B) the denominator of which shall be the Exercise Price in effect immediately following such record date.
Any adjustment made pursuant to this Section 5.1(c) shall become effective immediately after the applicable record date.
(d)   Certain Distributions.   In the event the Company shall, at any time or from time to time after the Original Issue Date while any Warrants remain outstanding and unexpired in whole or in part, fix a record date for the making of a distribution to all or substantially all holders of Common Stock of securities, evidences of indebtedness, assets, rights or warrants (other than a dividend or distribution for which an adjustment is made pursuant to another provision of this Section 5.1), then in each such case:
(i)   the Exercise Price thereafter shall be adjusted to equal the product of the Exercise Price in effect immediately prior to the record date multiplied by a fraction (A) the numerator of which shall be the Last Reported Sale Price of the Common Stock on such record date less the portion of the fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed with respect to one share of Common Stock and (B) the denominator of which shall be such Last Reported Sale Price of the Common Stock; and
(ii)   the number of shares of Common Stock issuable upon exercise of such Warrant thereafter shall be adjusted to equal the product of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such record date multiplied by a fraction (A) the numerator of which shall be the Exercise Price in effect immediately prior to such record date and (B) the denominator of which shall be the Exercise Price in effect immediately following such record date.
Any adjustment made pursuant to this Section 5.1(d) shall become effective immediately after the applicable record date.
(e)   Repurchases of Common Stock.   In the event the Company or any of its Subsidiaries shall, at any time or from time to time after the Original Issue Date while any Warrants remain outstanding and unexpired in whole or in part, repurchase, by tender or exchange offer, any shares of Common Stock at a weighted average purchase price in excess of the Last Reported Sale Price of the Common Stock on the business day immediately prior to the earliest of (A) the date of such repurchase, (B) the commencement of an offer to repurchase or (C) the public announcement of such repurchase or offer (such earliest date being referred to as the “Determination Date”), then in each such case:
(i)   the number of shares of Common Stock issuable upon exercise of such Warrant thereafter shall be adjusted to equal the product of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to the Determination Date multiplied by a fraction (A) the numerator of which shall be (x) the number of shares of Common Stock outstanding (including any repurchased shares) immediately prior to the Determination Date on a fully diluted and as exercised basis (but, for clarity, excluding the Common Stock issuable upon exercise of such Warrant), less (y) the number of shares of Common Stock to be repurchased and (B) the denominator of which shall be (x) the number of shares of Common Stock outstanding (including any repurchased shares) immediately prior to the Determination Date on a fully diluted and as exercised basis (but, for clarity, excluding the Common Stock issuable upon exercise of such Warrant), less (y) the number of shares of Common Stock that the aggregate consideration for the total number of shares of Common Stock so repurchased would purchase at a price per share equal to the Last Reported Sale Price of the Common Stock immediately prior to the Determination Date; and
(ii)   the Exercise Price thereafter shall be adjusted to equal the product of the Exercise Price in effect immediately prior to the Determination Date multiplied by a fraction (A) the numerator of which shall be the number of shares of Common Stock issuable upon the exercise of such Warrant immediately prior to the Determination Date and (B) the denominator of which shall be the number of shares of Common Stock issuable upon the exercise of such Warrant immediately following the Determination Date.
Any adjustment made pursuant to this Section 5.1(e) shall become effective immediately after the consummation of the relevant tender or exchange offer.
(f)   Fundamental Transaction.   If, at any time while any Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person (other than a merger or consolidation in which the Company is the continuing or surviving corporation), (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of such Warrant, the Holder shall have the right to receive, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which such Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the weighted average of the form(s) of consideration actually received by the holders of Common Stock. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under such Warrant in accordance with the provisions of this Section 5.1(f) pursuant to written agreements and shall, at the option of the Holder, deliver to the Holder in exchange for such Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to such Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of such Warrant (without regard to any limitations on the exercise of such Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of such Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of such Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under such Warrant with the same effect as if such Successor Entity had been named as the Company herein.
(g)   Calculations.   All calculations under this Section 5.1 shall be made to the nearest cent or the nearest whole share, as the case may be. For purposes of this Section 5.1, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding. In any case in which this Section 5.1 shall require that an adjustment in the Exercise Price be made effective as of a record date for, or otherwise prior to the effectiveness of, a specified event, if Holder exercises such Warrant after such record date, the Company may elect to defer, until the occurrence of such event, the issuance of the shares of Common Stock and other capital stock of the Company in excess of the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that in such case the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder’s right to receive such additional shares and/or other capital securities upon the occurrence of the event requiring such adjustment.
(h)   Notice to Holder.
(i)   Adjustment to Exercise Price.   Whenever the Exercise Price is adjusted pursuant to any provision of this Section 5.1, the Company shall promptly deliver to the Holder in accordance with the Applicable Procedures (with a copy to the Warrant Agent) a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of shares of Common Stock and setting forth a brief statement of the facts requiring such adjustment.
(i)   Par Value.   Notwithstanding anything to the contrary in such Warrant, in no event shall the Exercise Price be reduced below the par value of the Company’s Common Stock.
(j)   Cancellation of Adjustment.   If any adjustment is made pursuant to this Section 5 prior to the effectiveness of the event giving rise to the adjustment, such adjustment will be canceled with any subsequent exercises of a Warrant if the event does not actually occur and the Company shall provide notice to the Holders that such adjustment has been cancelled.
6.
Loss or Mutilation.

If (a) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (b) both (i) there shall be delivered to the Company and the Warrant Agent (A) a claim by a Holder as to the destruction, loss or wrongful taking of any Warrant Certificate of such Holder and a request thereby for a new replacement Warrant Certificate, and (B) such open penalty surety bond and/or indemnity bond as may be required by them to save each of them and any agent of either of them harmless and (ii) such other reasonable requirements as may be imposed by the Company or Warrant Agent as permitted by Section 8-405 of the Uniform Commercial Code have been satisfied, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a “protected purchaser” within the meaning of Section 8-405 of the Uniform Commercial Code or bona fide purchaser, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver to the registered Holder of the lost, wrongfully taken, destroyed or mutilated Warrant Certificate, in exchange therefore or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. At the written request of such registered Holder, the new Warrant Certificate so issued shall be retained by the Warrant Agent as having been surrendered for exercise, in lieu of delivery thereof to such Holder, and shall be deemed for purposes of Section 3.2(d)(i)(y)(II) to have been surrendered for exercise on the date the conditions specified in clauses (A) or (B) of the preceding sentence were first satisfied. The Warrant Agent may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity.
Upon the issuance of any new Warrant Certificate under this Section 6, the Company or the Warrant Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith. The Warrant Agent has no duty or obligation to issue a new Warrant Certificate unless it is satisfied that such tax or charge has been paid.
Every new Warrant Certificate executed and delivered pursuant to this Section 6 in lieu of any lost, wrongfully taken or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the allegedly lost, wrongfully taken or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.
The provisions of this Section 6 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, wrongfully taken, or destroyed Warrant Certificates.
7.
Reservation and Authorization of Common Stock.

The Company covenants that, for the duration of the Exercise Period, the Company will at all times reserve and keep available, from its authorized and unissued Common Stock solely for issuance and delivery upon the exercise of the Warrants and free of preemptive rights, such number of shares of Common Stock and other securities, cash or property as from time to time shall be issuable upon the exercise in full of all outstanding Warrants for cash. The Company further covenants that it shall, from time to time, take all steps necessary to increase the authorized number of shares of Common Stock if at any time the authorized number of shares of Common Stock remaining unissued would otherwise be insufficient to allow delivery of all the Common Stock then deliverable upon the exercise in full of all outstanding Warrants. The Company covenants that all Common Stock issuable upon exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer and will be free from all liens and charges in respect of the issue thereof. The Company shall take all such actions as may be necessary to ensure that all such Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any U.S. national securities exchange upon which Common Stock may be listed (except for official notice of issuance which, if required, shall be immediately delivered by the Company upon each such issuance). The Company covenants that all Common Stock will, at all times that Warrants are exercisable, be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the Common Stock are then listed. The Company covenants that the stock certificates issued to evidence any Common Stock issued upon exercise of Warrants, if any, will comply with the Delaware General Corporation Law and any other applicable law.
The Company hereby authorizes and directs its current and future transfer agents for the Common Stock at all times to reserve stock certificates for such number of authorized shares, to the extent as, and if, required. The Company will supply such transfer agents with duly executed stock certificates for such purposes, to the extent as, and if, required.
8.
Warrant Transfer Books.

The Warrant Certificates evidencing the Warrants shall be issued in registered form only. The Company shall cause to be kept at the office or offices of the Warrant Agent designated for such purpose a warrant register (the “Warrant Register”) in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as herein provided.
Upon surrender for registration of transfer of any Warrant Certificate at the office of the Warrant Agent designated for such purpose, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee or transferees, one or more new Warrant Certificates evidencing a like aggregate number of Warrants.
At the option of the Holder, Warrant Certificates may be exchanged at the office or offices of the Warrant Agent upon payment of the charges hereinafter provided for other Warrant Certificates evidencing a like aggregate number of Warrants. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates of the same tenor and evidencing the same number of Warrants as evidenced by the Warrant Certificates surrendered by the Holder making the exchange.
All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange. Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be: (i) duly endorsed and containing a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, or (ii) be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing, also containing a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association. Further, to effect such transfer or exchange, all other necessary information or documentation shall be provided as the Warrant Agent may reasonably request.
No service charge shall be made for any registration of transfer or exchange of Warrant Certificates; provided, however, the Company or the Warrant Agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.
The Warrant Agent shall, upon the reasonable request of the Company from time to time, deliver to the Company such reports of registered ownership of the Warrants and such records of transactions with respect to the Warrants and the Common Stock as the Company may reasonably request. The Warrant Agent shall, upon reasonable advance notice, also make available to the Company for inspection by the Company’s agents or employees (at the Company’s sole cost and expense), from time to time as the Company may reasonably request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the office of the Warrant Agent designated for such purpose during normal business hours.
The Company shall keep copies of this Agreement and any notices given to Holders hereunder available for inspection, upon reasonable advance notice, by the Holders during normal business hours at the office of the Company designated for such purpose. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.
9.
Warrant Holders.

9.1   No Voting or Dividend Rights.
(a)   No Holder of a Warrant Certificate evidencing any Warrant shall have or exercise any rights by virtue hereof as a holder of Common Stock of the Company, including, without limitation, the right to vote, to receive dividends and other distributions as a holder of Common Stock or to receive notice of, or attend, meetings or any other proceedings of the holders of Common Stock.
(b)   The consent of any Holder of a Warrant Certificate shall not be required with respect to any action or proceeding of the Company.
(c)   Except as provided in Section 4, no Holder of a Warrant Certificate, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Stock prior to, or for which the relevant record date preceded, the date of the exercise of such Warrant.

(d)   No Holder of a Warrant Certificate shall have any right not expressly conferred hereunder or under, or by applicable law with respect to, the Warrant Certificate held by such Holder.
9.2   Rights of Action.   All rights of action against the Company in respect of this Agreement, except rights of action vested in the Warrant Agent, are vested in the Holders of the Warrant Certificates, and any Holder of any Warrant Certificate, without the consent of the Warrant Agent or the Holder of any other Warrant Certificate, may, in such Holder’s own behalf and for such Holder’s own benefit, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder’s right to exercise such Holder’s Warrants in the manner provided in this Agreement.
9.3   Treatment of Holders of Warrant Certificates.   Every Holder, by virtue of accepting a Warrant Certificate, consents and agrees with the Company, with the Warrant Agent and with every subsequent holder of such Warrant Certificate that, prior to due presentment of such Warrant Certificate for registration of transfer, the Company and the Warrant Agent may treat the Person in whose name the Warrant Certificate is registered as the owner thereof for all purposes and as the Person entitled to exercise the rights granted under the Warrants, and neither the Company, the Warrant Agent nor any agent thereof shall be affected by any notice to the contrary.
10.
Concerning the Warrant Agent.

Sections 10.1(d), 10.2, 10.3, 10.4, 10.5 and 10.6 shall survive termination or removal of the Warrant Agent and the Expiration Date.
10.1   Rights and Duties of the Warrant Agent.
(a)   The Company hereby appoints the Warrant Agent to act as agent of the Company as expressly set forth in this Agreement (and no implied terms or conditions shall be read into this Agreement with respect to the Warrant Agent). The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the express terms and conditions set forth in this Agreement, by all of which the Company and the Holders of Warrant Certificates, by their acceptance thereof, shall be bound; provided, however, that the terms and conditions contained in the Warrant Certificates are subject to and governed by this Agreement. The Warrant Agent shall act solely as agent of the Company hereunder and does not assume any obligation or relationship of agency or trust for or with any of the Holders or any beneficial owners of Warrants.
(b)   The Warrant Agent shall not, by countersigning this Agreement, the Warrant Certificates or by any other act hereunder, be deemed to make any representations as to validity or authorization of (i) the Warrants or the Warrant Certificates (except as to its countersignature thereon), (ii) any securities or other property delivered upon exercise of any Warrant, (iii) the accuracy of the computation of the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant, (iv) the correctness of any of the representations of the Company made in such certificates that the Warrant Agent receives; or (v) any of the statements of fact or recitals contained in such Agreement or the Warrant Certificates. The Warrant Agent shall not at any time have any duty to calculate or determine whether any facts exist that may require any adjustments pursuant to Section 5 hereof with respect to the kind and amount of shares or other securities or any property issuable to Holders upon the exercise of Warrants required from time to time. The Warrant Agent shall have no duty or responsibility to determine the accuracy or correctness of such calculation or with respect to the methods employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Section 5 hereof, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Common Stock or stock certificates or other securities or property upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Section 5 hereof or to comply with any of the covenants of the Company contained in Section 5 hereof. The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

(c)   The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.
(d)   The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Warrants with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company. The Warrant Agent shall not be deemed to have notice or knowledge of any default under this Agreement unless it has actual knowledge thereof.
(e)   The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company for any such attorney or agent appointed with due care.
(f)   The Warrant Agent may rely on and shall be held harmless and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it absent gross negligence, willful misconduct or fraud (each as determined by a final judgment of a court of competent jurisdiction) in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, letter, facsimile transmission, telegram or other document, or any security delivered to it, and believed by it to be genuine and to have been made or signed by the proper party or parties, or upon any written or oral instructions or statements from the Company with respect to any matter relating to its acting as Warrant Agent hereunder.
(g)   The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.
(h)   The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including without limitation obligations under applicable regulation or law.
(i)   The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants.
(j)   The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied). The Warrant Agent shall not assume any fiduciary duties or obligations or relationship of agency or trust with any of the owners or holders of the Warrants.
(k)   The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.
(l)   In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, the holder of any Warrant Certificate or any other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by an Appropriate Officer of the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.
(m)   Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Chief Financial Officer or the Secretary of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement, and will be held harmless for such reliance, and shall not be held liable in connection with any delay in receiving such statement.
(n)   The Warrant Agent shall have no liability for any action taken, or errors in judgment made, in good faith by any of its officers, employees or agents, unless it shall have been grossly negligent in ascertaining the pertinent facts. The permissive rights of the Warrant Agent to do things enumerated in this Agreement shall not be construed as duties.
10.2   Limitation of Liability.
(a)   The Warrant Agent shall be liable hereunder only for its own gross negligence or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) in the performance of its duties hereunder. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought. Neither party to this Agreement shall be liable to the other party for any consequential, indirect, special, punitive or incidental damages of any kind whatsoever (including, but not limited to loss of profit) under any provisions of this Agreement or otherwise arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages. Notwithstanding anything to the contrary herein, the Warrant Agent shall owe no duty or have any liability to the Holders under any of the provisions of this Agreement or the Warrants, other than to act without gross negligence or willful misconduct in performing its obligations in connection with the exercise of a Warrant by such Holder.
(b)   Exclusions.   The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant. The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 5 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any Common Stock shall, when issued, be valid and fully paid and non-assessable.
10.3   Indemnification.
(a)   The Company covenants and agrees to indemnify and to hold the Warrant Agent and its directors, officers, employees and agents and hold them harmless against any liabilities, actions, suits, proceedings at law or in equity and any other costs, fees, expenses (including reasonable and documented fees of its legal counsel and including costs of enforcements of its right to indemnity under this Section 10.3), losses or damages of any nature, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Warrant Agent pursuant hereto; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such liabilities, actions, suits, proceedings at law or in equity and any other costs, fees, expenses, losses and damages of any nature incurred or suffered by the Warrant Agent as a result of, or arising out of, its gross negligence or willful misconduct (each as determined by a final decision of a court of competent jurisdiction). The terms of this indemnity shall survive the Expiration Date and the earlier resignation or removal of the Warrant Agent.
(b)   Instructions.   From time to time, the Company may provide the Warrant Agent with instructions, by Company Order, certificate of an Appropriate Officer, or otherwise, concerning the services performed by the Warrant Agent hereunder. In addition, at any time the Warrant Agent may apply to any officer of Company for instruction in the form of a Company Order, a certificate of an Appropriate Officer or otherwise, and may consult with legal counsel for the Warrant Agent or the Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by Company for any action taken, suffered or omitted to be taken by Warrant Agent in reliance upon any Company instructions, Company Order, certificate of an Appropriate Officer or upon the advice or opinion of such counsel. Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Company.
10.4   Right to Consult Counsel.   The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it absent gross negligence, willful misconduct or fraud (each as determined by a final judgment of a court of competent jurisdiction) in good faith reliance upon the opinion or advice of such counsel.
10.5   Compensation and Reimbursement.   The Company agrees to pay the Warrant Agent from time to time compensation for all fees and expenses relating to its services hereunder in accordance with a mutually agreed upon fee schedule and to reimburse the Warrant Agent for reasonable expenses and disbursements, including reasonable counsel fees incurred in connection with the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of Warrant Agent’s duties hereunder.
10.6   Warrant Agent May Hold Company Securities.   The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity. Nothing herein shall preclude the Warrant Agent or any Countersigning Agent from acting in any other capacity for the Company or for any other legal entity.
10.7   Resignation and Removal; Appointment of Successor.
(a)   The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising prior to such resignation as a result of the Warrant Agent’s own gross negligence or willful misconduct each as determined in a final non-appealable decision of a court of competent jurisdiction) after giving 30 days’ prior written notice to the Company. The Company may remove the Warrant Agent upon 30 days’ written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the expense of the Company, cause notice to be given in accordance with Section 11.1(b) to the Company of said notice of resignation. Upon such resignation or removal, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of 30 calendar days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Holder of any Warrant Certificate or the Warrant Agent (at the expense of the Company) may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. The new Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the reasonable expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. The predecessor Warrant Agent shall not be required to make any additional expenditure (without assurance of reimbursement satisfactory to it) or assume any additional liability in connection with the foregoing. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section 10.7(a), however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new Warrant Agent as the case may be.
(b)   Any Person into which the Warrant Agent or any new Warrant Agent may be merged, or any Person resulting from any consolidation, sale, merger, conversion or sale to which the Warrant Agent or any new Warrant Agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be given in accordance with Section 11.1(b) to each Holder of a Warrant Certificate at such Holder’s last address as shown on the Warrant Register.
10.8   Appointment of Countersigning Agent.
(a)   The Warrant Agent may appoint a Countersigning Agent or Agents which shall be authorized to act on behalf of the Warrant Agent to countersign Warrant Certificates issued upon original issue and upon exchange, registration of transfer or pursuant to Section 6, and Warrant Certificates so countersigned shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. Wherever reference is made in this Agreement to the countersignature and delivery of Warrant Certificates by the Warrant Agent or to Warrant Certificates countersigned by the Warrant Agent, such reference shall be deemed to include countersignature and delivery on behalf of the Warrant Agent by a Countersigning Agent and Warrant Certificates countersigned by a Countersigning Agent.
(b)   Any Person into which a Countersigning Agent may be merged or any corporation resulting from any consolidation to which such Countersigning Agent shall be a party, shall be a successor Countersigning Agent without any further act; provided, that, such corporation would be eligible for appointment as a new Countersigning Agent under the provisions of Section 10.8(a), without the execution or filing of any paper or any further act on the part of the Warrant Agent or the Countersigning Agent. Any such successor Countersigning Agent shall promptly cause notice of its succession as Countersigning Agent to be given in accordance with Section 11.1(b) to each Holder of a Warrant Certificate at such Holder’s last address as shown on the Warrant Register.
(c)   A Countersigning Agent may resign at any time by giving 30 days’ prior written notice thereof to the Warrant Agent and to the Company. The Warrant Agent may at any time terminate the agency of a Countersigning Agent by giving 30 days’ prior written notice thereof to such Countersigning Agent and to the Company.
(d)   The Company shall pay to each Countersigning Agent from time to time reasonable compensation for its services under this Section 10.8 and, to the extent the Warrant Agent makes any such payment directly, the Warrant Agent shall be entitled to be reimbursed for such payments, subject to the provisions of Section 10.5.
(e)   Any Countersigning Agent shall have the same rights and immunities as those of the Warrant Agent set forth Section 10 and this Agreement.
11.
Notices.

11.1   Notices Generally.
(a)   Any request, notice, direction, authorization, consent, waiver, demand or other communication permitted or authorized by this Agreement to be made upon, given or furnished to or filed with the Company or the Warrant Agent by the other party hereto or by any Holder shall be sufficient for every purpose hereunder if in writing (including telecopy communication or electronic), sent via trackable or first-class mail or delivered by hand (including by courier service) as follows:

if to the Company, to:
Tellurian Inc.
1201 Louisiana Street
Suite 3100
Houston, TX 77002
Attention: General Counsel
Email: daniel.behlhumeur@tellurianinc.com
with a copy which shall not constitute notice to:
Davis Graham & Stubs LLP
1550 Seventeenth Street
Suite 500
Denver, CO 80202
Attention: John Elofson
Email: john.elofson@dgslaw.com
if to the Warrant Agent, to:
Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN
Attention: Tellurian Inc. — Warrant Agent Account Manager
Email: [•]
or, in either case, such other address as shall have been set forth in a notice delivered in accordance with this Section 11.1(a).
All such communications shall be effective when sent; provided that any communication to the Warrant Agent shall be effective only upon actual receipt.
Any Person that telecopies any communication hereunder to any Person shall, on the same date as such telecopy is transmitted, also send, by trackable or first class mail, postage prepaid and addressed to such Person as specified above, an original copy of the communication so transmitted.
(b)   Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, by trackable or first-class mail, to each Holder affected by such event, at the address of such Holder as it appears in the Warrant Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made by a method approved by the Warrant Agent as one which would be most reliable under the circumstances for successfully delivering the notice to the addressees shall constitute a sufficient notification for every purpose hereunder.
Notwithstanding anything contained herein to the contrary, where this Agreement provides for notice of any event to a Holder of a Global Warrant Certificate, such notice shall be sufficiently given if given to the Depositary (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.
12.
Inspection.

The Company shall cause a copy of this Agreement to be available for inspection by any Holder of any Warrant Certificate during the Company’s normal business hours at the office of the Company designated for such purpose. The Company or the Warrant Agent may require any such Holder to submit its Warrant Certificate for inspection by the Company or the Warrant Agent, as applicable.
13.
Amendments.

(a)   This Agreement may be amended by the Company and the Warrant Agent with the consent of the Required Warrant Holders.
(b)   Notwithstanding the foregoing, the Company and the Warrant Agent may, without the consent or concurrence of the Holders of the Warrant Certificates, by supplemental agreement or otherwise, amend this Agreement for the purpose of making any changes or corrections in this Agreement that (i) are required to cure any ambiguity or to correct or supplement any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained or (ii) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or powers reserved to or conferred upon the Company in this Agreement; provided, however, that in either case such amendment shall not adversely affect the rights or interests of the Holders of the Warrant Certificates hereunder in any material respect; provided, further, that no such amendment shall reduce the Exercise Price.
(c)   Notwithstanding anything to the contrary herein, the consent of each Holder of any Warrant Certificate evidencing any Warrants affected thereby shall be required for any supplement or amendment to this Agreement or the Warrants, or any waiver thereof, that would: (i) increase the Exercise Price or decrease the number of shares of Common Stock receivable upon exercise of Warrants, in each case other than as provided in Section 5.1; (ii) change the Expiration Date to an earlier date; (iii) modify the provisions contained in Section 5.1 in a manner adverse to the Holders of Warrant Certificates generally with respect to their Warrants; (iv) modify the provisions of this Section 13; (v) modify the provisions of Section 3.2(b); or (vi) make any change that adversely affects the exercise rights of the Warrants.
(d)   The Warrant Agent shall join with the Company in the execution and delivery of any such amendment unless such amendment affects the Warrant Agent’s own rights, duties or immunities hereunder (as determined by the Warrant Agent), in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery; provided, that, as a condition precedent to the Warrant Agent’s execution of any amendment to this Agreement, the Company shall deliver to the Warrant Agent a certificate from an Appropriate Officer, which shall state that the proposed amendment is in compliance with the terms of this Section 13 and that all covenants set forth in this Agreement and all conditions precedent set forth in this Agreement to the execution of the proposed amendment have been complied with. No supplement or amendment to this Agreement shall be effective unless duly executed by the Warrant Agent. Upon execution and delivery of any amendment pursuant to this Section 13, such amendment shall be considered a part of this Agreement for all purposes and every Holder of a Warrant Certificate theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.
(e)   Promptly after the execution by the Company and the Warrant Agent of any such amendment, unless the Company has made a filing with the Commission, including pursuant to a current report on Form 8-K, which filing discloses such adjustment, the Company shall give notice to the Holders of Warrant Certificates, setting forth in general terms the substance of such amendment, in accordance with the provisions of Section 11.1(b). Any failure of the Company to mail such notice or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.
14.
Waivers.

The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Warrant Holders, as required pursuant to Section 13, subject to Section 13(c).
15.
Successor to Company.

So long as Warrants remain outstanding, the Company will not consolidate with, amalgamate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume by a supplemental agreement, executed and delivered to the Warrant Agent, in form reasonably satisfactory to the Warrant Agent, the due and punctual performance of every covenant of this Agreement on the part of the Company to be performed and observed and shall have provided for exercise rights in accordance with Section 5.1(f). Upon the consummation of such assumption, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such Successor Company had been named as the Company herein.
16.
Headings.

The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.
17.
Counterparts.

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together constitute one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Warrant Agent is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Warrant Agent pursuant to procedures approved by the Warrant Agent. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.
18.
Severability.

The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided, that, if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court or governmental body not to be enforceable in accordance with its terms, the parties agree that the court or governmental body making such determination will have the power to modify the provision in a manner consistent with such provisions’ objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced; provided, further, that, if any such modified or excluded provision shall adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign (effective immediately) upon written notice to the Company.
19.
No Redemption.

The Warrants shall not be subject to redemption by the Company or any other Person; provided, that, the Warrants may be acquired by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Agreement.
20.
Persons Benefiting.

This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and the Holders from time to time. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Company, the Warrant Agent and the Holders any rights or remedies under or by reason of this Agreement or any part hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and of the Holders. Each Holder, by acceptance of a Warrant Certificate, agrees to all of the terms and provisions of this Agreement applicable thereto.
21.
Applicable Law; Submission to Jurisdiction; Service of Process; Waiver of Immunity; Waiver of Jury Trial.

THIS AGREEMENT, EACH WARRANT CERTIFICATE ISSUED HEREUNDER, EACH WARRANT EVIDENCED THEREBY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Warrants and the Warrant Agent, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Agreement or the Warrants may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.
The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
The Company and the Warrant Agent hereby (and the Holders, by their acceptance of the Warrants thereby) waives the right to trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement.
22.
Force Majeure.

Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, any act or provision or any present or future law or regulation or governmental authority, acts of God, earthquakes, floods, fires, terrorist acts, civil or military disturbances, sabotage, epidemics, riots, interruptions, shortage of supply, disruptions in public utilities, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest, acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.
23.
Information Rights.

Whether or not the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall (a) make available to the Holders without cost to any Holder any reports or other information delivered to the holders of Common Stock solely in their capacity as stockholders by the Company or its Subsidiaries at the same time such reports or other information are delivered or made available to such holders of Common Stock solely in their capacity as stockholders, and (b) provide Holders access to conference calls, webcasts or similar electronic communications to which holders of Common Stock are provided access by the Company or its Subsidiaries solely in their capacity as stockholders, if any, at the same time such conference calls, webcasts or similar communications are made accessible to such holders of Common Stock solely in their capacity as stockholders.

24.
Confidentiality.

The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other party regarding its business and operations, except as may be required by applicable law. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement (and shall have no liability for disclosure of such information if necessary to perform its obligations or otherwise comply with applicable law) and, except for the purposes set forth in or contemplated by this Agreement or as may be required by applicable law, shall not be disclosed to any third party without the prior written consent of the other party (which may include an instruction) providing the information. The foregoing shall not be applicable to any information that is (i) publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (ii) independently derived by any party hereto without the use of any information provided by the other party hereto in connection with this Agreement, or (iii) required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or required by operation of law or regulation or as required by regulators or government authorities; provided that the Warrant Agent may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with its serving as Warrant Agent hereunder and the Company may disclose on a confidential basis any such information, to its affiliates, directors, officers, members, employers, auditors, advisors and agents on a need to know basis, including the existence of, and the relevant terms contained in this Agreement which it may also disclose in its offering documentation.
25.
Termination.

This Agreement shall automatically terminate (subject to provisions expressly stated to survive) without action by any party on the later of (i) 5:00 p.m. Eastern Time on the Expiration Date or (ii) if a Warrant has been exercised within the five Business Day period prior to the Expiration Date, the fifth Business Day following the last exercise date of such Warrants.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.
TELLURIAN INC.
By:

Name:
Title:
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Warrant Agent
By:

Name:
Title:

EXHIBIT A
FORM OF WARRANT CERTIFICATE
[FACE OF WARRANT CERTIFICATE]1
TELLURIAN INC.
WARRANT CERTIFICATE
EVIDENCING
WARRANTS TO PURCHASE COMMON STOCK
[FACE]
No. [ ]	CUSIP No. [ ]
[UNLESS THIS GLOBAL WARRANT CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO TELLURIAN INC. (THE “COMPANY”), THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFER OF THIS GLOBAL WARRANT CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE COMPANY, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.]2

1
To be removed in the versions of the Definitive Warrant Certificates printed in multiple copies for use by the Warrant Agent in preparing Definitive Warrants Certificates for issuance and delivery from time to time to holders.

2
Include only on Global Warrant Certificate.

TELLURIAN INC.
No. [ ]	[ , , ] Warrants CUSIP No. [•]
THIS CERTIFIES THAT, for value received, [                 ], or registered assigns, is the registered owner of the number of Warrants to purchase Common Stock of Tellurian Inc., a Delaware corporation (the “Company”, which term includes any successor thereto under the Warrant Agreement, dated as of [•], 2022 (the “Warrant Agreement”), between the Company and Wilmington Trust, National Association, a national banking association) specified above [or such lesser number as may from time to time be endorsed on the “Schedule of Decreases in Warrants” attached hereto]3, and is entitled, subject to and upon compliance with the provisions hereof and of the Warrant Agreement, at such Holder’s option, at any time when the Warrants evidenced hereby are exercisable, to purchase from the Company one share of Common Stock of the Company for each Warrant evidenced hereby, at the purchase price of $[•] per share (as adjusted from time to time, the “Exercise Price”), payable in full at the time of purchase, the number of shares of Common Stock into which and the Exercise Price at which each Warrant shall be exercisable each being subject to adjustment as provided in Section 5 of the Warrant Agreement.
This Warrant is one of the Warrants issued in connection with the transactions (the “Offering”) contemplated by (i) that certain Underwriting Agreement, dated as of [•], 2022, by and between the Company and B. Riley Securities, Inc., as representative of the several underwriters named therein, (ii) the Company’s Registration Statement on Form S-3ASR (File No. 333-235793), dated January 3, 2020, as amended by Post-effective Amendment No. 1, dated April 28, 2020 (the “Registration Statement”) and (iii) the Company’s prospectus supplement dated [•], 2022 to the base prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement, dated April 28, 2020, pursuant to which the Company issued and delivered units (the “Units”), with each Unit consisting of (1) certain notes and (2) 75 Warrants, each of which entitles the registered owner thereof to purchase one share of Common Stock, subject to adjustment.
All Common Stock issuable by the Company upon the exercise of Warrants shall, upon such issuance, be duly and validly issued and fully paid and nonassessable. The Company shall pay any and all documentary, issuance, registration, stamp and similar taxes that may be payable in respect of the issue or delivery of Common Stock on exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of Common Stock in book-entry form or any certificates for Common Stock or payment of cash to any Person other than the Holder of the Warrant Certificate evidencing the exercised Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue or deliver any Common Stock in book-entry form or any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or to the Company, (b) it has been established to the Company’s satisfaction that any such tax or other charge that is or may become due has been paid or (c) the receipt of any other such information as set forth in the Warrant Agreement.
Subject to and upon compliance with the terms and conditions set forth herein, each Warrant evidenced hereby may be exercised by the Holder hereof at the Exercise Price then in effect on any Business Day from and after the date that the Warrants are separated from the Units that are sold as part of the Offering until 5:00 p.m., New York time, on the Expiration Date in the Warrant Agreement.
Subject to the provisions hereof and of the Warrant Agreement, the Holder of this Warrant Certificate may exercise all or any whole number of the Warrants evidenced hereby by, in the case of a Global Warrant Certificate, complying with the Applicable Procedures of the Depositary to provide notice of the number of Warrants being exercised and, if applicable, whether Cashless Exercise is being elected with respect thereto, and delivering such Warrants by book-entry transfer through the facilities of the Depositary to the Warrant Agent in accordance with the Applicable Procedures and otherwise complying with the Applicable Procedures in respect of the exercise of such Warrants or, in the case of a Definitive Warrant Certificate, delivery to the Warrant Agent of the Exercise Form on the reverse hereof, setting forth the number of Warrants being exercised and, if applicable, whether Cashless Exercise is being elected with respect thereto,

3
Include only on Global Warrant Certificate.

and otherwise properly completed and duly executed by the Holder thereof to the Warrant Agent, and surrendering this Warrant Certificate to the Warrant Agent at its office maintained for such purpose, together with payment in full of the Exercise Price as then in effect for each share of Common Stock receivable upon exercise of each Warrant being submitted for exercise unless Cashless Exercise is being elected with respect thereto. Any such payment of the Exercise Price is to be by wire transfer in immediately available funds to such account of the Company at such banking institution as the Company shall have designated from time to time for such purpose.
Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless this Warrant Certificate has been countersigned by the Warrant Agent by manual signature of an authorized officer on behalf of the Warrant Agent, this Warrant Certificate shall not be valid for any purpose and no Warrant evidenced hereby shall be exercisable.
This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Warrant Agent, the Company and the Holders.
IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed under its corporate seal.
Dated: [                  ], 20[      ]
TELLURIAN INC.
[SEAL]	By:
ATTEST:

Countersigned:
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Warrant Agent
By:

Name:
Title:
Date:

Reverse of Warrant Certificate
TELLURIAN INC.
WARRANT CERTIFICATE
EVIDENCING
WARRANTS TO PURCHASE COMMON STOCK
The Warrants evidenced hereby are one of a duly authorized issue of Warrants of the Company designated as its Warrants to purchase Common Stock (“Warrants”), limited in aggregate number to [•] issued under and in accordance with the Warrant Agreement, dated as of [•], 2022 (the “Warrant Agreement”), between the Company and Wilmington Trust, National Association, a national banking association (the “Warrant Agent,” which term includes any successor thereto permitted under the Warrant Agreement), to which the Warrant Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Warrant Agent, the Holders of Warrant Certificates and the owners of the Warrants evidenced thereby and of the terms upon which the Warrant Certificates are, and are to be, countersigned and delivered. A copy of the Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the Holder hereof.
Except as provided in the Warrant Agreement, all outstanding Warrants shall expire and all rights of the Holders of Warrant Certificates evidencing such Warrants shall automatically terminate and cease to exist, as of 5:00 p.m., New York time, on the Expiration Date. The “Expiration Date” shall mean the earliest to occur of (x) [•], 20[27]; (y) the date of consummation of a Fundamental Transaction to which Section 5.1(f) of the Warrant Agreement applies; and (z) a Winding Up.
In the event of the exercise of less than all of the Warrants evidenced hereby, a new Warrant Certificate of the same tenor and for the number of Warrants which are not exercised shall be issued by the Company in the name or upon the written order of the Holder of this Warrant Certificate upon the cancellation hereof.
The Warrant Certificates are issuable only in registered form in denominations of whole numbers of Warrants. Upon surrender at the office of the Warrant Agent and payment of the charges specified herein and in the Warrant Agreement, this Warrant Certificate may be exchanged for Warrant Certificates in other authorized denominations or the transfer hereof may be registered in whole or in part in authorized denominations to one or more designated transferees; provided, however, that such other Warrant Certificates issued upon exchange or registration of transfer shall evidence the same aggregate number of Warrants as this Warrant Certificate. The Company shall cause to be kept at the office or offices of the Warrant Agent the Warrant Register in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates; provided, however, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates. Notwithstanding anything to the contrary contained herein, in no event shall any Holder be permitted to transfer any Warrant, or any beneficial interest in any Warrant, until the Warrants are separated from the Units that are sold as part of the Offering.
Prior to due presentment of this Warrant Certificate for registration of transfer, the Company, the Warrant Agent and any agent of the Company or the Warrant Agent may treat the Person in whose name this Warrant Certificate is registered as the owner hereof for all purposes, and neither the Company, the Warrant Agent nor any such agent shall be affected by notice to the contrary.
The Warrant Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Warrant Certificates under the Warrant Agreement at any time by the Company and the Warrant Agent with the consent of the Required Warrant Holders.

Until the exercise of any Warrant, subject to the provisions of the Warrant Agreement and except as may be specifically provided for in the Warrant Agreement, (i) no Holder of a Warrant Certificate evidencing any Warrant shall have or exercise any rights by virtue hereof as a holder of Common Stock of the Company, including, without limitation, the right to vote, to receive dividends and other distributions or to receive notice of, or attend meetings of, stockholders or any other proceedings of the Company; (ii) the consent of any such Holder shall not be required with respect to any action or proceeding of the Company; (iii) except as provided with respect to a Winding Up of the Company, no such Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions (except as specifically provided in the Warrant Agreement), paid, allotted or distributed or distributable to the stockholders of the Company prior to or for which the relevant record date preceded the date of the exercise of such Warrant; and (iv) no such Holder shall have any right not expressly conferred by the Warrant or Warrant Certificate held by such Holder.
This Warrant Certificate, each Warrant evidenced thereby and the Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York.
All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

Exercise Form
Tellurian Inc.
1201 Louisiana Street
Suite 3100
Houston, TX 77002
Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention: Tellurian Inc. — Warrant Agent Account Manager
Re: Tellurian Inc. Warrant Agreement, dated as of [•], 2022
In accordance with and subject to the terms and conditions hereof and of the Warrant Agreement, the undersigned registered Holder of this Warrant Certificate hereby irrevocably elects to exercise Warrants evidenced by this Warrant Certificate and represents that for each of the Warrants evidenced hereby being exercised such Holder either has (please check one box only):
☐	tendered the Exercise Price in the aggregate amount of $ by wire transfer in immediately available funds to such account of the Company at such banking institution as the Company shall have designated from time to time for such purpose; or
☐	elected a “Cashless Exercise”.
The undersigned requests that the Common Stock issuable upon exercise be in fully registered form in such denominations and registered in such names and delivered, together with any other property receivable upon exercise, in such manner as is specified in the instructions set forth below.
If the number of Warrants exercised is less than all of the Warrants evidenced hereby, (i) if this Warrant Certificate is a Global Warrant Certificate, the Warrant Agent shall endorse the “Schedule of Decreases in Warrants” attached hereto to reflect the Warrants being exercised or (ii) if this Warrant Certificate is a Definitive Warrant Certificate, the undersigned requests that a new Definitive Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.
Dated:	Name:
(Please Print)

(Insert Social Security or Other Identifying Number of Holder)	Address:
Signature
(Signature must conform in all respects to name of Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member firm of a U.S. national securities exchange.)
Signature Guaranteed:
Instructions (i) as to denominations and names of Common Stock issuable upon exercise and as to delivery of such securities and any other property issuable upon exercise and (ii) if applicable, as to Definitive Warrant Certificates evidencing unexercised Warrants:

Assignment
(Form of Assignment To Be Executed If Holder Desires To Transfer Warrant Certificate)
FOR VALUE RECEIVED hereby sells, assigns and transfers unto
Please insert social security or
other identifying number
(Please print name and address including zip code)
the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint Attorney, to transfer said Warrant Certificate on the books of the within-named Company with full power of substitution in the premises.
Dated:	Signature
(Signature must conform in all respects to name of Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member firm of a U.S. national securities exchange.)

[SCHEDULE A
SCHEDULE OF DECREASES IN WARRANTS
The following decreases in the number of Warrants evidenced by this Global Warrant Certificate have been made:
Date	Amount of decrease in number of Warrants evidenced by this Global Warrant Certificate	Number of Warrants evidenced by this Global Warrant Certificate following such decrease	Signature of authorized signatory]4

4
Include only on Global Warrant Certificate.

PROSPECTUS
Tellurian Inc.
Common Stock
Preferred Stock
Warrants
Units
Debt Securities
We may offer and sell from time to time common stock, preferred stock, warrants to purchase common stock or preferred stock, and debt securities in one or more transactions. We may also offer and sell from time to time, in one or more transactions, such securities as may be issuable upon the conversion, exercise or exchange of preferred stock, warrants or debt securities. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.
This prospectus provides you with a description of our common stock and a general description of the other securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus to the extent required. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you invest in our securities.
Our common stock is listed for trading on the Nasdaq Capital Market under the ticker symbol “TELL.” On April 27, 2020, the closing price of our common stock as reported on the Nasdaq Capital Market was $1.57 per share. None of the other securities offered under this prospectus are publicly traded.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE “RISK FACTORS” SECTION BEGINNING ON PAGE 4 OF THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 28, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process on Form S-3. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a description of our common stock and a general description of the other securities that we may offer. Each time that securities are sold pursuant to the registration statement, we will, to the extent required, provide a prospectus supplement that will contain specific information about the terms of the securities being offered and the offering. The prospectus supplement also may add, update or change information contained or incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. You should read both this prospectus and any prospectus supplement or free writing prospectus together with additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you invest.
You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
In this prospectus, references to “Tellurian,” the “Company,” the “issuer,” “we,” “us” or “our” refer to Tellurian Inc. (which, until February 10, 2017, was known as Magellan Petroleum Corporation) and its subsidiaries, unless the context suggests otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we file annual, quarterly, and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov and at our website address at http://www.tellurianinc.com. However, information on our website will not be considered a part of this prospectus.
We have filed with the SEC a registration statement on Form S-3 (together with all exhibits, amendments and supplements, the “Registration Statement”) of which this prospectus constitutes a part, under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the SEC. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. Copies of the Registration Statement are on file at the offices of the SEC, and may be inspected without charge at those offices, the address of which is set forth above, and copies may be obtained from the SEC at prescribed rates. The Registration Statement has been filed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the SEC web site at http://www.sec.gov.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC.

You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 24, 2020;

•
our Current Reports on Form 8-K filed with the SEC on January 21, 2020, February 11, 2020, March 2, 2020, March 9, 2020 and March 23, 2020 (both filings); and

•
the description of our common stock contained in our Current Report on Form 8-K filed with the SEC on June 26, 2013, as the same may be amended from time to time, and as superseded by the disclosures in “Description of Our Capital Stock” herein.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.
We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to those documents. You may request a copy of those filings at no cost by writing or telephoning our corporate secretary at the following address, telephone number, facsimile number and e-mail address:
Tellurian Inc.
Attention: Corporate Secretary
1201 Louisiana Street, Suite 3100
Houston, Texas 77002
Telephone No.: (832) 962-4000
Facsimile No.: (832) 962-4055
E-mail: CorpSec@tellurianinc.com
Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

ABOUT TELLURIAN INC.
We intend to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide (the “Business”). We are developing a portfolio of natural gas production, liquefied natural gas (“LNG”) marketing, and infrastructure assets that includes an LNG terminal facility (the “Driftwood terminal”) and three related pipelines (the “Pipeline Network”). We refer to the Driftwood terminal, the Pipeline Network and certain natural gas production assets collectively as the “Driftwood Project.” We currently estimate the total cost of the Driftwood Project to be approximately $28.9 billion, including owners’ costs, transaction costs and contingencies but excluding interest costs incurred during construction of the Driftwood terminal and other financing costs. Our Business may be developed in phases.
The proposed Driftwood terminal will have a liquefaction capacity of approximately 27.6 million tonnes per annum and will be situated on approximately 1,000 acres in Calcasieu Parish, Louisiana. The proposed Driftwood terminal will include up to 20 liquefaction trains, three full containment LNG storage tanks and three marine berths. We have entered into four lump sum turnkey engineering, procurement and construction agreements totaling $15.5 billion with Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”) for construction of the Driftwood terminal.
The proposed Pipeline Network is currently expected to consist of three pipelines, the Driftwood pipeline, the Haynesville Global Access Pipeline and the Permian Global Access Pipeline. The Driftwood pipeline will be a 96-mile large diameter pipeline that will interconnect with 14 existing interstate pipelines throughout southwest Louisiana to secure adequate natural gas feedstock for the Driftwood terminal. The Driftwood pipeline will be comprised of 48-inch, 42-inch and 36-inch diameter pipeline segments and three compressor stations totaling approximately 274,000 horsepower, all as necessary to provide approximately 4 billion cubic feet per day (“Bcf/d”) of average daily natural gas transportation service. We estimate construction costs for the Driftwood pipeline of up to approximately $2.3 billion before owners’ costs, financing costs and contingencies.
The Haynesville Global Access Pipeline is expected to run approximately 200 miles from northern to southwest Louisiana. The Permian Global Access Pipeline is expected to run approximately 625 miles from west Texas to southwest Louisiana. Each of these pipelines is expected to have a diameter of 42 inches and be capable of delivering approximately 2 Bcf/d of natural gas. We currently estimate that construction costs will be approximately $1.4 billion for the Haynesville Global Access Pipeline and approximately $4.2 billion for the Permian Global Access Pipeline, in each case before owners’ costs, financing costs and contingencies. We are also considering the potential development of a fourth pipeline, the Delhi Connector Pipeline, which would run approximately 180 miles from Perryville/Delhi in northeast Louisiana to Lake Charles, Louisiana.
Our upstream properties, acquired in a series of transactions during 2017 and 2018, consist of 10,260 net acres and 67 producing wells (21 operated) located in the Haynesville Shale trend of northern Louisiana.
In connection with the implementation of our Business, we are offering limited partnership interests in a subsidiary, Driftwood Holdings LP (“Driftwood Holdings”), which will own the Driftwood Project. Partners will contribute cash in exchange for equity in Driftwood Holdings and will receive LNG volumes at the cost of production, including the cost of debt, for the life of the Driftwood terminal. We plan to retain a portion of the ownership in Driftwood Holdings and have engaged Goldman Sachs & Co. and Société Générale to serve as financial advisors for Driftwood Holdings. We also continue to develop our LNG marketing activities.
The Company was founded in 1957 and incorporated in Delaware in 1967 as Magellan Petroleum Corporation. We changed our corporate name to Tellurian Inc. shortly after completing a merger transaction with Tellurian Investments Inc., a Delaware corporation, in February 2017. Our common stock has been trading on the Nasdaq Stock Market since 1972. It currently trades under the ticker symbol “TELL.”
Our principal executive offices are located at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002, and our telephone number is (832) 962-4000. We maintain a website at http://www.tellurianinc.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated in this prospectus by reference, as well as the risk factors set forth in any applicable prospectus supplement and the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” disclosures occurs or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.
Resales of our common stock in the public market following an offering may cause the trading price to fall.
Resales of a substantial number of shares of our common stock could depress the trading price of our common stock. An offering of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. If our stockholders sell substantial amounts of our common stock in the public market following an offering, the trading price of our common stock could fall.
If you purchase our common stock in an offering, you may experience immediate dilution.
Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in an offering. The issuance of additional shares of our common stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.
Pandemics or disease outbreaks, such as the currently ongoing COVID-19 outbreak, may adversely affect our efforts to reach a final investment decision with respect to the Driftwood Project.
Pandemics or disease outbreaks such as the currently ongoing COVID-19 outbreak may have a variety of adverse effects on our business, including by depressing commodity prices and the market value of our securities and limiting the ability of our management to travel to meet with partners and potential partners. Prospects for the development and financing of the Driftwood Project are based in part on factors including global economic conditions that have been, and are likely to continue to be, adversely affected by the COVID-19 pandemic. Additional effects of the pandemic on our business may include limits on the ability of our employees, or those of partners or vendors, to provide necessary services due to illness or quarantines and governmental restrictions on travel, imports or exports or financial transactions.
CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
The information in this prospectus, including information in documents incorporated by reference in this prospectus, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements relate to, among other things:
•
our businesses and prospects and our overall strategy;

•
planned or estimated capital expenditures;

•
availability of liquidity and capital resources;

•
our ability to obtain additional financing as needed and the terms of financing transactions, including at Driftwood Holdings;

•
revenues and expenses;

•
progress in developing our projects and the timing of that progress;

•
future values of our projects or other interests, operations or rights; and

•
government regulations, including our ability to obtain, and the timing of, necessary governmental permits and approvals.

Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. These risks and uncertainties are described in the “Risk Factors” section and elsewhere in reports we file with the SEC incorporated by reference in this prospectus, and additional risk factors that may be set forth in any applicable prospectus supplement, and include such factors as:
•
the uncertain nature of demand for and price of natural gas and LNG;

•
risks related to shortages of LNG vessels worldwide;

•
technological innovation which may render our anticipated competitive advantage obsolete;

•
risks related to a terrorist or military incident involving an LNG carrier;

•
changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs and liabilities;

•
governmental interventions in the LNG industry, including increases in barriers to international trade;

•
uncertainties regarding our ability to maintain sufficient liquidity and attract sufficient capital resources to implement our projects;

•
our limited operating history;

•
our ability to attract and retain key personnel;

•
risks related to doing business in, and having counterparties in, foreign countries;

•
our reliance on the skill and expertise of third-party service providers;

•
the ability of our vendors to meet their contractual obligations;

•
risks and uncertainties inherent in management estimates of future operating results and cash flows;

•
our ability to maintain compliance with our debt arrangements and other agreements;

•
the potential discontinuation of the London Inter-Bank Offered Rate (LIBOR);

•
changes in competitive factors, including the development or expansion of LNG, pipeline and other projects that are competitive with ours;

•
development risks, operational hazards and regulatory approvals;

•
our ability to enter into and consummate planned financing and other transactions;

•
risks related to pandemics or disease outbreaks; and

•
risks and uncertainties associated with litigation matters.

The forward-looking statements in this prospectus, or in any prospectus supplement, speak as of the date hereof, or thereof, as applicable. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.
USE OF PROCEEDS
Unless a prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for general corporate purposes. Pending the application of the net proceeds from any particular offering, we intend to invest such proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering. We will bear all of the expenses of the offering of the securities, and such expenses will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.
We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.
PLAN OF DISTRIBUTION
We may sell securities under this prospectus and any relevant prospectus supplement to or through underwriters or dealers, directly to other purchasers or through agents. In addition, we may from time to time sell securities through a bidding or auction process, block trades, ordinary brokerage transactions or transactions in which a broker solicits purchasers. We may also use a combination of any of the foregoing methods of sale. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering or in separate offerings. From time to time, we may exchange securities for indebtedness or other securities that we may have outstanding. In some cases, dealers acting for us may also purchase securities and re-offer them to the public by one or more of the methods described above.
Any person participating in the distribution of common stock registered under the Registration Statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in the applicable prospectus supplement or a document incorporated by reference to the extent required.
Offering
We will provide required disclosure concerning the terms of the offering of the securities in a prospectus supplement or information incorporated by reference, including, to the extent applicable:
•
the name or names of underwriters, dealers or agents;

•
the purchase price of the securities and the proceeds we will receive from the sale;

•
any underwriting discounts, commissions, and other items constituting underwriters’ compensation;

•
any over-allotment options under which underwriters may purchase additional securities from us;

•
any commissions paid to agents;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or market on which the securities may be listed.

The distribution of securities may be effected, from time to time, in one or more transactions, including:
•
underwritten offerings;

•
block transactions (which may involve crosses) and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•
ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•
sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•
sales in other ways not involving market makers or established trading markets, including direct sales to purchasers through registered direct offerings or otherwise; and

•
any other method permitted pursuant to applicable law.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment.
If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.
If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Underwriters, dealers and agents may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.
In addition, we may enter into derivative transactions with third parties, in which case the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or incorporated document and received by those parties in settlement of a derivative position.
To the extent required, this prospectus will be amended or supplemented from time to time to describe a specific plan of distribution.
Other than common stock, all securities sold under this prospectus will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
DESCRIPTION OF OUR CAPITAL STOCK
Our amended and restated certificate of incorporation authorizes us to issue 400,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 per share. As of December 27, 2019, 242,207,522 shares of our common stock were issued and outstanding and 6,123,782 shares of Tellurian Series C convertible preferred stock (the “Series C Preferred Shares”) were issued and outstanding.
The rights of the holders of our common stock and Series C Preferred Shares are governed by the Delaware General Corporation Law (the “DGCL”), our amended and restated certificate of incorporation, our amended and restated by-laws and the certificate of designations governing the Series C Preferred Shares.
The following is a summary of the material terms of our capital stock, and is qualified in its entirety by reference to the complete text of our amended and restated certificate of incorporation, our amended and restated by-laws and the certificate of designations governing the Series C Preferred Shares, each of which is incorporated by reference in this prospectus. See “Where You Can Find More Information.”
Common Stock
Voting Rights
Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Cumulative voting in the election of directors is not permitted. Under our amended and restated by-laws, unless otherwise provided in our amended and restated certificate of incorporation or the DGCL with respect to a specified action, matters to be voted on by stockholders are generally decided by a majority of the votes cast, except that contested elections of directors will be decided by a plurality vote. Our amended and restated by-laws provide that the presence at a stockholders’ meeting of one-third of the voting power of our outstanding stock entitled to vote at the meeting will constitute a quorum.
Dividend and Distribution Rights
Holders of outstanding shares of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for the payment of dividends (subject to the restrictions on dividends set forth in the certificate of designations governing the Series C Preferred Shares). As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. In the event of our liquidation, dissolution, or winding up of our affairs, holders of our common stock will be entitled to receive ratably our net assets available to the stockholders.
Preemptive, Conversion and Redemption Rights
Holders of our outstanding common stock have no conversion or redemption rights. In addition, holders of our common stock have no preemptive rights under the DGCL. However, Total Delaware, Inc. (“Total”) has a contractual right to purchase its pro rata portion of any new equity securities that Tellurian may issue to a third party on the same terms and conditions as such equity securities are offered and sold to such party, subject to certain exceptions. Total also has certain anti-dilution rights that will entitle it to purchase additional shares of our common stock under certain circumstances if all or a portion of our acquisition of an interest in Driftwood Holdings LP is financed with securities convertible into our common stock. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then-existing stockholders may be diluted.
Trading Market
Our common stock is listed for trading on the Nasdaq Capital Market under the ticker symbol “TELL.” On April 27, 2020, the closing price of our common stock as reported on the Nasdaq Capital Market was $1.57 per share.

Registrar and Transfer Agent
Our registrar and transfer agent for all shares of common stock is Broadridge Corporate Issuer Solutions, Inc.
Preferred Stock Generally
Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, covering up to an aggregate of 100,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by our board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights and redemption rights.
Series C Convertible Preferred Stock
Voting Rights
Holders of the Series C Preferred Shares are entitled to one vote for each Series C Preferred Share held on matters submitted to a vote of common stockholders.
Conversion
Holders of the Series C Preferred Shares may convert all or any portion of such shares for shares of Tellurian common stock on a one-for-one basis. At any time after “Substantial Completion” of “Project 1,” each as defined in and pursuant to the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Driftwood LNG Phase 1 Liquefaction Facility, dated as of November 10, 2017, by and between Driftwood LNG LLC, a Delaware limited liability company and a subsidiary of Tellurian, and Bechtel, or at any time after March 21, 2028, Tellurian has the right, at its option, to cause not less than all of the Series C Preferred Shares to be converted into shares of Tellurian common stock on a one-for-one basis. The conversion ratio will be subject to customary anti-dilution adjustments.
Dividends
The Series C Preferred Shares do not have dividend rights. Tellurian will be prohibited from paying dividends on its common stock so long as the Series C Preferred Shares remain outstanding.
Liquidation
In the event of any liquidation, dissolution or winding up of the affairs of Tellurian (a “Liquidation Event”), after payment or provision for payment of the debts and other liabilities of Tellurian, holders of the Series C Preferred Shares will be entitled to receive the greater of (i) an amount in cash equal to $8.16489 per share and (ii) the amount that would be received by the holders of the Series C Preferred Shares had such holders converted those shares into Tellurian common stock immediately prior to the Liquidation Event.
Priority
So long as any Series C Preferred Shares remain outstanding, Tellurian may not, without the consent of the holders of at least a majority of the Series C Preferred Shares, authorize the issuance of any class of shares that is pari passu with or senior to the Series C Preferred Shares in the payment of dividends or the distribution of assets following a Liquidation Event, except in limited circumstances.
Anti-Takeover Provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws
Our amended and restated certificate of incorporation and amended and restated by-laws also contain provisions that we describe in the following paragraphs, which may delay, defer, discourage, or prevent a change in control of us, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders, including an offer by a potential acquirer at a price higher than the market price for the stockholders’ shares.
Among other things, our amended and restated certificate of incorporation and amended and restated by-laws:
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divide our board of directors into three classes serving staggered three-year terms, which could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors;

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provide that all vacancies on the board of directors, including newly created directorships, will, except as otherwise required by law, be filled by the vote of a majority of directors then in office;

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provide our board of directors with the ability to authorize currently undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences designated by the board that could have the effect of impeding the success of any attempt to change control of us;

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establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days, and not more than 120 days, prior to the first anniversary of the prior year’s annual meeting (or, in the case of a special meeting, not less than 90 days or more than 120 days prior to the date of the meeting). Our amended and restated by-laws specify the information that must be included in a stockholder’s notice. These requirements may prevent stockholders from bringing matters before the stockholders at an annual or special meeting;

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provide that stockholders may not act by written consent in lieu of a meeting unless the action, and the taking of such action by written consent, has been approved in advance by the board of directors;

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provide that stockholders are not permitted to call special meetings of stockholders. Only our chairman of the board, president, and the board of directors are permitted to call a special meeting of stockholders; and

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provide that our board of directors may alter, amend, or repeal our by-laws or approve new by-laws without further stockholder approval, and provide that a stockholder amendment to the by-laws requires a favorable vote of two-thirds of the voting power of all outstanding voting stock.

Anti-Takeover Provisions of Delaware Law
We are subject to the anti-takeover provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
Section 203 defines a “business combination” as a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within the three prior years did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is subject to the three-year moratorium unless:
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our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained that status;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or
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the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

These provisions may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including by discouraging takeover attempts that might result in a premium over the market price for the shares of our stock and that are favored by the holders of a majority of our then-outstanding stock.
DESCRIPTION OF OUR WARRANTS
The following is a summary of the general terms of any warrants that we may offer under this prospectus and related warrant agreements and certificates. You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which will be described in an accompanying prospectus supplement. Such warrant agreement, together with the warrant certificate, will be filed with the SEC in connection with the offering of the specific warrants.
We may issue warrants for the purchase of common stock, preferred stock or any combination thereof. Warrants may be issued independently or together with any other offered securities, and may be attached to or separate from any offered securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We may enter into an agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the series. Those terms may include:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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the price at which the securities issuable upon exercise of such warrants may be acquired;

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the dates on which the right to exercise such warrants will commence and expire;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any; and

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any other terms of such warrants, including terms, procedures, and limitations relating to the exchange or exercise of such warrants.

Exercise of Warrants
Each warrant will entitle its holder to purchase the number of shares of common stock, preferred stock or combination thereof at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise describe in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will describe in the applicable prospectus supplement the place or places where, and the manner in which, warrants may be exercised. We will set forth on the reverse side of the applicable warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.
Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining unexercised warrants.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, such holder’s warrants.
Prior to the exercise of any warrants to purchase the purchased securities, holders of the warrants will not have any of the rights of holders of the common stock or the preferred stock, as applicable, purchasable upon exercise, including the right to vote or to receive any payments of dividends, as applicable.
DESCRIPTION OF OUR UNITS
We may issue units comprised of one or more securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as described in the prospectus supplement relating to units being offered. The prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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a description of the terms of any unit agreement governing the units;

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a description of the provisions for the payment, settlement, transfer, or exchange of the units;

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a discussion of material federal income tax considerations, if applicable; and

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whether the units will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not contain all of the provisions of those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the form of the relevant unit agreements, which will be filed with the SEC in connection with the offering of units and will be available as described under the heading “Where You Can Find More Information.”
The applicable provisions described in this section, as well as those described under “Description of Our Capital Stock” and “Description of Our Warrants” above and “Description of Our Debt Securities” below, will apply to each unit and to each security included in each unit, respectively.
DESCRIPTION OF OUR DEBT SECURITIES
We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between the Company and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:
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the title of the series;

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the aggregate principal amount;

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the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

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any limit on the aggregate principal amount;

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the date or dates on which principal is payable;

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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

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the date or dates from and on which interest, if any, will be payable and any regular record date for the interest payable;

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the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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the denominations in which such debt securities may be issuable, if $1,000 or other than a denomination of $1,000, or any integral multiple of that number;

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whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

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the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

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the currency of denomination;

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the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

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any covenants applicable to such debt securities;

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the provisions, if any, relating to any collateral provided for such debt securities;

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any events of default;

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the terms and conditions, if any, for conversion into or exchange for shares of common stock;

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any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents;

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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company; and

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any other material terms of such debt securities.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
LEGAL MATTERS
Davis Graham & Stubbs LLP of Denver, Colorado, has provided its opinion on the validity of the securities offered by this prospectus. If legal matters in connection with offerings made under this prospectus are acted on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement to the extent required.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Tellurian’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and the related financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
Certain information contained in the documents we include herein and incorporate by reference into this prospectus with respect to the Company’s oil and gas reserves is derived from the reports of Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm, and has been included and incorporated by reference into this prospectus upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports.

$
Tellurian Inc.
Units, with Each Unit Consisting of
$1,000 Principal Amount of 11.25% Senior Secured Notes due 2027 and
75 Warrants, Each of which Entitles the Holder to Purchase One Share of Common Stock

PROSPECTUS SUPPLEMENT
            , 2022

Sole Book-running Manager
B. Riley Securities